AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        TRANSPORTATION COMPONENTS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                   5013                  76-0562800
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)

                                T. MICHAEL YOUNG
                            CHIEF EXECUTIVE OFFICER
                                 THREE RIVERWAY
                                   SUITE 630
                              HOUSTON, TEXAS 77056
                                 (713) 965-9522

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

     WILLIAM D. GUTERMUTH                               PAUL E. PRYZANT
BRACEWELL & PATTERSON, L.L.P.                        SENIOR VICE PRESIDENT,
  SOUTH TOWER PENNZOIL PLACE                     GENERAL COUNSEL AND SECRETARY
 711 LOUISIANA STREET, SUITE                        THREE RIVERWAY SUITE 630
             2900                                     HOUSTON, TEXAS 77056
  HOUSTON, TEXAS 77002-2781                              (713) 965-9522
        (713) 221-1316

                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
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                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED            PER UNIT            PRICE(1)             FEE(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value........   10,000,000 shares          $9.69            $96,900,000           $28,586
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee with respect to the Common Stock are computed on the basis of the average of the high and low prices of the Common Stock on July 30, 1998, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 3, 1998

                               10,000,000 SHARES
                                     (LOGO)

                                  TRANSCOM USA
                                  COMMON STOCK

                            ------------------------

     This Prospectus covers 10,000,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Transportation Components, Inc. ("TransCom USA" or the "Company") from time to time in connection with merger or acquisition transactions entered into by the Company. It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that shares of Common Stock issued will be valued at prices reasonably related to the market prices of Common Stock either at the time the terms of a merger or acquisition are agreed upon or at or about the time shares are delivered. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). All expenses of this offering will be paid by the Company.

     The Company currently has 16,512,611 shares of its issued Common Stock listed on the New York Stock Exchange, of which 5,750,000 are registered and available for unrestricted trading in the public market unless owned by affiliates of the Company. Application will be made to list the shares of Common Stock offered hereby on the New York Stock Exchange. On July 30, 1998, the closing price of the Common Stock on the New York Stock Exchange was $9.75 per share. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission.

     Persons receiving shares of the Common Stock offered hereby may be contractually required to hold some portions of those shares for periods of up to two years. In addition, pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those shares by affiliates of the businesses the Company acquires for a period of one year from the date of the acquisition of the shares of Common Stock (or such shorter period as the Securities and Exchange Commission may prescribe).

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 10 HEREOF.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROSPECTUS IS                         , 1998.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary......................     3
Risk Factors............................    10
The Company.............................    17
Price Range of Common Stock.............    19
Dividend Policy.........................    19
Capitalization..........................    20
Selected Financial Data.................    21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    23
Business................................    37
Management..............................    49
Certain Transactions....................    55
Principal Stockholders..................    60
Description of Capital Stock............    61
Shares Eligible for Future Sale.........    64
Plan of Distribution....................    65
Experts.................................    65
Available Information...................    65
Index to Financial Statements...........   F-1

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

     IN CONNECTION WITH ITS INITIAL PUBLIC OFFERING ON JUNE 24, 1998 (THE "IPO"), TRANSPORTATION COMPONENTS, INC. ACQUIRED, IN SEPARATE MERGER TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, NINE COMPANIES (EACH A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES") ENGAGED IN THE DISTRIBUTION OF REPLACEMENT PARTS AND SUPPLIES FOR COMMERCIAL TRUCKS, TRAILERS AND OTHER TYPES OF SPECIALIZED HEAVY DUTY VEHICLES AND EQUIPMENT. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO "TRANSCOM USA" OR THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES FOLLOWING THE CONSUMMATION OF THE MERGERS, AND REFERENCES HEREIN TO "TRANSPORTATION COMPONENTS" MEAN TRANSPORTATION COMPONENTS, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, (I) ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE MERGERS AND (II) ALL REFERENCES TO COMMON STOCK INCLUDE BOTH COMMON STOCK, $0.01 PAR VALUE, AND RESTRICTED VOTING COMMON STOCK, $0.01 PAR VALUE (THE "RESTRICTED COMMON STOCK"), OF THE COMPANY.(1)

                                  THE COMPANY

     TransCom USA was founded in October 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment. On June 24, 1998, TransCom USA acquired in separate, concurrent transactions nine companies engaged in the heavy duty parts and repair industry. These Founding Companies are: Charles W. Carter Co. -- Los Angeles; Transportation Components Co.; Gear & Wheel, Inc.; Amparts International, Inc.; The Cook Brothers Companies, Inc.; Plaza Automotive, Inc.; Universal Fleet Supply, Inc.; Perfection Equipment Company, Inc.; and Drive Line, Inc. Class III through Class VIII trucks range in size from one-ton commercial vehicles to tractor-trailers and represent a $22 billion annual market for parts and repairs. Specialized heavy duty vehicles and equipment include bulldozers, fork lifts, agricultural vehicles, airport vehicles, government-operated vehicles and marine applications and represent a significant additional market for parts and repairs. The Company believes that this industry, generally referred to as the "heavy duty parts and repair industry," includes approximately 14,100 participants in the United States, consisting of 11,500 independent distributors and repair shops and 2,600 original equipment manufacturer ("OEM") authorized dealerships.

     The Company intends to pursue aggressively the consolidation of this highly-fragmented industry by combining a geographically dispersed group of independent distributors offering a broad selection of products and complementary services to a wide range of customers. The nine Founding Companies have been in business an average of 40 years and had 1997 pro forma revenues of $208 million.

     The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports heavy duty parts to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing. The Company seeks to enable its

------------

(1) Notre Capital Ventures II L.L.C. ("Notre") holds 1,912,388 shares of Restricted Common Stock, which are entitled to elect one member of the Company's Board of Directors and to three-fourths (0.75) of one vote for each share held on all other matters on which they are entitled to vote. Restricted Common Stock is convertible into one share of Common Stock under certain circumstances. See "Description of Capital Stock -- Common Stock and Restricted Common Stock."

customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses and light duty trucks. The Company also provides parts for specialized heavy duty vehicles and equipment that support the oil field services, construction, mining, timber and agriculture industries as well as the United States military and ground support for commercial airlines.

     The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc. and Waste Management, Inc. and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, specialty OEMs and other end-users. The Company has a diverse customer base of more than 18,000 customers, with no single customer accounting for more than two percent of the Company's pro forma revenues in 1997.

     Based on the experience of management of the Founding Companies, the number of independent distributors and repair shops in the industry and the acquisition activity within the industry, the Company believes that the independent heavy duty parts and repair industry is highly fragmented and in the early stages of consolidation. The Company believes that most of the approximately 11,500 independent distributors and repair shops in this industry are small, owner-operated businesses with limited access to the capital required to develop and maintain a large volume and wide selection of inventory, expand product offerings, implement advanced management information systems and service regional and national accounts. As the first public company formed to pursue aggressively the consolidation of this industry, the Company believes that it will have significant acquisition opportunities. Additionally, the Company believes that the consolidation of the industry will provide it with volume purchasing discounts, distribution and operating efficiencies, national sales and marketing opportunities and cross-selling opportunities.

     Key elements of the Company's strategy are:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue aggressively this consolidation through its acquisition program by entering new geographic markets, expanding within existing geographic markets and acquiring complementary businesses. The Company believes there are significant opportunities to expand through acquisitions into geographic markets where the Company does not currently have a strong presence by acquiring companies that are leaders in their regional markets. The Company also plans to improve its market share in existing markets by pursuing smaller "tuck-in" acquisitions, whereby the Company purchases a smaller business and operates it as part of the Company's existing operations in that market, and by pursuing acquisitions that expand its range of products and services.

     OPERATING ON A DECENTRALIZED BASIS. The Company manages the Founding Companies and intends to manage subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business and the flexibility to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships.

     ACCELERATING INTERNAL SALES GROWTH. A key component of the Company's strategy is to accelerate internal sales growth at each Founding Company and at each subsequently acquired company by establishing national market coverage and cross selling and expanding products and services. Based on the national fleet service provided by one of the Founding Companies, the Company believes that demand exists from larger fleets to utilize the services of independent distributors capable of providing comprehensive services on a regional or national basis. The Company intends to market itself to these regional and national accounts as a single-source, preferred provider for replacement parts and installation and repair services. The Company also believes it will be able to cross-sell the products and services it offers to its customers by leveraging the specialized and diverse product, service and marketing expertise of individual Founding Companies.

     IMPROVING OPERATING MARGINS. The Company intends to improve the operating margins of the Founding Companies and subsequently acquired businesses by increasing operating efficiencies and centralizing appropriate administrative functions. The Company believes the consolidation of commonly-owned locations within a geographical area will provide additional cost savings through distribution efficiencies. In addition, the Company expects measurable cost savings in such areas as parts purchasing, vehicle leasing and maintenance, information systems and contractual relationships with key suppliers. Moreover, the Company intends to identify those "best practices" among the Founding Companies that can be successfully implemented throughout its operations. The Company also believes there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

     The Company's executive offices are located at Three Riverway, Suite 630, Houston, Texas 77056, and its telephone number is (713) 965-9522.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                              RECENT DEVELOPMENTS

     During 1997 and 1998, members of the management team and certain consultants were assembled by Notre to pursue the consolidation of the Founding Companies. Notre, a consolidator of highly-fragmented industries, provided Transportation Components with expertise regarding the consolidation process and advanced Transportation Components approximately $1.7 million of $3.0 million incurred by Notre for organizational expenses and a portion of the IPO expenses. In connection therewith, during the fourth quarter of 1997 and the first quarter of 1998, Transportation Components sold an aggregate of 1,106,829 shares of Common Stock to management and directors of, and consultants to, the Company for $0.01 per share. As a result, the Company has recorded non-recurring, non-cash compensation charges of $3.1 million in the fourth quarter of 1997 and $4.9 million in the first quarter of 1998, representing the difference between the amount paid for the shares and the estimated fair value of $7.20 per share on the date of sale, as if the Founding Companies were combined (collectively, the "Compensation Charge").

     On June 24, 1998, the Company consummated the IPO and the Mergers. In connection therewith, the Company issued 5,000,000 shares of Common Stock at a price of $8.00 per share (less underwriting discounts and commissions.)

     On June 29, 1998, the Company consummated the sale of 750,000 shares of Common Stock at a price of $8.00 per share (less underwriting discounts and commissions), which were issued to the Company's underwriters in the IPO in connection with their exercise of an option to purchase up to 750,000 additional shares of Common Stock to cover over-allotments.

                              MERGER CONSIDERATION

     The aggregate consideration paid by Transportation Components in the Mergers consisted of approximately $15.7 million in cash and 7,493,394 shares of Common Stock. The consideration paid by Transportation Components for each Founding Company was determined by negotiations between Transportation Components and representatives of each Founding Company and was based primarily on the pro forma adjusted 1997 net income of each Founding Company. In conjunction with the Mergers, certain of the Founding Companies distributed in the aggregate $5.4 million to their respective stockholders, representing substantially all of their previously taxed undistributed earnings and tax payments on current earnings and accumulated income of a Domestic International Sales Corporation (the "S Corporation Distributions"). Additionally, in conjunction with the Mergers certain of the Founding Companies distributed certain real estate and other non-operating assets and liabilities having a net book value of $0.9 million (the "Other Assets"). In order to fund the S Corporation Distributions, these Founding Companies borrowed $4.8 million from existing sources, which borrowings are included in the debt assumed by the Company. For a more detailed description of these transactions, see "Certain Transactions -- Organization of the Company."

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Transportation Components acquired the Founding Companies simultaneously with, and as a condition to, the consummation of the IPO. The following table presents summary pro forma combined financial data of Transportation Components, as adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical financial statements described below and
(iii) the consummation of the IPO and the application of the net proceeds therefrom. See "Selected Financial Data," the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                   PRO FORMA COMBINED
                                        ----------------------------------------
                                            YEAR ENDED        THREE MONTHS ENDED
                                        DECEMBER 31, 1997       MARCH 31, 1998
                                        ------------------    ------------------
STATEMENT OF OPERATIONS DATA(1):
     Revenues(2).....................       $  207,588            $   56,097
     Cost of sales...................          147,111                38,699
                                        ------------------    ------------------
     Gross profit....................           60,477                17,398
     Selling, general and
       administrative expenses(3)....           45,314                12,504
     Goodwill amortization(4)........            1,180                   295
                                        ------------------    ------------------
     Income from operations..........           13,983                 4,599
     Interest and other income
       (expense), net(5).............             (999)                 (555)
                                        ------------------    ------------------
     Income before income taxes......           12,984                 4,044
     Provision for income taxes(6)...            5,610                 1,719
                                        ------------------    ------------------
     Net income......................       $    7,374            $    2,325
                                        ==================    ==================
     Net income per share............       $     0.45            $     0.14
                                        ==================    ==================
     Shares used in computing pro
       forma net income per
       share(7)......................       16,512,611            16,512,611

                                               MARCH 31, 1998
                                        -----------------------------
                                        PRO FORMA
                                         COMBINED      AS ADJUSTED(8)
                                        ----------     --------------
BALANCE SHEET DATA(9):
     Working capital(10).............    $  8,396(11)     $ 35,184
     Total assets....................     151,448          146,961
     Long-term debt, net(10).........      17,914            3,935
     Stockholders' equity(10)........      53,986           90,266

------------

 (1) The Pro Forma Combined Statement of Operations Data assume that the Mergers and the IPO were closed on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

 (2) Includes pro forma revenues of approximately $13.1 million and $0.2 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, associated with the acquisition of two parts distribution businesses and a truck dealership by certain Founding Companies.

 (3) The pro forma combined statement of operations data reflects (a) in selling, general and administrative expenses, an aggregate of approximately $3.5 million and $0.7 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in salary, bonuses and benefits to the owners of the Founding Companies to which they have agreed (the "Compensation Differential") and (b) selling, general and administrative expenses do not include the nonrecurring portion of the Compensation Charge of $3.0 million and $4.7 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (4) Consists of amortization of goodwill recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Reflects $1.6 million and $0.6 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, in pro forma reductions in interest expense as a result of the repayment of a portion of the Founding Companies' existing debt (the "Interest Differential").

 (6) Assumes all income is subject to an effective corporate tax rate of 39% and the non-deductibility of goodwill.

 (7) Includes (i) 7,493,394 shares issued to owners of the Founding Companies,
     (ii) 1,106,829 shares issued to the management and directors of, and consultants to, Transportation Components (iii) 2,162,388 shares issued to Notre and, (iv) 5,750,000 shares sold in the IPO. Excludes options to purchase 1,795,465 shares granted upon consummation of the IPO at the IPO price of $8.00 per share and warrants to purchase 669,894 shares of Common Stock at $6.12 per share.

 (8) Adjusted for the sale of 5,750,000 shares of Common Stock sold in the IPO and the application of the net proceeds therefrom.

 (9) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on March 31, 1998.

(10) In conjunction with the Mergers, some of the Founding Companies made S Corporation Distributions to their stockholders totaling $5.4 million. In order to fund the S Corporation Distributions, these Founding Companies borrowed an aggregate of $4.8 million from existing sources. Additionally, in conjunction with the Mergers, certain of the Founding Companies distributed to their stockholders the Other Assets having a net book value of $0.9 million. Accordingly, pro forma working capital has been decreased by $0.6 million, and pro forma net income has been increased by $0.1 million.

(11) Includes a $15.7 million payable, representing the cash portion of the Merger consideration.

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary financial data for each of the individual Founding Companies for each of their three most recent fiscal years and for each of the three months ended March 31, 1997 and 1998. Income from operations has not been adjusted for the anticipated increase in income attributable to the Compensation Differential and Interest Differential or to take into account increased costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

                                                                         THREE MONTHS ENDED
                                               FISCAL YEAR(1)                MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                     (IN THOUSANDS OF DOLLARS)
CARTER:
     Revenues........................  $  35,824  $  35,437  $  37,982  $   8,918  $   9,372
     Operating income................        651      1,010      1,088        198        214
TCC:
     Revenues........................  $  28,147  $  29,876  $  32,274  $   8,711  $   9,758
     Operating income................        693        639      1,197        543        677
GEAR & WHEEL:
     Revenues........................  $  20,710  $  21,475  $  23,727  $   5,330  $   6,113
     Operating income................      1,210      1,360      1,004        303        315
AMPARTS:
     Revenues........................  $  10,528  $  14,806  $  22,687  $   4,707  $   6,489
     Operating income................      1,040      1,202      2,590        487        832
COOK BROTHERS:
     Revenues........................  $  22,327  $  21,204  $  23,238  $   5,689  $   6,702
     Operating income................        988      1,282      2,130        275        704
PLAZA:
     Revenues........................  $  20,135  $  19,960  $  20,721  $   5,163  $   5,829
     Operating income................        661        735      1,021        345        421
UNIVERSAL:
     Revenues........................  $  12,766  $  12,942  $  13,891  $   3,519  $   4,384
     Operating income................        291        176        133        100        406
PERFECTION:
     Revenues........................  $   9,032  $  11,346  $  11,925  $   2,869  $   5,527
     Operating income................        164        566        439        127        533
DRIVE LINE:
     Revenues........................  $   5,259  $   4,227  $   5,997  $   1,745  $   1,719
     Operating income................        450        929      1,082        411         28

------------

(1) The financial data are presented on a historical basis for the Founding Companies. The years presented are as follows: Carter -- March 29, 1996 and March 31, 1997 and 1998, respectively; Cook Brothers and Gear &
    Wheel -- June 30, 1996 and 1997 and March 31, 1998, respectively;
    Universal -- June 30, 1995, 1996 and 1997; Plaza -- August 31, 1995 and 1996
    and December 31, 1997, respectively; Perfection and TCC -- September 30, 1995, 1996 and 1997; and Amparts and Drive Line -- December 31, 1995, 1996 and 1997.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

     ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATING FOUNDING COMPANIES. Transportation Components was founded in 1997 but conducted no operations and generated no revenues prior to the Mergers on June 24, 1998. The Founding Companies operated as separate independent entities prior to the IPO, and there can be no assurance that the Company will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of the operations of the combined entities on a timely basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to manage the combined entity or to implement effectively the Company's acquisition and internal growth strategies as well as its strategy to capitalize on its new corporate structure. The pro forma combined historical financial results of the Founding Companies cover periods when the Founding Companies and Transportation Components were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate the Founding Companies successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Business -- Strategy" and "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow significantly through the acquisition of additional companies in the heavy duty parts and repair industry. The Company may face competition for acquisition candidates, particularly from those companies that have announced or intend to pursue an integration strategy. AutoZone, Inc. recently acquired TruckPro, an independent distributor of heavy duty parts based in Arkansas, and may continue to enter other markets through acquisitions or DE NOVO operations. A venture capital group, Brentwood Associates, recently acquired at least two independent distributors and is pursuing a consolidation strategy through HDA Parts Systems, Inc., which is affiliated with the industry buying group HD America. Quality Distribution Service Partners, a venture capital group including Aurora Capital Partners, L.P., has stated an intention to acquire independent distributors and pursue a consolidation strategy. Additional public or private companies may become competitors of the Company in the future. Certain of these competitors and potential competitors may have greater financial resources than the Company to finance acquisitions, pay higher prices for companies or develop and support new locations. This competition may limit the number of acquisition opportunities available to the Company and lead to higher acquisition prices.

     There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company generally and render ineffective the Company's national sales and marketing initiatives. The Company may consider acquiring complementary businesses with service and repair operations, and there can be no assurance that these complementary businesses can be successfully integrated. In addition, there can be no assurance that the Founding Companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy" and "-- Competition."

     RISKS RELATED TO ACQUISITION FINANCING. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources to finance the implementation of its acquisition strategy, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. The Company has obtained a credit facility of $75.0 million from The First National Bank of Chicago, as agent, (the "Bank") for working capital and acquisitions.
As of July 28, 1998, the Company had an available balance of $46 million under the credit facility. The credit facility is subject to customary convenants and drawing conditions. However, there can be no assurance that the Company will be able to obtain additional financing it will need for its acquisition program on terms that the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     RISKS RELATED TO CAPITALIZING ON NEW CORPORATE STRUCTURE AND INTERNAL GROWTH STRATEGIES. Key elements of the Company's strategy are to improve the profitability and to continue to expand the revenues of the Founding Companies and subsequently acquired businesses. A key component of the Company's strategy is to operate the Founding Companies and subsequently acquired businesses on a decentralized basis, with local management retaining responsibility for the day-to-day operations of the individual locations, profitability and the internal growth of the business. If proper overall business controls are not implemented, this decentralized operating strategy may result in inconsistent operating and financial practices at the Founding Companies and subsequently acquired businesses and the Company's overall profitability could be adversely affected. The Company intends to seek to improve the profitability of the Founding Companies and any subsequently acquired businesses by various means, including reducing, in some cases, duplicative facilities, operating costs and overhead and achieving purchasing efficiencies. The Company's ability to increase the revenues of the Founding Companies and any acquired businesses will be affected by various factors, including the Company's ability to enter new geographic markets successfully, to establish regional and national accounts and to retain existing customer relationships. Many of the factors affecting the Company's ability to improve the profitability of the Founding Companies are beyond the control of the Company, and there can be no assurance that the Company's strategies will be successful or that it will be able to generate adequate cash flow from its operations to support internal growth. See
"Business -- Strategy."

     MANAGEMENT OF GROWTH. The Company expects to grow both internally and through acquisitions. Management expects to expend significant time and effort in evaluating, completing and integrating acquisitions and opening new facilities. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant additional responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified management, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business -- Strategy."

     INTEGRATION OF COMPUTER SYSTEMS AND RELIANCE ON COMPUTER SYSTEMS. The Company's success is dependent in part on the Company's ability to coordinate and integrate the management information systems of the Founding Companies that are used for ordering products, recording and analyzing financial results, controlling inventory and performing other important functions. There can be no assurance that the Company will be able to coordinate and integrate the management information systems economically or that the Company will not experience delays, disruptions and unanticipated expenses in doing so. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. The Company will not be able to achieve contemplated operating efficiencies and competitive advantages until it has fully coordinated and integrated the management information systems. Until the Company establishes coordinated and integrated management information systems, which may not occur for several years, it will rely primarily on the separate systems of the Founding Companies. After the management information systems are integrated, the Company will rely heavily on them in its daily operations. Consequently, any interruption in the operation of the management information systems may have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Management Information Systems."

     RISKS RELATED TO IMPROVED PARTS QUALITY IN THE COMPONENT MANUFACTURING INDUSTRY. As the quality of parts manufactured for heavy duty vehicles and equipment improves, the useful lives of these parts are expected to increase, and the parts may require less frequent replacement, reducing the demand for the Company's products and services. Moreover, the improved quality of original parts is expected to allow component manufacturers, OEMs and OEM-authorized dealerships to provide customers with extended vehicle and parts warranties. If warranty coverage of parts is extended, vehicle owners would likely return to the OEM-authorized dealership from which they purchased the vehicle for longer periods of time to have warranty repair service performed or parts replaced. In addition, improved quality of replacement parts may extend the replacement cycles of heavy duty parts. If parts replacement cycles increase, the Company would experience a decrease in the frequency with which customers require replacement parts and repair service. Such a decrease could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Operations and Services."

     COMPETITION. The Company is engaged in a highly-fragmented and competitive industry. The principal competitive factors are availability and quality of parts, services and price. The Company competes with a large number of independent distributors on a regional and local basis, some of which may have greater financial resources than the Company, and several of which are public companies. Independent distributors are facing increased competition from OEMs and OEM-authorized dealerships who offer many of the same parts to owners of vehicles and fleets, particularly during the warranty period. Freightliner Corporation, an OEM, has formed a subsidiary, Alliance, to provide heavy duty parts and service for all brands of trucks in the aftermarket. The Company also competes with OEM-authorized dealerships such as Navistar, Freightliner, Mack, PACCAR and Volvo. OEM-authorized dealerships typically sell parts to customers who have purchased vehicles from their dealerships in addition to pursuing the aftermarket in competition with the Company. Certain OEMs have introduced, on a limited basis, offers for lifetime service contracts on trucks. The effect of these contracts is to motivate truck owners to return to OEM-authorized dealerships for parts and repair services. Lifetime service contracts could limit the size of the parts and repair aftermarket in which the Company currently competes. The members of the National Auto Parts Association
("NAPA") comprise a network of locations that compete with the Company primarily for "over-the-counter" parts sales. In addition, certain owners of leased fleets have increased their capacity to provide leased vehicles and ancillary fleet services to businesses requiring a private fleet for their operations. Owners of leased fleets may have sufficient purchasing leverage to purchase replacement parts directly from component manufacturers or to negotiate larger volume discounts from independent distributors. The expanded use of leased fleets to replace private fleets owned and operated by businesses could have an adverse effect on the demand for the parts and services offered by the Company or on the profit margins of the Company. The Company's existing and new competitors may have lower overhead cost structures and may be able to provide their parts and services at lower rates than those of the Company. Moreover, certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for those opportunities or to develop and support their own heavy duty parts distribution and repair operations. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the Founding Companies and subsequently acquired businesses. See "Business -- Competition."

     AVAILABILITY OF QUALIFIED EMPLOYEES. The Company needs knowledgeable sales staff and skilled technicians to provide customers with high-quality services on a timely basis. Unlike automobiles that are manufactured as standard models with customized options, heavy duty vehicles and equipment are typically manufactured entirely to an owner's specifications. Therefore, the Company's sales staff and technicians must have the requisite expertise to understand a vehicle's specifications to select the correct parts for customers. Certain of the value-added services the Company offers require Company employees to inspect heavy duty vehicles and equipment operated by customers and develop databases to record parts used on the customer's vehicles. Accordingly, the Company's ability to increase its productivity and profitability will be limited by its ability to employ, train and retain skilled personnel necessary to meet the Company's requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to operate efficiently, that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled personnel or that the Company will not have to curtail its planned internal growth as a result of labor shortages. See
"Business -- Employees" and " -- Recruiting, Training and Safety."

     INTERNATIONAL BUSINESS RISKS. The Company derives approximately 7.6% of its revenues from its operations in Mexico and approximately 3.4% of its revenues from exporting heavy duty parts and supplies to customers in countries in South and Central America, Southeast Asia and the Pacific Rim. The risks of doing business in foreign countries include currency exchange rate fluctuations, potential adverse changes in the diplomatic relations of foreign countries with the United States, hostility from local populations, adverse effects of currency exchange controls, restrictions on the withdrawal of foreign investment and earnings, government policies against businesses owned by non-nationals, expropriations of property, the potential instability of foreign governments and the risk of insurrections that could result in losses against which the Company is not insured. The Company's international operations also are subject to economic uncertainties, including, among others, risks of renegotiation or modification of existing agreements or arrangements with governmental authorities, exportation and transportation tariffs, foreign exchange restrictions and changes in taxation structure. See "Business -- Strategy" and " -- Operations and Services."

     UNCERTAINTY OF PRODUCT AVAILABILITY; ABSENCE OF CONTRACTS WITH
SUPPLIERS. As independent distributors of commercial heavy duty vehicle parts, the Founding Companies purchase commercial vehicle parts from a number of component manufacturers. The Founding Companies have no franchise agreements or supply contracts with these component manufacturers that assure the Company a continued supply of parts to sell in the future. The Company believes a key component of its business strategy is to maintain a large inventory and a wide selection of parts. Therefore, the Company's strategy could be impaired if the Company is not able to obtain access to many brands of parts in sufficient volumes for its operating locations. While there are many component manufacturers in the marketplace, there can be no assurance that the Company will be able to obtain an adequate supply of commercial vehicle parts. The Company's inability to obtain an adequate supply of commercial vehicle parts could have a material adverse effect on its business, financial condition and results of operations. Some of the Founding Companies remanufacture worn parts for resale to repair shops and end-users. The Company has no contractual assurance that the worn parts used for remanufacturing will be available to the Company in the future. If the Company cannot obtain an adequate supply of worn parts, the resulting loss of sales could have a material adverse effect on the Company's profitability. See "Business -- Suppliers."

     CONCENTRATION OF CUSTOMERS. In fiscal 1996, one of the Founding Companies, Perfection Equipment Company, Inc. ("Perfection"), began to assemble specialty truck equipment for Dowell Schlumberger Corporation for oil field services applications. This relationship represented approximately 38% of Perfection's revenues in the first quarter of calendar 1998 and is expected to represent a significant amount of Perfection's revenues in 1998. There can be no assurance the relationship with Dowell Schlumberger Corporation will continue in the future. See "Management's Discussion and Analysis of Financial Condition and Result of Operations -- Perfection -- Results of Operations."

     ECONOMIC FACTORS. Many of the Company's products are sold to customers in industries that experience fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors. The trucking industry has historically been highly cyclical as a result of various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel prices and the supply of fuel, increases in fuel or energy taxes, interest rate fluctuations, insurance costs, fluctuations in the resale value of revenue equipment, economic recession and downturns in customers' business cycles and shipping requirements. The Company has little or no control over these economic factors. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     SEASONALITY; FLUCTUATION IN QUARTERLY EARNINGS. Weather extremes cause increased parts wear and breakdowns; however, extreme weather, particularly during winter months, could inhibit general business activity. These seasonal trends may cause fluctuations in the Company's earnings. Additionally, quarterly results may be materially affected by the timing of acquisitions, variations in the margins of products sold and services performed during any particular quarter, the timing and magnitude of acquisition assimilation projects and regional economic conditions. Accordingly, the Company's operating results in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year. See "Management's Discussion and Analysis -- Seasonality" and "Business -- Strategy."

     ENVIRONMENTAL REGULATION. The Company's operations are subject to various federal and state environmental laws and regulations. In particular, stringent environmental regulations govern the handling of chemicals and substances commonly utilized in certain of the Founding Companies' service and remanufacturing operations including items such as solvents and lubricants. Environmental regulations also require the proper management and disposal of many of the waste products resulting from these operations. Additionally, several of the Company's facilities operate above-ground and underground storage tanks for fuels and similar substances. The operation of these tanks is subject to a variety of environmental regulatory controls. Failure to comply with the above-referenced regulatory requirements can result in liability to the Company in the form of administrative, civil or criminal enforcement by government agencies or other parties. In addition, releases to the environment of the substances described above, whether at facilities operated by the Company or at facilities where the Company has arranged for disposal of such substances, may subject the Company to liability for cleaning up contamination which results from such releases. Certain of the Company's operations, including the use of certain of the above-referenced substances, will subject the Company to environmental regulation and potential liability for releases of such substances to the environment. There can be no assurance that the Company will remain in compliance with the regulations described above and there can be no assurance that the regulations described above will not be revised or amended to the detriment of the Company. There also can be no assurance that new regulations will not be enacted and enforced to the detriment of the Company. Any change to current regulations or enactment of future regulations could require further capital investments or make many of the Company's operations unprofitable. Any material change in regulations could have a material adverse affect on the Company's business, financial condition and results of operations. See
"Business -- Government Regulation and Environmental Matters."

     YEAR 2000 COMPLIANCE. The Company intends to implement a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company expects its Year 2000 date conversion program will be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to address adequately their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties to address adequately their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations. See "Business -- Management Information Systems; Year 2000."

     UNIONIZED WORKFORCE. Approximately five percent of the Company's U.S. employees are covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, there can be no assurance that strikes or work stoppages will not occur in the future. Certain of the Company's foreign employees are members of unions based in Mexico. Strikes or work stoppages could have a material adverse effect on the Company's relationship with its customers and on the Company's business, financial condition and results of operations. In addition, the Company's acquisition strategy could be adversely affected by its union status for a variety of reasons, including without limitation, incompatibility with a target's existing unions and reluctance of non-union targets to become affiliated with a unionized company. See
"Business -- Employees."

     RELIANCE ON KEY PERSONNEL. The Company is highly dependent on the continuing efforts of the Company's executive officers, including Messrs. Young, Gooch, McConnell, Pryzant and Bucaro, and the senior management of the Founding Companies. The Company likely will depend on the senior management of any significant business it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in the employment of the Company until a qualified replacement is found. See "Management." Until August 2000, Messrs. Young and Bucaro are subject to an agreement that prohibits each of them from acting in any manner or capacity in or for any business that engages as its primary line of business in the sale of automotive parts or accessories to retail customers or to commercial auto repair outlets in the geographic area served by this former employer at the time their respective employment ceased. The geographic area affected includes parts of Texas, Louisiana and California. See "Management -- Prior Employment Relationships of Messrs. Young and Bucaro."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. As of the completion of the Merger and the IPO, the Company's executive officers and directors, former stockholders of the Founding Companies and entities affiliated with them beneficially owned approximately 66% of the outstanding shares of Common Stock. These persons or a group of these persons acting together could exercise control over the Company's affairs, elect the entire Board of Directors and control the outcome of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE; POTENTIAL STOCK PRICE VOLATILITY. Prior to the IPO, there was no public market for the Common Stock. The offering prices for the Common Stock to be issued pursuant to this registration statement will be determined by negotiation between the Company and certain owners of the companies to be acquired, and may bear no relationship to the price at which the Common Stock will trade after a particular acquisition. The Common Stock is listed on the New York Stock Exchange; however, there can be no assurance that an active trading market will be sustained subsequent to the IPO or a particular acquisition. After an acquisition, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including the timing of any acquisitions by the Company, variations in the Company's annual or quarterly financial results or those of its competitors, changes by financial research analysts in their estimates of the future earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the landscaping and tree services industry generally. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. As of the consummation of the Mergers and the IPO, 16,512,611 shares of Common Stock are outstanding. The 5,750,000 shares sold in the IPO (other than shares that may be purchased by affiliates of the Company) are freely tradeable. The remaining outstanding shares may be resold publicly only following their registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from registration (such as provided by Rule 144 following a one year holding period for previously unregistered shares). The holders of these remaining shares have certain rights to have their shares registered in the future under the Securities Act, but may not exercise such registration rights, and have agreed with the Company that they will not sell, transfer or otherwise dispose of any of their shares, for two years following the closing of this Offering. See "Shares Eligible for Future Sale." After the completion of the IPO, the Company had outstanding options to purchase up to a total of 1,795,465 shares of Common Stock and warrants to purchase 669,894 shares of Common Stock. The Company intends to register all the shares subject to these options under the Securities Act for public resale. The Company is hereby registering 10,000,000 additional shares of Common Stock under the Securities Act for issuance in connection with future acquisitions. These shares generally will be freely tradeable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale. Sales, or the availability for sale of, substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock. See "Shares Eligible for Future Sales."

     POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. TransCom USA's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Description of Capital Stock."

     SIGNIFICANT MATERIALITY OF GOODWILL. The Company's balance sheet immediately following the IPO and consummation of the acquisition of the Founding Companies included an amount designated as "goodwill" that represented 32.1% of total assets and 52.3% of stockholders' equity. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. Management determined that the period benefited by the goodwill will be no less than 40 years. If management were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired. Management reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred to acquire each of the Founding Companies. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.

     FORWARD-LOOKING STATEMENTS Certain of the statements contained in this Prospectus may be considered forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used herein, words such as "anticipate," "estimate," "expect," "objective," "projection,"
"forecast," "goal," or similar words are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Important factors that could cause future results to differ include, among others, the effects of competition, legislative and regulatory changes and changes in the economy.

                                  THE COMPANY

     TransCom USA was founded in 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment and to pursue aggressively the consolidation of this highly-fragmented industry. TransCom USA has entered into agreements to acquire the Founding Companies simultaneously with, and as a condition to, the consummation of the Offering. In 1997, the Founding Companies, which have been in business an average of 40 years, had pro forma revenues of $208 million, servicing over 18,000 customers. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain
Transactions -- Organization of the Company." The following is a description of the Founding Companies.

     CHARLES W. CARTER CO. -- LOS ANGELES -- Charles W. Carter Co. -- Los Angeles ("Carter"), headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. Carter primarily distributes commercial vehicle parts and, to a lesser extent, auto parts. For the year ended March 31, 1997, Carter had revenues of $35.4 million and operating income of $1.0 million. Carter currently has approximately 185 employees. Thomas A. Work, a Co-Chairman of Carter, has over 30 years of industry experience, all of which has been with Carter. Thomas H. Ketchum, a Co-Chairman of Carter, has over 27 years of industry experience, all of which has been with Carter. Subsequent to the IPO, Mr. Work and Mr. Ketchum signed five-year employment agreements with Carter to serve as Co-Chairmen of Carter. Mr. Work is currently a director of the Company.

     TRANSPORTATION COMPONENTS CO. -- Transportation Components Co. ("TCC"), headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes. In fiscal 1997, TCC had revenues of $32.3 million and operating income of $1.2 million. TCC currently has approximately 171 employees. Peter D. Lund, the President of TCC, has been employed by TCC for over 24 years and has over 26 years of industry experience. Subsequent to the IPO, Mr. Lund signed a five-year employment agreement with TCC to serve as President of TCC and is currently a director of the Company.

     GEAR & WHEEL, INC. -- Gear & Wheel, Inc. ("Gear & Wheel"), headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. Gear & Wheel primarily distributes commercial vehicle parts and also remanufactures brakes, clutches, drive train components and turbochargers. For the year ended June 30, 1997, Gear & Wheel had revenues of $21.5 million and operating income of $1.4 million. Gear & Wheel currently has approximately 123 employees. Everett W. Petry, the founder and President of Gear & Wheel, has been employed by Gear & Wheel for over 17 years and has over 35 years of industry experience. Subsequent to the IPO, Mr. Petry signed a five-year employment agreement with Gear & Wheel to serve as President of Gear & Wheel and is currently a director of the Company.

     AMPARTS INTERNATIONAL, INC. -- Amparts International, Inc. headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates Amparts, Inc. and Proveedor Mayorista al Refaccionario S.A. de C.V. (collectively, "Amparts"), serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts. In 1997, Amparts had revenues of $22.7 million and operating income of $2.6 million. Amparts currently has approximately 70 employees. Rodolfo A. Duemichen, a co-founder and the President of Amparts, has been employed by Amparts for over eight years and has over 17 years of industry experience. Subsequent to the IPO, Mr. Duemichen signed a five-year employment agreement with Amparts to serve as President of Amparts and is currently a director of the Company.

     THE COOK BROTHERS COMPANIES, INC. -- The Cook Brothers Companies, Inc. ("Cook Brothers"), headquartered in Binghamton, New York, was founded in 1918 and serves customers principally in New York and Pennsylvania. Cook Brothers primarily distributes commercial vehicle parts and sells Mack trucks. For the year ended June 30, 1997, Cook Brothers had revenues of $21.2 million and operating income of $1.3 million. Cook Brothers currently has approximately 155 employees. Henry B. Cook, Jr., the President of Cook Brothers, has over 25 years of industry experience, all of which has been with Cook Brothers. Subsequent to the IPO, Mr. Cook signed a five-year employment agreement with Cook Brothers to serve as President of Cook Brothers. Mr. Cook is currently Vice President of Purchasing and a director of the Company.

     PLAZA AUTOMOTIVE, INC. -- Plaza Automotive, Inc. ("Plaza"), headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. Plaza primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes. In 1997, Plaza had revenues of $20.7 million and operating income of $1.0 million. Plaza currently has approximately 115 employees. Louis J. Boggeman, Jr., the President of Plaza, has over 22 years of industry experience, all of which has been with Plaza. Subsequent to the IPO, Mr. Boggeman signed a five-year employment agreement with Plaza to serve as President of Plaza. Mr. Boggeman is currently Senior Vice President, Chief Operating Officer and a director of the Company.

     UNIVERSAL FLEET SUPPLY, INC. -- Universal Fleet Supply, Inc.
("Universal"), headquartered in Fremont, California, was founded in 1978 and serves customers principally in California and Nevada. Universal primarily distributes commercial vehicle parts and also relines brake shoes. In fiscal 1997, Universal had revenues of $13.9 million and operating income of $0.1 million. Universal currently has approximately 75 employees. Ronald G. Short, the President of Universal, has been employed by Universal for over 20 years and has over 22 years of industry experience. Subsequent to the IPO, Mr. Short signed a five-year employment agreement with Universal to serve as President of Universal and is currently a director of the Company.

     PERFECTION EQUIPMENT COMPANY, INC. -- Perfection, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. Perfection primarily distributes commercial vehicle parts and assembles specialty commercial vehicle equipment and also performs installation and maintenance services. In fiscal 1997, Perfection had revenues of $11.9 million and operating income of $0.4 million. Perfection currently has approximately 87 employees. Christopher A. Simpson, the President of Perfection, has been employed by Perfection for over 10 years and has over 18 years of industry experience. Maura L. Berney, the Chairman of the Board and Vice-President of Finance and Administration of Perfection, has been employed by Perfection for over five years and has over eight years of industry experience.
C. Peter Voogt, the Vice President of Sales of Perfection, has been employed by Perfection for over 15 years and has over 23 years of industry experience. Subsequent to the IPO, Mr. Simpson, Ms. Berney and Mr. Voogt signed five-year employment agreements with Perfection to serve in their respective positions. Ms. Berney is currently a director of the Company.

     DRIVE LINE, INC. -- Drive Line, Inc. ("Drive Line"), headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. Drive Line primarily distributes commercial vehicle parts to OEMs and other end-users and military vehicle parts to the United States military. In 1997, Drive Line had revenues of $6.0 million and operating income of $1.1 million. Drive Line currently has approximately 12 employees. James R. Davis, the co-founder and President of Drive Line, has been employed by Drive Line for over 10 years and has over 27 years of industry experience. Joseph P. Akra, the co-founder and Vice-President of Drive Line, has been employed by Drive Line for over 10 years and has over 23 years of industry experience. Subsequent to the IPO, Mr. Davis and Mr. Akra signed five-year employment agreements with Drive Line to serve in their respective positions.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock trades on the New York Stock Exchange under the symbol "TUI." The following table sets forth the high and low sale prices for the Common Stock (based on the NYSE Composite Transactions Reporting System) for the periods indicated:

                                         HIGH        LOW
                                        ------      ------
1998:
     Second Quarter (From June 19,
       1998 through June 30, 1998)...   $ 9.75      $ 8.00
     Third Quarter (From July 1, 1998
       through July 30, 1998)........    11.75       9.375

     On July 30, 1998, the closing price of the Common Stock on the New York Stock Exchange (as reported on the Composite Transactions Reporting System was $9.75 and there were 105 holders of record of Common Stock, as shown on the records of the transfer agent and registrar for the Common Stock. The number of record holders does not bear any relationship to the number of beneficial owners of the Common Stock. The Company has never declared a dividend with respect to its Common Stock.

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions and, therefore, does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's working capital and acquisitions credit facility includes restrictions on the ability of the Company to pay cash dividends without the consent of the lender.

     In connection with the Mergers, certain of the Founding Companies made S Corporation Distributions aggregating $5.4 million and distributions of the Other Assets having a net book value of approximately $0.9 million to their stockholders. To fund the S Corporation Distributions, the Founding Companies borrowed approximately $4.8 million from existing sources.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at March 31, 1998 (i) on a pro forma combined basis to give effect to the Mergers, the S Corporation Distributions and the distribution of the Other Assets and the repayment of outstanding indebtedness, and (ii) pro forma combined, as adjusted, to give effect to the Mergers, the S Corporation Distributions, the distribution of the Other Assets, the repayment of outstanding indebtedness, the receipt of proceeds from the sale of a building to a stockholder, the IPO and the application of a portion of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's Unaudited Pro Forma Combined Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                              MARCH 31, 1998
                                        ---------------------------
                                        PRO FORMA
                                         COMBINED       AS ADJUSTED
                                        ----------      -----------
                                         (IN THOUSANDS OF DOLLARS)
Current maturities of long-term
  obligations(1).....................    $ 28,297        $  20,178
                                        ==========      ===========
Long-term obligations, less current
  maturities(2)......................    $ 17,914        $   3,935
Stockholders' equity:
       Preferred Stock: $0.01 par
          value, 5,000,000 shares
          authorized; none issued or
          outstanding................      --               --
       Common Stock: $0.01 par value,
          102,000,000 shares
          authorized; 10,762,611
          shares issued and
          outstanding pro forma
          combined; and 16,512,611
          shares issued and
          outstanding, pro forma as
          adjusted(3)................         108              165
Additional paid-in capital...........      61,836           98,059
Retained earnings....................      (7,958)          (7,958)
                                        ----------      -----------
       Total stockholders' equity....      53,986           90,266
                                        ----------      -----------
             Total capitalization....    $ 71,900        $  94,201
                                        ==========      ===========

------------

(1) Includes the Company's lines of credit and payables to related parties of approximately $2.1 million pro forma combined and $0.2 million as adjusted. See detail of related party amounts in individual financial statements and accompanying notes thereto.

(2) Includes long-term obligations and long-term payables to related parties of approximately $1.4 million pro forma combined and $1.0 million as adjusted. See detail of related party amounts in individual financial statements and accompanying notes thereto.

(3) Excludes 1,795,465 shares of Common Stock subject to options granted upon consummation of this Offering with an exercise price equal to the IPO price of $8.00 per share and warrants to purchase 669,894 shares of common stock at an exercise price of $6.12 per share. See "Management -- 1998 Long-Term Incentive Plan" and " -- 1998 Non-Employee Directors' Stock Plan."

                            SELECTED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     Transportation Components acquired the Founding Companies in connection with the consummation of the IPO. The following selected financial data for Transportation Components as of March 31, 1998 and for the period from inception to December 31, 1997 and the three months ended March 31, 1998 have been derived from audited Financial Statements of Transportation Components included elsewhere in this Prospectus. The selected unaudited pro forma combined financial data present data for the Company, adjusted for (i) the effects of the Mergers, (ii) the effects of certain pro forma adjustments to the historical Financial Statements described below and (iii) the consummation of the IPO and the application of the net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the Notes thereto and the historical Financial Statements of Transportation Components and certain of the Founding Companies and the Notes thereto included elsewhere in this Prospectus.

                                                           THREE MONTHS
                                         YEAR ENDED           ENDED
                                        DECEMBER 31,        MARCH 31,
                                            1997               1998
                                        -------------      ------------
STATEMENT OF OPERATIONS DATA:
  TRANSPORTATION COMPONENTS
     Revenues........................    $   --             $  --
     Selling, general and
       administrative expenses.......          3,108             4,850
                                        -------------      ------------
     Loss before income taxes........         (3,108)           (4,850)
                                        -------------      ------------
     Net loss........................    $    (3,108)       $   (4,850)
                                        =============      ============
  PRO FORMA COMBINED(1)
     Revenues(2).....................    $   207,588        $   56,097
     Cost of sales...................        147,111            38,699
                                        -------------      ------------
     Gross profit....................         60,477            17,398
     Selling, general and
       administrative expenses(3)....         45,314            12,504
     Goodwill amortization(4)........          1,180               295
                                        -------------      ------------
     Operating income................         13,983             4,599
     Interest and other income
       (expense), net(5).............           (999)             (555)
                                        -------------      ------------
     Income before income taxes......         12,984             4,044
     Provision for income tax(6).....          5,610             1,719
                                        -------------      ------------
     Net income......................    $     7,374        $    2,325
                                        =============      ============
     Net income per share............    $      0.45        $     0.14
                                        =============      ============
     Shares used in computing pro
       forma net income per
       share(7)......................     16,512,611        16,512,611

                                                MARCH 31, 1998
                                        -------------------------------
                                          PRO FORMA             AS
                                          COMBINED         ADJUSTED(8)
                                        -------------      ------------
BALANCE SHEET DATA(9):
Working capital(10)..................    $     8,396(11)    $   35,184
Total assets.........................        151,448           146,961
Long-term debt, net(10)..............         17,914             3,935
Stockholders' equity(10).............         53,986            90,266

------------

 (1) The Pro Forma Combined Statement of Operations Data assume that the Mergers and the Offering were closed on January 1, 1997 and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (2) Reflects pro forma revenues of approximately $13.1 million and $0.2 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, associated with the acquisition of two parts distribution businesses and a truck dealership by certain Founding Companies.

 (3) Reflects the Compensation Differential of approximately $3.5 million and $0.7 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. These data do not include the nonrecurring portion of the Compensation Charge of $3.0 million and $4.7 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

 (4) Consists of amortization of goodwill recorded as a result of the Mergers computed on the basis described in Notes to the Unaudited Pro Forma Combined Financial Statements.

 (5) Reflects the Interest Differential of $1.6 million and $0.6 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

 (6) Assumes all income is subject to an effective corporate tax rate of 39%, and the non-deductibility of goodwill.

 (7) Includes (i) 7,493,394 shares to be issued to owners of the Founding Companies, (ii) 1,106,829 shares issued to the management and directors of, and consultants to, Transportation Components, (iii) 2,162,388 shares issued to Notre and (iv) 5,750,000 shares sold in the IPO. Excludes options to purchase 1,795,465 shares granted upon consummation of the IPO at the IPO price of $8.00 per share and warrants to purchase 669,894 shares of common stock at $6.12 per share.

 (8) Adjusted for the sale of 5,750,000 shares of Common Stock sold in the IPO and the application of the net proceeds therefrom.

 (9) The Pro Forma Combined Balance Sheet Data assumes that the Mergers were consummated on March 31, 1998.

(10) In conjunction with the Mergers, certain of the Founding Companies made Distributions to their stockholders totaling $5.4 million. In order to fund the S Corporation Distributions, the Founding Companies will borrow $4.8 million from existing sources. Additionally, in conjunction with the Mergers, certain of the Founding Companies distributed to their stockholders the Other Assets having a net book value of $0.9 million. Accordingly, pro forma working capital has been decreased by $0.6 million and pro forma net income has been increased by $0.1 million.

(11) Includes a $15.7 million payable, representing the cash portion of the Merger consideration.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the Founding Companies' Financial Statements and related Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company engages in the distribution of replacement parts for commerical trucks and trailers and other types of specialized heavy duty vehicles and equipment. The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports parts and supplies to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company serves a diverse set of customers including regional and national private, common carrier and rental fleets, independent repair shops, resellers, specialty OEMs, municipal and other governmental entities and other end users. Approximately 94% of the Company's pro forma combined revenues in 1997 was attributable to the sale of parts (including remanufactured parts), supplies and equipment; approximately 4% was attributable to installation and repair, with the remaining 2% attributable to truck sales, leasing and rental income.

     The Founding Companies operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. Accordingly, selling, general and administrative expenses as a percentage of revenue may not be comparable among the individual Founding Companies. The owners of the Founding Companies have contractually agreed to certain reductions in both their compensation and benefits. The Compensation Differential for 1997 of $3.5 million has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statement of Operations presented elsewhere in this Prospectus.

     The Company has obtained a credit facility of $75.0 million from the Bank, which has been available since the consummation of the IPO. As of July 28, 1998, the Company had an available balance of $46 million under the credit facility. This credit facility will be used for working capital and acquisitions. The Company repaid from the net proceeds from the IPO a portion of the indebtedness of the Founding Companies. The Interest Differential for 1997 of $1.6 million has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations presented elsewhere in this Prospectus. The Company also believes that following the Mergers, significant opportunities exist to increase the profitability of the Founding Companies and subsequently acquired businesses through the implementation of the Company's operating strategy, emphasizing continued internal growth and expanding through acquisitions. It is anticipated that the potential increase in profitability associated with the Company's operating strategy will initially be offset by the costs related to the Company's new corporate management and by the costs attributable to being a public company. However, because these costs cannot be accurately quantified at this time, they have not been considered in the pro forma financial information included herein.

     From October 1997 through March 1998, the Company sold an aggregate of 1,106,829 shares of Common Stock to management, directors and certain consultants of the Company for $0.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $3.1 million and $4.9 million during 1997 and the first quarter of 1998, respectively, representing the difference between the amount paid for the shares and the estimated fair value of the shares on the date of the sale.

     The Mergers were accounted for using the purchase method of accounting. Accordingly, the excess of the fair value of the Merger consideration paid of $47.2 million over the fair value of the net assets acquired by TransCom USA from the Founding Companies was recorded as "goodwill." The goodwill will be amortized over its estimated useful life of 40 years as a noncash charge to operating income. The pro forma effect of this amortization expense, which is not deductible for tax purposes, is expected to be approximately $1.2 million per year. See "Risk
Factors -- Significant Materiality of Goodwill" and "Certain
Transactions -- Organization of the Company."

     Descriptions of the accounting classifications used to present the results of operations of the Founding Companies are as follows:

     REVENUES. The Founding Companies' revenues consist primarily of parts sales (including remanufactured parts), installation and repair income. Parts sales include the sales of parts, supplies, accessories and equipment for commercial heavy-duty vehicles and equipment, including braking systems, axles, wheels, rims, drive train systems, hydraulic components and engine parts. Remanufacturing revenues are derived from the sales of brake shoes, clutches and drive-line components which have been remanufactured by the Founding Companies. Service revenues are derived from providing repair service to vehicles and equipment and installing parts, supplies and equipment.

     COST OF SALES. Cost of sales consists of the cost, including incoming freight, of vehicles, parts, supplies and equipment sold and direct labor costs incurred to provide remanufacturing and service, partially offset by volume-related rebates received from component manufacturers.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses include the cost of personnel conducting sales, warehousing, delivery and administrative activities (including commissions and other forms of incentive compensation), advertising and marketing expenses, rent, delivery expenses, repairs, utilities, maintenance costs, professional fees, property taxes and other costs not included in cost of sales that are directly attributable to operations.

RESULTS OF OPERATIONS -- COMBINED

     The combined results of operations of the Founding Companies for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of sales, gross profit, selling, general and administrative expenses and income from operations of the individual Founding Companies on a historical basis. The combined results also exclude the effect of pro forma adjustments and, therefore, may not be indicative of the Company's postcombination results of operations for a number of the following reasons: (i) the Founding Companies were not under common control or management during the periods presented, (ii) the Founding Companies used different tax structures (S Corporations or C Corporations) during the periods presented, (iii) the Company will incur incremental costs related to its new corporate management and the costs of being a publicly-traded company, (iv) the Company used the purchase method of accounting to record the Mergers, resulting in the recording and amortization of goodwill, (v) the combined data do not include the preacquisition results of operations of certain businesses acquired by the Founding Companies prior to the Offering and (vi) the combined data do not reflect the Compensation Differential, Interest Differential or potential benefits and cost savings the Company expects to realize once Transportation Components and the Founding Companies begin operating as a combined entity.

     The following table sets forth the historical results of operations for the combined companies:

                                                                                                          THREE MONTHS ENDED
                                                                FISCAL YEAR(1)                                MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $ 164,728      100.0% $ 171,273      100.0% $ 192,442      100.0% $  46,651      100.0%
Cost of sales........................    117,303       71.2    120,724       70.5    134,650       70.0     32,696       70.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................     47,425       28.8     50,549       29.5     57,792       30.0     13,955       29.9
Selling, general and administrative
  expenses...........................     41,277       25.1     42,650       24.9     47,108       24.4     11,168       23.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $   6,148        3.7% $   7,899        4.6% $  10,684        5.6% $   2,787        6.0%
                                       =========  =========  =========  =========  =========  =========  =========  =========


                                               1998
                                       --------------------

Revenues.............................  $  55,893      100.0%
Cost of sales........................     38,733       69.3
                                       ---------  ---------
Gross profit.........................     17,160       30.7
Selling, general and administrative
  expenses...........................     13,029       23.3
                                       ---------  ---------
Income from operations...............  $   4,131        7.4%
                                       =========  =========

------------

(1) The financial data are presented on a historical basis for the Founding Companies. The years presented are as follows: Carter -- March 29, 1996 and March 31, 1997 and 1998, respectively; Cook Brothers and Gear &
    Wheel -- June 30, 1996 and 1997 and March 31, 1998, respectively;
    Universal -- June 30, 1995, 1996 and 1997; Plaza -- August 31, 1995 and 1996
    and December 31, 1997, respectively; Perfection and TCC -- September 30, 1995, 1996 and 1997; and Amparts and Drive Line -- December 31, 1995, 1996 and 1997.

COMBINED RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Combined revenues increased $9.2 million, or 19.8%, from $46.7 million in the three months ended March 31, 1997 to $55.9 million in the corresponding period in 1998. This increase was primarily attributable to an increase in sales by Amparts of $1.8 million, Gear & Wheel of $0.8 million, Perfection of $2.7 million, Plaza of $0.7 million, TCC of $1.0 million and Universal of $0.9 million. Amparts' increase of $1.8 million was primarily attributable to increased parts sales in Mexico. Perfection's increase of $2.7 million was primarily attributable to an increase in its equipment assembly business.

     GROSS PROFIT. Combined gross profit increased $3.2 million, or 23.0%, from $14.0 million in the three months ended March 31, 1997 to $17.2 million in the corresponding period in 1998. As a percentage of revenues, gross profit increased from 29.9% in the 1997 period to 30.7% in the 1998 period. This increase was primarily attributable to improved gross profit margins at Amparts, Carter, Cook Brothers, Gear & Wheel, TCC and Universal.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $1.8 million, or 16.7%, from $11.2 million in the three months ended March 31, 1997 to $13.0 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 23.9% in the 1997 period to 23.3% in the 1998 period. This decrease was primarily attributable to an increase in revenues without a commensurate increase in expenses at Amparts, Cook Brothers, Plaza, Perfection and Universal, partially offset by an increase in selling, general and administrative expenses of $0.5 million at Gear & Wheel as a result of a move to a larger facility.

COMBINED RESULTS FOR 1997 COMPARED TO 1996

     REVENUES. Combined revenues increased $21.1 million, or 12.4%, from $171.3 million in 1996 to $192.4 million in 1997. All of the Founding Companies contributed to the increase in combined revenues. Amparts accounted for $7.9 million of the increase, primarily as a result of increased parts sales to customers in South America and the continuing improvement in the Mexican economy. In addition, Carter opened a new facility and Gear & Wheel acquired a distribution operation in May 1997.

     GROSS PROFIT. Combined gross profit increased $7.3 million, or 14.3%, from $50.5 million in 1996 to $57.8 million in 1997. As a percentage of revenues, gross profit increased from 29.5% in 1996 to 30.0% in 1997. This increase was primarily attributable to improved gross profit margins at Amparts, Carter, TCC, Gear & Wheel, Cook Brothers, Perfection and Plaza.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $4.4 million, or 10.5%, from $42.7 million in 1996 to $47.1 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 24.9% in 1996 to 24.4% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses at TCC, Amparts, Cook Brothers and Universal, partially offset by an increase in selling, general and administrative expenses as a percentage of revenues at Carter, Perfection, Plaza, Gear & Wheel and Drive Line.

COMBINED RESULTS FOR 1996 COMPARED TO 1995

     REVENUES. Combined revenues increased $6.6 million, or 4.0%, from $164.7 million in 1995 to $171.3 million in 1996. This increase was primarily attributable to an increase in parts sales at Amparts of $4.3 million, Perfection of $2.3 million and TCC of $1.7 million, partially offset by a decrease in parts sales at Cook Brothers of $1.1 million and Drive Line of $1.0 million. Amparts' increase of $4.3 million was primarily a result of its increased sales in Mexico.

     GROSS PROFIT. Combined gross profit increased $3.1 million, or 6.6%, from $47.4 million in 1995 to $50.5 million in 1996. As a percentage of revenues, gross profit increased from 28.8% in 1995 to 29.5% in 1996. This increase was primarily attributable to improved gross profit margins at Carter, Cook, Drive Line Gear & Wheel, Plaza, TCC and Universal.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Combined selling, general and administrative expenses increased $1.4 million, or 3.3%, from $41.3 million in 1995 to $42.7 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 25.1% in 1995 to 24.9% in 1996. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses at Carter and Perfection, partially offset by an increase in selling, general and administrative expenses as a percentage of revenues at TCC, Cook, Drive Line, Gear & Wheel, Plaza and Universal.

COMBINED LIQUIDITY AND CAPITAL RESOURCES

     On a combined basis, the Founding Companies used $1.9 million of net cash from operating activities for the three months ended March 31, 1998. Net cash used in investing activities was $2.2 million, representing $0.8 million to purchase property and equipment and $1.7 million to acquire three parts distribution operations, offset by $0.3 million in proceeds from the sale of property and equipment. Net cash provided by financing activities was $4.4 million, representing additional borrowings of debt. As of March 31, 1998, the Founding Companies had working capital of $26.0 million and total debt of $42.6 million.

     On a combined basis, the Founding Companies generated $1.9 million of net cash from operating activities during 1997. Net cash used in investing activities was $3.8 million, primarily to purchase property and equipment. Net cash provided by financing activities totaled $1.6 million and was comprised of additional borrowings of debt totaling $3.3 million offset by S Corporation shareholder distributions totaling $1.5 million. As of December 31, 1997, the Founding Companies had working capital of $31.0 million and total debt of $37.6 million.

     The Company intends to pursue an aggressive acquisition program. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings under the proposed credit facility discussed below and cash flow from operations. The Company anticipates that its cash flow from operations will provide cash in excess of its working capital and debt service requirements and planned capital expenditures for the foreseeable future.

     The Company has obtained a credit facility of $75.0 million from the Bank. The credit facility will be used to fund acquisitions and working capital requirements. The credit facility is subject to various loan covenants including: (i) maintenance of certain financial ratios regarding total debt to cash flow, fixed charge coverage and consolidated net worth, (ii) restrictions on additional indebtedness and (iii) restrictions on liens, guarantees, advances and dividends. The credit facility is subject to customary drawing conditions.

     On June 24, 1998, the Company consummated its initial public offering of its common stock and simultaneously consummated the Mergers of the nine Founding Companies. Shares issued in connection with the initial public offering were sold to the public at $8.00 per share. The net proceeds to the Company from the initial public offering (after deducting underwriting discounts, commissions and estimated offering expenses) and amounts available under the credit facility were used to pay approximately $15.7 million as the cash portion of the purchase price and to repay approximately $22.1 million of debt assumed in the Mergers.

CARTER -- RESULTS OF OPERATIONS

     Carter, headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. Carter primarily distributes commercial vehicle parts and, to a lesser extent, auto parts.

     The following table sets forth the historical results of operations for
Carter:

                                                                     YEAR ENDED
                                          ----------------------------------------------------------------
                                             MARCH 29, 1996        MARCH 31, 1997        MARCH 31, 1998
                                          --------------------  --------------------  --------------------
                                                               (DOLLARS IN THOUSANDS)
Revenues................................  $  35,824      100.0% $  35,437      100.0% $  37,982      100.0%
Cost of sales...........................     24,463       68.3     24,049       67.9     25,633       67.5
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................     11,361       31.7     11,388       32.1     12,349       32.5
Selling, general and administrative
  expenses..............................     10,710       29.9     10,378       29.3     11,261       29.6
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $     651        1.8% $   1,010        2.8% $   1,088        2.9%
                                          =========  =========  =========  =========  =========  =========

CARTER RESULTS FOR THE YEAR ENDED MARCH 31, 1998 COMPARED TO THE YEAR ENDED MARCH 31, 1997

     REVENUES. Revenues increased $2.6 million, or 7.2%, from $35.4 million in 1997 to $38.0 million in 1998. This increase was primarily attributable to $1.5 million of revenues generated from a new facility in Rialto, California which was opened in May 1997 and a $0.8 million increase in part sales in Hawaii.

     GROSS PROFIT. Gross profit increased $0.9 million, or 8.4%, from $11.4 million in 1997 to $12.3 million in 1998. As a percentage of revenues, gross profit increased from 32.1% in 1997 to 32.5% in 1998. This increase was primarily attributable to an inventory charge taken in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.9 million, or 8.5%, from $10.4 million in 1997 to $11.3 million in 1998. As a percentage of revenues, selling, general and administrative expenses increased from 29.3% in 1997 to 29.6% in 1998. This increase was primarily attributable to a $0.3 million increase in owners' compensation, a $0.3 million increase in expenses from the new facility in Rialto, California and a $0.2 million increase in wages and personnel expenses.

CARTER RESULTS FOR THE YEAR ENDED MARCH 31, 1997 COMPARED TO THE YEAR ENDED MARCH 29, 1996

     REVENUES. Revenues decreased $0.4 million, or 1.1%, from $35.8 million in 1996 to $35.4 million in 1997. This decrease was primarily attributable to decreased parts sales in California.

     GROSS PROFIT. Gross profit was $11.4 million in 1996 and in 1997. As a percentage of revenues, gross profit increased from 31.7% in 1996 to 32.1% in 1997. This increase was primarily attributable to lower purchasing costs and increased sales of higher margin products.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $0.3 million, or 3.1%, from $10.7 million in 1996 to $10.4 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 29.9% in 1996 to 29.3% in 1997. This decrease was attributable to reduced professional fees of $0.1 million, salaries of $0.1 million, bad debts of $0.1 million and lease expense of $0.1 million.

CARTER LIQUIDITY AND CAPITAL RESOURCES

     Carter used $0.4 million of net cash from operating activities for the year ended March 31, 1998. Net cash used in investing activities was $0.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.4 million, primarily representing additional borrowings of debt. As of March 31, 1998, Carter had working capital of $4.9 million and total debt of $6.1 million.

TCC -- RESULTS OF OPERATIONS

     TCC, headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes.

     The following table sets forth the historical results of operations for
TCC:

                                                                                                           SIX MONTHS ENDED
                                                           YEAR ENDED SEPTEMBER 30,                           MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  28,147      100.0% $  29,876      100.0% $  32,274      100.0% $  15,871      100.0%
Cost of sales........................     20,460       72.7     21,677       72.6     23,331       72.3     11,577       72.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      7,687       27.3      8,199       27.4      8,943       27.7      4,294       27.1
Selling, general and administrative
  expenses...........................      6,994       24.8      7,560       25.3      7,746       24.0      3,565       22.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     693        2.5% $     639        2.1% $   1,197        3.7% $     729        4.6%
                                       =========  =========  =========  =========  =========  =========  =========  =========


                                               1998
                                       --------------------

Revenues.............................  $  17,645      100.0%
Cost of sales........................     12,552       71.1
                                       ---------  ---------
Gross profit.........................      5,093       28.9
Selling, general and administrative
  expenses...........................      4,108       23.3
                                       ---------  ---------
Income from operations...............  $     985        5.6%
                                       =========  =========

TCC RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 1998 COMPARED TO THE SIX MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $1.7 million, or 11.2%, from $15.9 million in the six months ended March 31, 1997 to $17.6 million in the corresponding period in 1998. This increase was primarily attributable to a $0.4 million increase in sales generated by a parts distribution and service center acquired in January 1998 and an increase in part sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.8 million, or 18.6%, from $4.3 million in the six months ended March 31, 1997 to $5.1 million in the corresponding period in 1998. As a percentage of revenues, gross profit increased from 27.1% in the 1997 period to 28.9% in the 1998 period. This increase was primarily attributable to an increase in purchase rebates negotiated with vendors.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 15.2%, from $3.6 million in the six months ended March 31, 1997 to $4.1 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses increased from 22.5% in the 1997 period to 23.3% in the 1998 period. This increase was primarily attributable to a $0.2 million increase in sales commissions and expenses, a $0.1 million increase in salaries for warehouse employees as a result of increased personnel needed to service increased sales volume, and a $0.1 million increase attributable to the parts distribution and service center acquired in January 1998.

TCC RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $2.4 million, or 8.0%, from $29.9 million in 1996 to $32.3 million in 1997. This increase was primarily attributable to increased parts sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.7 million, or 9.1%, from $8.2 million in 1996 to $8.9 million in 1997. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 2.5%, from $7.6 million in 1996 to $7.8 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 25.3% in 1996 to 24.0% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

TCC RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1995

     REVENUES. Revenues increased $1.8 million, or 6.1%, from $28.1 million in 1995 to $29.9 million in 1996. This increase was primarily attributable to increased parts sales to specialty OEMs.

     GROSS PROFIT. Gross profit increased $0.5 million, or 6.7%, from $7.7 million in 1995 to $8.2 million in 1996. As a percentage of revenues, gross profit remained relatively unchanged between the corresponding periods.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 8.1%, from $7.0 million in 1995 to $7.6 million in 1996. As a percentage of revenues, selling, general and administrative expenses increased from 24.8% in 1995 to 25.3% in 1996. This increase was primarily attributable to a $0.2 million increase in wages, a $0.2 million increase in advertising and a $0.2 million asset write-off in 1996 related to the discontinuation of a product line.

TCC LIQUIDITY AND CAPITAL RESOURCES

     TCC used $0.2 million of net cash from operating activities for the six months ended March 31, 1998. Net cash used by investing activities was $0.5 million, primarily to acquire a parts distribution and service center in January 1998. Net cash provided by financing activities was $0.2 million, representing $0.3 million in additional borrowings of debt, partially offset by $0.1 million in distributions to shareholders. As of March 31, 1998, TCC had working capital of $2.6 million and total debt of $2.6 million.

     TCC generated $0.7 million of net cash from operating activities for the year ended September 30, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash used by financing activities was $0.3 million, representing $0.2 million in the payment of long-term debt and $0.1 million in distributions to shareholders. As of September 30, 1997, TCC had working capital of $2.2 million and total debt of $2.3 million.

GEAR & WHEEL -- RESULTS OF OPERATIONS

     Gear & Wheel, headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. Gear & Wheel primarily distributes commercial vehicle parts and also remanufactures brakes, clutches, drive train components and turbochargers.

     The following table sets forth the historical results of operations for Gear & Wheel:

                                                     YEAR ENDED JUNE 30,                     NINE MONTHS ENDED MARCH 31,
                                          ------------------------------------------  ------------------------------------------
                                                  1996                  1997                  1997                  1998
                                          --------------------  --------------------  --------------------  --------------------
                                                                          (DOLLARS IN THOUSANDS)
Revenues................................  $  20,710      100.0% $  21,475      100.0% $  15,672      100.0% $  17,924      100.0%
Cost of sales...........................     14,299       69.0     14,644       68.2     11,024       70.3     12,388       69.1
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      6,411       31.0      6,831       31.8      4,648       29.7      5,536       30.9
Selling, general and administrative
  expenses..............................      5,201       25.2      5,471       25.5      3,508       22.4      4,752       26.5
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   1,210        5.8% $   1,360        6.3% $   1,140        7.3% $     784        4.4%
                                          =========  =========  =========  =========  =========  =========  =========  =========

GEAR & WHEEL RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE NINE MONTHS ENDED
MARCH 31, 1997.

     REVENUES. Revenues increased $2.2 million, or 14.4%, from $15.7 million in the nine months ended March 31, 1997 to $17.9 million in the corresponding period in 1998. This increase was primarily attributable to the acquisition of a distribution operation in Daytona, Florida in May 1997 and an increase in sales at the Tallahassee, Florida location which was opened in mid-1996.

     GROSS PROFIT. Gross profit increased $0.9 million, or 19.1%, from $4.6 million in the nine months ended March 31, 1997 to $5.5 million in the corresponding period in 1998. As a percentage of revenues, gross profit increased from 29.7% in the 1997 period to 30.9% in the 1998 period. This increase was primarily attributable to increased sales of truck accessories and paint that produce slightly higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.3 million, or 35.5%, from $3.5 million in the nine months ended March 31, 1997 to $4.8 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses increased from 22.4% in the 1997 period to 26.5% in the 1998 period. This increase was primarily attributable to a $0.5 million increase in wages as a result of increased personnel needed to service increased sales volume, a $0.5 million increase in expenses as a result of relocation to a new facility and a $0.2 million increase in occupancy costs as a result of opening the new facility.

GEAR & WHEEL RESULTS FOR THE YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 30, 1996

     REVENUES. Revenues increased $0.8 million, or 3.7%, from $20.7 million in 1996 to $21.5 million in 1997. This increase was primarily attributable to the opening of a parts distribution center in Tallahassee, Florida.

     GROSS PROFIT. Gross profit increased $0.4 million, or 6.6%, from $6.4 million in 1996 to $6.8 million in 1997. As a percentage of revenues, gross profit increased from 31.0% in 1996 to 31.8% in 1997. This increase was primarily attributable to an increase in volume discounts.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 5.2%, from $5.2 million in 1996 to $5.5 million in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 25.2% in 1996 to 25.5% in 1997. This increase was primarily attributable to an increase in expenses associated with opening a new location in Tallahassee, Florida.

GEAR & WHEEL LIQUIDITY AND CAPITAL RESOURCES

     Gear & Wheel used $0.3 million of net cash from operating activities for the nine months ended March 31, 1998. Net cash used in investing activities was $0.5 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.5 million, primarily representing additional borrowings of debt. As of March 31, 1998, Gear & Wheel had working capital of $5.6 million and debt of $3.7 million.

     Gear & Wheel generated $0.3 million of net cash from operating activities for the year ended June 30, 1997. Net cash used in investing activities was $0.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, representing additional borrowings of debt totaling $0.3 million offset by $0.1 million in distributions to shareholders. As of June 30, 1997, Gear & Wheel had working capital of $5.5 million and debt of $3.2 million.

AMPARTS -- RESULTS OF OPERATIONS

     Amparts International, Inc., headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates, Amparts, Inc., and Proveedor Mayorista al Refaccionario S.A. de C.V., serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts.

     The following table sets forth the historical results of operations for
Amparts:

                                                                                                          THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            MARCH 31,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  10,528      100.0% $  14,806      100.0% $  22,687      100.0% $   4,707      100.0%
Cost of sales........................      7,709       73.2     11,278       76.2     17,240       76.0      3,545       75.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,819       26.8      3,528       23.8      5,447       24.0      1,162       24.7
Selling, general and administrative
  expenses...........................      1,779       16.9      2,326       15.7      2,857       12.6        675       14.4
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $   1,040        9.9% $   1,202        8.1% $   2,590       11.4% $     487       10.3%
                                       =========  =========  =========  =========  =========  =========  =========  =========


                                               1998
                                       --------------------

Revenues.............................  $   6,489      100.0%
Cost of sales........................      4,768       73.5
                                       ---------  ---------
Gross profit.........................      1,721       26.5
Selling, general and administrative
  expenses...........................        889       13.7
                                       ---------  ---------
Income from operations...............  $     832       12.8%
                                       =========  =========

AMPARTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $1.8 million, or 37.9%, from $4.7 million in the three months ended March 31, 1997 to $6.5 million in the corresponding period in 1998. This increase was primarily attributable to increased parts sales to customers located in Mexico as a result of the continuing improvement in the Mexican economy and the opening of two new facilities in Mexico.

     GROSS PROFIT. Gross profit increased $0.5 million, or 48.1%, from $1.2 million in the three months ended March 31, 1997 to $1.7 million in the corresponding period in 1998. As a percentage of revenues, gross profit increased from 24.7% in the 1997 period to 26.5% in the 1998 period. This increase was primarily attributable to increased sales to customers in Mexico who paid purchase prices resulting in higher profit margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 31.7%, from $0.7 million in the three months ended March 31, 1997 to $0.9 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 14.4% in the 1997 period to 13.7% in the 1998 period. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

AMPARTS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $7.9 million, or 53.2%, from $14.8 million in 1996 to $22.7 million in 1997. This increase was primarily attributable to increased parts sales to customers located in South America and the continuing improvement in the Mexican economy.

     GROSS PROFIT. Gross profit increased $1.9 million, or 54.4%, from $3.5 million in 1996 to $5.4 million in 1997. As a percentage of revenues, gross profit increased from 23.8% in 1996 to 24.0% in 1997. This increase is primarily attributable to increased sales to customers located in Mexico which historically have relatively higher gross profit margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.6 million, or 22.8%, from $2.3 million in 1996 to $2.9 million in 1997. As a percentage of revenues, selling, general and administrative expenses decreased from 15.7% in 1996 to 12.6% in 1997. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

AMPARTS RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $4.3 million, or 40.6%, from $10.5 million in 1995 to $14.8 million in 1996. This increase was primarily the result of the improved economy in Mexico. In December 1994 and early 1995, the Mexican peso suffered significant devaluations, which caused a dramatic slowdown in sales of imported parts in Mexico during 1995.

     GROSS PROFIT. Gross profit increased $0.7 million, or 25.2%, from $2.8 million in 1995 to $3.5 million in 1996. As a percentage of revenues, gross profit decreased from 26.8% in 1995 to 23.8% in 1996. This decrease was primarily attributable to sales of products during 1995 with higher margins and management's efforts to compensate for the risk associated with exchange rate fluctuations occurring in Mexico during 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 30.7%, from $1.8 million in 1995 to $2.3 million in 1996. As a percentage of revenues, selling, general and administrative expenses decreased from 16.9% in 1995 to 15.7% in 1996. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

AMPARTS LIQUIDITY AND CAPITAL RESOURCES

     Amparts provided $0.4 million of net cash from operating activities for the three months ended March 31, 1998. Net cash used by financing activities was $0.2 million, representing $0.4 million in payment of dividends, partially offset by $0.2 million in additional borrowings of debt. As of March 31, 1998, Amparts had working capital of $3.2 million and total debt of $1.8 million.

     Amparts used $0.3 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash used in financing activities was $0.4 million, representing $0.3 million in payment of dividends, partially offset by $0.1 million in additional borrowings of debt. As of December 31, 1997, Amparts had working capital of $3.0 million and total debt of $1.6 million.

COOK BROTHERS -- RESULTS OF OPERATIONS

     Cook Brothers, headquartered in Binghamton, New York, was founded in 1918 and serves customers principally in New York and Pennsylvania. Cook Brothers primarily distributes commercial vehicle parts and sells Mack trucks.

     The following table sets forth the historical results of operations for Cook Brothers:

                                                  YEAR ENDED JUNE 30,                     NINE MONTHS ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)
Revenues.............................  $  22,327      100.0% $  21,204      100.0% $  16,357      100.0% $  18,391      100.0%
Cost of sales........................     15,885       71.1     14,473       68.3     11,504       70.3     12,517       68.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      6,442       28.9      6,731       31.7      4,853       29.7      5,874       31.9
Selling, general and administrative
  expenses...........................      5,454       24.5      5,449       25.7      4,122       25.2      4,294       23.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     988        4.4% $   1,282        6.0% $     731        4.5% $   1,580        8.6%
                                       =========  =========  =========  =========  =========  =========  =========  =========

COOK BROTHERS RESULTS FOR THE NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE NINE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $2.0 million, or 12.4%, from $16.4 million in the nine months ended March 31, 1997 to $18.4 million in the corresponding period in 1998. This increase was primarily attributable to a $1.1 million increase in sales at recently acquired facilities in Scranton, Pennsylvania and Wilkes Barre, Pennsylvania.

     GROSS PROFIT. Gross profit increased $1.0 million, or 21.0%, from $4.9 million in the nine months ended March 31, 1997 to $5.9 million in the corresponding period in 1998. As a percentage of revenues, gross profit increased from 29.7% in the 1997 period to 31.9% in the 1998 period. This increase was primarily attributable to an increase in higher margin service revenues at the recently acquired facilities.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million, or 4.2%, from $4.1 million in the nine months ended March 31, 1997 to $4.3 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 25.2% in the 1997 period to 23.3% in the 1998 period. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

COOK BROTHERS RESULTS FOR THE YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $1.1 million, or 5.0%, from $22.3 million in 1996 to $21.2 million in 1997. This decrease was primarily attributable to several large truck sales made in 1996 that were not repeated in 1997.

     GROSS PROFIT. Gross profit increased $0.3 million, or 4.5%, from $6.4 million in 1996 to $6.7 million in 1997. As a percentage of revenues, gross profit increased from 28.9% in 1996 to 31.7% in 1997. This increase was primarily attributable to higher vendor rebates for parts combined with a decline in lower-margin truck sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses remained relatively unchanged between the corresponding periods. As a percentage of revenues, selling, general and administrative expenses increased from 24.5% in 1996 to 25.7% in 1997. This increase was primarily attributable to a decrease in revenues from truck sales without a commensurate decrease in selling, general and administrative expenses related to truck sales.

COOK BROTHERS LIQUIDITY AND CAPITAL RESOURCES

     Cook Brothers used $1.2 million of net cash from operating activities for the nine months ended March 31, 1998. Net cash used in investing activities was $1.9 million primarily to purchase $1.0 million of property and equipment and to acquire additional facilities in Scranton, Pennsylvania and Wilkes Barre, Pennsylvania for $1.2 million. Net cash provided by financing activities was $3.8 million, primarily representing additional borrowings of debt. As of March 31, 1998, Cook Brothers had working capital of $2.3 million and total debt of $16.8 million.

     Cook Brothers generated $0.7 million net cash from operating activities for the year ended June 30, 1997. Net cash used in investing activities was $0.7 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.1 million, primarily representing proceeds from debt. As of June 30, 1997, Cook Brothers had working capital of $8.7 million and debt of $13.0 million.

PLAZA FLEET PARTS -- RESULTS OF OPERATIONS

     Plaza, headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. Plaza primarily distributes commercial vehicle parts and also performs installation and maintenance services and relines brake shoes.

                                              THREE MONTHS ENDED MARCH 31,
                                       ------------------------------------------
                                               1997                  1998
                                       --------------------  --------------------
                                                 (DOLLARS IN THOUSANDS)
Revenues.............................  $   5,163      100.0% $   5,829      100.0%
Cost of sales........................      3,413       66.1      3,887       66.7
                                       ---------  ---------  ---------  ---------
Gross profit.........................      1,750       33.9      1,942       33.3
Selling, general and administrative
  expenses...........................      1,405       27.2      1,521       26.1
                                       ---------  ---------  ---------  ---------
Income from operations...............  $     345        6.7% $     421        7.2%
                                       =========  =========  =========  =========

PLAZA RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $0.6 million, or 12.9%, from $5.2 million in the three months ended March 31, 1997 to $5.8 million in the corresponding period in 1998. This increase was primarily attributable to $0.3 million of sales from a parts distribution center acquired in February 1998.

     GROSS PROFIT. Gross profit increased $0.2 million, or 11.0%, from $1.7 million in the three months ended March 31, 1997 to $1.9 million in the corresponding period in 1998. As a percentage of revenues, gross profit decreased from 33.9% in the 1997 period to 33.3% in the 1998 period. This decrease was primarily attributable to lower gross profits on revenues generated from the parts distribution center acquired in February 1998.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 8.3%, from $1.4 million in the three months ended March 31, 1997 to $1.5 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 27.2% in the 1997 period to 26.1% in the 1998 period. This decrease was primarily attributable to an increase in revenues without a commensurate increase in selling, general and administrative expenses.

PLAZA LIQUIDITY AND CAPITAL RESOURCES

     Plaza generated $ 0.3 million of net cash from operating activities for the three months ended March 31, 1998. Net cash used in investing activities was $0.5 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, representing additional borrowings of debt. As of March 31, 1998, Plaza had working capital of $2.7 million and total debt of $2.6 million.

     Plaza generated $0.3 million of net cash from operating activities for the year ended December 31, 1997. Net cash used in investing activities was $0.3 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, representing net changes in the line of credit and long-term debt. As of December 31, 1997, Plaza had working capital of $2.7 million and total debt of $2.5 million.

PERFECTION -- RESULTS OF OPERATIONS

     Perfection, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. Perfection primarily distributes commercial vehicle parts and assembles specialty commercial vehicle equipment and also performs installation and maintenance services.

     The following table sets forth the historical results of operations for
Perfection:

                                                   YEAR ENDED SEPTEMBER 30,                   SIX MONTHS ENDED MARCH 31,
                                          ------------------------------------------  ------------------------------------------
                                                  1996                  1997                  1997                  1998
                                          --------------------  --------------------  --------------------  --------------------
                                                                          (DOLLARS IN THOUSANDS)
Revenues................................  $  11,346      100.0% $  11,925      100.0% $   5,237      100.0% $  10,627      100.0%
Cost of sales...........................      8,788       77.5      9,210       77.2      4,013       76.6      8,231       77.5
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      2,558       22.5      2,715       22.8      1,224       23.4      2,396       22.5
Selling, general and administrative
  expenses..............................      1,992       17.5      2,276       19.1        980       18.7      1,381       12.9
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $     566        5.0% $     439        3.7% $     244        4.7% $   1,015        9.6%
                                          =========  =========  =========  =========  =========  =========  =========  =========

PERFECTION RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 1998 COMPARED TO THE SIX MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues increased $5.4 million, or 102.9%, from $5.2 million in the six months ended March 31, 1997 to $10.6 million in the corresponding period in 1998. This increase was primarily attributable to a $4.8 million increase in revenues associated with its equipment assembly business, $4.3 million of which related to purchase orders with two oilfield service companies. In addition, Perfection generated increased parts sales, including the sale of parts to a major oilfield service company.

     GROSS PROFIT. Gross profit increased $1.2 million, or 95.8%, from $1.2 million in the six months ended March 31, 1997 to $2.4 million in the corresponding period in 1998. As a percentage of revenues, gross profit decreased from 23.4% in the 1997 period to 22.5% in the 1998 period. This decrease in the gross profit margin was primarily attributable to a change in revenue mix toward the equipment assembly business in which Perfection typically experiences lower margins in the early stages of the contract.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.4 million, or 40.9%, from $1.0 million in the six months ended March 31, 1997 to $1.4 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses decreased from 18.7% in the 1997 period to 12.9% in the 1998 period. This decrease was primarily attributable to a revenue increase without a commensurate increase in selling, general and administrative expenses.

PERFECTION RESULTS FOR THE YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 1996

     REVENUES. Revenues increased $0.6 million, or 5.1%, from $11.3 million in 1996 to $11.9 million in 1997. This increase was primarily attributable to an increase in the equipment assembly business.

     GROSS PROFIT. Gross profit increased $0.1 million, or 6.1%, from $2.6 million in 1996 to $2.7 million in 1997. As a percentage of revenues, gross profit increased from 22.5% in 1996 to 22.8% in 1997. This increase was primarily attributable to $1.3 million of lower margin direct shipment equipment sales in 1996 that was not repeated in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.3 million, or 14.3%, from $2.0 million in 1996 to $2.3 million in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 17.5% in 1996 to 19.1% in 1997. This increase was primarily attributable to an increase in owners' compensation and employee salaries and wages.

PERFECTION LIQUIDITY AND CAPITAL RESOURCES

     Perfection used $0.8 million of net cash from operating activities for the six months ended March 31, 1998. Net cash used in investing activities was $0.1 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.9 million, primarily representing additional borrowings of debt. As of March 31, 1998, Perfection had working capital of $3.1 million and total debt of $3.6 million.

     Perfection generated $0.2 million of net cash from operating activities for the year ended September 30, 1997. Net cash used in financing activities was $0.2 million, representing primarily the purchase of treasury stock. As of September 30, 1997, Perfection had working capital of $1.3 million and total debt of $2.8 million.

DRIVE LINE -- RESULTS OF OPERATIONS

     Drive Line, headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. Drive Line primarily distributes commercial vehicle parts to OEMs and other end-users and military vehicle parts to the United States military.

     The following table sets forth the selected historical results of operations for Drive Line:

                                                YEAR ENDED DECEMBER 31,                   THREE MONTHS ENDED MARCH 31,
                                       ------------------------------------------  ------------------------------------------
                                               1996                  1997                  1997                  1998
                                       --------------------  --------------------  --------------------  --------------------
                                                 (DOLLARS IN THOUSANDS)
Revenues.............................  $   4,227      100.0% $   5,997      100.0% $   1,745      100.0% $   1,719      100.0%
Cost of sales........................      2,290       54.2      3,385       56.4        958       54.9      1,205       70.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      1,937       45.8      2,612       43.6        787       45.1        514       29.9
Selling, general and administrative
  expenses...........................      1,008       23.8      1,530       25.6        376       21.6        486       28.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     929       22.0% $   1,082       18.0% $     411       23.5% $      28        1.6%
                                       =========  =========  =========  =========  =========  =========  =========  =========

DRIVE LINE RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     REVENUES. Revenues remained relatively unchanged at $1.7 million in the three months ended March 31, 1997 compared to the corresponding period in 1998. Revenues from the sale of parts purchased from component manufacturers increased while sales of surplus parts purchased from other sources decreased.

     GROSS PROFIT. Gross profit decreased $0.3 million, or 34.6%, from $0.8 million in the three months ended March 31, 1997 to $0.5 million in the corresponding period in 1998. As a percentage of revenues, gross profit decreased from 45.1% in the 1997 period to 29.9% in the 1998 period. This decrease was primarily attributable to the decline in sales of surplus parts that typically have higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.1 million, or 29.2%, from $0.4 million in the three months ended March 31, 1997 to $0.5 million in the corresponding period in 1998. As a percentage of revenues, selling, general and administrative expenses increased from 21.6% in the 1997 period to 28.3% in the 1998 period. This increase was primarily attributable to an increase in owners' compensation.

DRIVE LINE RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     REVENUES. Revenues increased $1.8 million, or 41.9%, from $4.2 million in 1996 to $6.0 million in 1997. This increase was primarily attributable to a $1.3 million increase in sales of parts from one of its primary vendors.

     GROSS PROFIT. Gross profit increased $0.7 million, or 34.8%, from $1.9 million in 1996 to $2.6 million in 1997. As a percentage of revenues, gross profit decreased from 45.8% in 1996 to 43.6% in 1997. This decrease was primarily attributable to a $1.3 million increase in sales of one product line which has a relatively lower gross profit margin.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.5 million, or 51.8%, from $1.0 million in 1996 to $1.5 million in 1997. As a percentage of revenues, selling, general and administrative expenses increased from 23.8% in 1996 to 25.6% in 1997. This increase was primarily attributable to salaries for additional employees to support the Company's growth and an increase in owner's compensation.

DRIVE LINE LIQUIDITY AND CAPITAL RESOURCES

     Drive Line used $0.2 million of net cash from operating activities for the three months ended March 31, 1998. Net cash used in investing activities was $0.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.4 million, primarily representing borrowings on debt. As of March 31, 1998, Drive Line had working capital of $0.1 million and total debt of $4.1 million.

     Drive Line generated $0.9 million of net cash in operating activities for the year ended December 31, 1997. Net cash used in investing activities was $1.2 million, primarily to purchase property and equipment. Net cash provided by financing activities was $0.2 million, which represents proceeds from long-term debt, net of repayments, of $1.2 million less distributions to shareholders in the amount of $1.0 million. As of December 31, 1997, Drive Line had working capital of $0.3 million and total debt of $3.7 million.

FOREIGN CURRENCY RATE FLUCTUATIONS

     For the years ended December 31, 1995, 1996 and 1997, 3.6%, 6.6% and 8.3%, respectively, of the Company's combined revenues were billed and collected in a foreign currency. Substantially all of the expenses of operating the Company's foreign subsidiary are incurred in a foreign currency. Consequently, the Company's reported financial results are affected by fluctuations of foreign currencies against the U.S. dollar. The Company periodically performs foreign currency hedging to reduce its foreign currency transaction exposures. For the years ended December 31, 1995, 1996 and 1997, currency rate fluctuations did not have a material effect on the Company's financial position, results of operations or cash flows.

SEASONALITY

     The Company's business is seasonal in nature with revenues historically running higher in the first quarter of each year than in the Company's fourth quarter. However, in 1997 the Company's fourth quarter sales were approximately 9% higher than first quarter sales.

                                    BUSINESS

     TransCom USA was founded in 1997 to become a leading national, value-added independent distributor of replacement parts and supplies for Class III through Class VIII commercial trucks, trailers and other types of specialized heavy duty vehicles and equipment. Class III through Class VIII trucks range in size from one-ton commercial vehicles to tractor-trailer combinations, and represent a $22 billion annual market for parts and repairs. Specialized heavy duty vehicles and equipment include bulldozers, fork lifts, agricultural vehicles, airport vehicles, government-operated vehicles and marine applications and represent a significant additional market for parts and repairs. The Company believes that this industry, which is generally referred to as the "heavy duty parts and repair industry," includes approximately 14,100 participants in the United States, consisting of 11,500 independent parts distributors and repair shops and 2,600 OEM-authorized dealerships. The Company intends to pursue aggressively the consolidation of this highly-fragmented industry by combining a geographically dispersed group of independent distributors offering a broad selection of products and complementary services to a wide range of customers. Upon consummation of the IPO, Transportation Components acquired the nine Founding Companies, which have been in business an average of 40 years and had 1997 pro forma revenues of $208 million.

     The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports heavy duty parts to customers located in countries in South and Central America, Southeast Asia and the Pacific Rim. The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc., and Waste Management, Inc. and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, speciality OEMs and other end users.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The useful lives of the parts range from those of brake pads and filters, which are replaced at frequently scheduled intervals, to those of transmissions and engines that have relatively lengthy useful lives and can be remanufactured several times to or near original equipment specifications. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses and light duty trucks. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. As a result of its broad product selection, the Company believes that it has established a reputation with its customers as being more likely than its competitors to have in stock the parts requested by the customer. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing.

     The Company seeks to enable its customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns. The Company believes that the combination of its comprehensive product line, wide array of value-added services and national and international distribution capabilities provide it with a competitive advantage over other independent distributors and OEM-authorized dealerships.

INDUSTRY OVERVIEW

     The heavy duty parts and repair industry consists of: (i) component manufacturers, (ii) OEMs and OEM-authorized dealerships, (iii) independent distributors and (iv) repair shops and other end users. Component manufacturers produce parts for original and replacement use in heavy duty vehicles and equipment. OEMs assemble heavy duty vehicles and equipment using parts purchased from component manufacturers and sell the assembled products through OEM-authorized dealerships. In addition, OEM-authorized dealerships service the customer-operated vehicles and equipment they sell, and distribute replacement parts to end-user customers, generally during the initial warranty period. Independent distributors often have a larger inventory and wider selection of products available to customers than the typical OEM-authorized dealership. In fact, OEM-authorized dealerships often purchase out-of-stock heavy duty parts from independent distributors.

     The loss of productivity and costs associated with the breakdown of commercial vehicles and equipment operated by most customers of independent distributors make timely access to a broad selection of replacement parts essential. To service these customers, independent distributors typically carry a large volume of inventory, including parts from many different component manufacturers, to service a wide variety of vehicles and equipment. With the size and depth of the inventory maintained, independent distributors strive to deliver parts to customers on the same day on a more cost-effective basis. In contrast, OEM-authorized dealerships typically inventory parts for use primarily in vehicles assembled by their respective OEMs.

     Moreover, independent distributors provide customers with replacement parts not covered by the OEM warranty, either because the warranty period has expired or the part was never covered by a warranty. The warranties provided for new equipment sold by an OEM generally are "pass through" warranties from the original component manufacturer for each major component. The length of the warranty on covered components varies based on the reasonable expected useful life of the component.

     The heavy duty parts and repair industry currently is experiencing the same trends that have influenced other distribution industries in favor of integrated single-source suppliers, strategic alliances, supply chain management and enhanced management information systems. These trends have led to shorter delivery cycles, increased use of electronic data interchange ("EDI"), "partnering" relationships with customers, expansion of product offerings, vendor-managed inventory, the growth of regional and national accounts and other types of value-added services to meet customer demand for more services from their suppliers. In response, some independent distributors have developed databases to track the scheduled maintenance of customer-operated vehicles or fleets and arrange to deliver when required the parts necessary to perform scheduled maintenance procedures. Some independent distributors have also installed sophisticated EDI systems to automate order entry, inventory tracking, management and sourcing and delivery scheduling. Independent distributors are increasingly committing the capital and resources necessary to develop and maintain a large volume and wide selection of inventory at geographically dispersed distribution sites, expand product offerings, implement management information systems and pursue regional and national accounts. As a result, some independent distributors have initiated acquisition programs to enable them to increase the volume and selection of inventory, to expand product offerings and to leverage their fixed costs.

BENEFITS OF CONSOLIDATION

     Based on the experience of management of the Founding Companies, the number of independent distributors and repair shops in the industry and the acquisition activity in the industry, the Company believes that the heavy duty parts and repair industry is in the early stages of consolidation. The Company believes that most of the approximately 11,500 independent distributors and repair shops in this industry are small, owner-operated businesses with limited access to the capital required to develop and maintain a large volume and wide selection of inventory, expand product offerings, implement advanced management information systems and service regional and national accounts. In addition, the owners of these businesses traditionally have not had a viable exit strategy, leaving them with few attractive liquidity options. The Company believes that many of these businesses are potential acquisition candidates.

     The Company expects to be a leader in the consolidation of the heavy duty parts and repair industry. As the first public company formed to pursue aggressively the consolidation of this industry, the Company believes that it has significant acquisition opportunities. Additionally, the Company believes that the consolidation of the industry will provide it with the following benefits:

     PARTS PURCHASING. Independent distributors have historically negotiated parts pricing directly with the component manufacturers and have been unable to negotiate volume discounts as large as those made available to OEMs. In response, a number of independent distributors have formed buying groups in an effort to obtain greater volume discounts from component manufacturers. Although buying groups have been successful in achieving a moderate level of volume discounts, each member's decision to purchase parts through its affiliated buying group is voluntary. As a result, buying groups have not been able to leverage the full purchasing power of their combined members. The Company believes that a large, public independent distributor with national and international operations will be able to negotiate volume discounts from component manufacturers at least as great as those available to buying groups.

     DISTRIBUTION AND OPERATING EFFICIENCIES. The Company believes the consolidation of commonly-owned locations within a geographical area will provide distribution efficiencies, including (i) more cost-effective delivery of products from component manufacturers to independent distributors, (ii) leveraged regional management of individual locations and (iii) a greater availability of products enabling more timely delivery of products to customers. In addition, the consolidation of independent distributors will enable companies to make capital and personnel investments in advanced management and logistics systems that could not be justified or afforded on an individual location basis. As an example, the Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. The Company expects measurable cost savings in such areas as vehicle leasing and maintenance and information systems. Moreover, the Company intends to review the Founding Companies' operating and training programs and those of subsequently acquired businesses to identify those "best practices" that can be successfully implemented throughout its operations. The Company also believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

     NATIONAL SALES AND MARKETING. The Company expects the consolidation of the heavy duty parts and repair industry to result in increased opportunities to market itself to regional and national fleets as a single source parts provider. Currently, independent distributors are constrained from supplying some fleets because of the need for distribution centers in all parts of the United States to meet customer expectations for rapid delivery times. The Company believes that its broad distribution capabilities will provide it with a competitive advantage in pursuing single source provider relationships with regional and national fleets.

     CROSS-SELL PRODUCTS AND SERVICES. The Company also believes that the Founding Companies and subsequently acquired businesses will benefit from cross-selling opportunities to existing customers. Individual Founding Companies and subsequently acquired businesses will be able to access additional component brands, thereby expanding the range of brands available and increasing the likelihood that existing customers will consider the Company to be a single source provider. Moreover, the Company expects to be able to offer its customers a warranty on parts sold and services provided that would be honored by any of the Company's locations across the United States.

STRATEGY

     The Company's objective is to be a leading national, value-added independent distributor of replacement parts and supplies for commercial trucks and trailers and other types of specialized heavy duty vehicles and equipment, and to pursue aggressively the consolidation of the highly fragmented heavy duty parts and repair industry. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS.  The key elements of this strategy are:

          ENTER NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets not currently served by the Founding Companies by acquiring well-established value-added independent distributors that, like the Founding Companies, are leaders in their regional markets. By expanding into these markets, the Company intends to expand its national distribution network. The Company also may pursue acquisition opportunities as a means to enter international markets not currently served by the Company.

          EXPAND WITHIN EXISTING GEOGRAPHIC MARKETS. The Company also plans to acquire additional value-added independent distributors in many of the markets in which it currently operates in order to expand the volume and scope of the Company's operations in a particular market. The Company also intends to pursue "tuck-in" acquisitions of smaller operations to improve operating efficiencies and more effectively use its capital without a proportionate increase in administrative costs.

          ACQUIRE COMPLEMENTARY BUSINESSES. The Company intends to acquire companies offering complementary services to those currently offered. This will enable existing and future customers to obtain a broader range of value-added services from the Company. The Company also intends to acquire larger repair operations that will provide additional conduits for parts sales.

     OPERATING ON A DECENTRALIZED BASIS. The Company manages the Founding Companies and intends to manage subsequently acquired companies on a decentralized basis, with local management retaining responsibility for day-to-day operations, profitability and growth of the business. The Company believes that, while maintaining strong operating and financial controls, a decentralized structure will retain the entrepreneurial culture present in each of the Founding Companies and will allow the Company to capitalize on the considerable local and regional market knowledge, goodwill, name recognition and customer relationships possessed by each Founding Company and subsequently acquired business.

     ACCELERATING INTERNAL SALES GROWTH.  The key elements of this strategy are:

          ESTABLISH NATIONAL MARKET COVERAGE. Based on the national fleet service provided by one of the Founding Companies, the Company believes that demand exists from larger fleets to utilize the services of independent distributors capable of providing comprehensive services on a regional or national basis. Many of the Founding Companies already provide local or regional services to companies with nationwide locations. The Company intends to market itself to these regional and national accounts as a single-source, preferred provider for replacement parts and installation and repair services.

          CROSS-SELL AND EXPAND PRODUCTS AND SERVICES. The Company believes it will be able to cross-sell the products and services it offers to its customers by leveraging the specialized and diverse product, service and marketing expertise of the individual Founding Companies. Additionally, the Company believes that there are significant opportunities to accelerate internal growth by making capital investments in areas such as inventory management, logistics systems and other technology.

     IMPROVING OPERATING MARGINS.  The key elements of this strategy are:

          ACHIEVE OPERATING EFFICIENCIES. The Company believes the consolidation of commonly-owned locations within a geographical area will provide distribution efficiencies, including (i) more cost-effective delivery of products from component manufacturers to independent distributors, (ii) leveraged regional management of individual locations and (iii) a greater availability of products enabling more timely delivery of products to customers. The Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. In addition, the Company expects measurable cost savings in such areas as parts purchasing, vehicle leasing and maintenance and information systems. Moreover, the Company intends to review its operating and training programs among the Founding Companies and subsequently acquired businesses to identify those "best practices" that can be successfully implemented throughout its operations.

          CENTRALIZE APPROPRIATE ADMINISTRATIVE FUNCTIONS. The Company believes that there are significant opportunities to improve operating margins by consolidating administrative functions such as inventory financing, marketing, insurance, employee benefits, accounting and risk management.

ACQUISITION PROGRAM

     The Company believes it will be regarded by acquisition candidates as an attractive acquiror because of: (i) the Company's strategy for creating a regional and national distribution network and providing cross-selling opportunities, (ii) the Company's decentralized operating strategy that emphasizes an ongoing role for owners, management and key personnel of acquired businesses, (iii) the opportunity for meaningful equity positions in the Company for the owners of acquired businesses, thereby allowing them to participate in the Company's growth, (iv) the Company's increased visibility and its access to financial resources as a public company and (v) the potential for increased profitability and sales of the acquired company through access to capital to maintain a large volume and wide selection of inventory at geographically dispersed distribution sites, expand product offerings, implement management information systems and pursue regional and national accounts.

     The principals of certain of the Founding Companies have substantial experience in the industry, have leadership roles in the Council of Fleet Specialists, the major industry trade organization, and ViPar, Truck Pride and HD America, the major industry buying groups, and are personally acquainted with the owners of numerous acquisition targets. Within the past several months, the Company has contacted the owners of a number of acquisition candidates, several of whom have expressed interest in having their businesses acquired by the Company. The most important criteria for choosing an acquisition candidate will be (i) the candidate's sales and profitability, (ii) the caliber of the candidate's management and sales personnel, (iii) the market area, customer base and expansion potential of the candidate, (iv) the value-added services offered by the candidate and (v) the brands of parts carried by the candidate.

     As consideration for future acquisitions, the Company intends to use combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the candidate and the ability of the candidate to complement the products and services offered by the Company. The Company has obtained a credit facility of $75.0 million for working capital and acquisitions. The Company believes that it can structure its larger acquisitions as tax-free reorganizations by using its Common Stock as consideration, which will be attractive to those acquisition candidates with a low tax basis in the stock of their businesses.

OPERATIONS AND SERVICES

     DISTRIBUTION AND RELATED SERVICES. The Company engages in the distribution of replacement parts for commercial trucks and trailers and other types of specialized heavy duty vehicles and equipment. The Company purchases heavy duty parts from component manufacturers, inventories these parts in over 60 facilities across the United States and Mexico and distributes them to over 18,000 customers. The Company also exports parts and supplies to customers located in Australia and New Zealand and countries in South and Central America and Southeast Asia. The Company maintains a large volume and wide selection of inventory, thereby increasing customers' accessibility to parts and assisting the Company in meeting its goal of serving its customers on a same-day basis. As a result of its broad product selection, the Company believes that it has established a reputation with its customers as being more likely than its competitors to have in stock the parts requested by the customer. To complement its parts distribution business, the Company also provides customers with value-added services, such as parts installation and repair, fleet maintenance management, training, machine shop services and remanufacturing. The Company seeks to enable its customers to reduce expenses by reducing material and labor costs, decreasing capital required for parts inventory and minimizing lost productivity and costs attributable to vehicle and equipment breakdowns.

     The Company's comprehensive product line includes a broad selection of parts for braking systems and suspension and steering systems, as well as axles, wheels and rims, trailer parts, drive train components, hydraulic components and engine parts. The useful lives of the parts range from those of brake pads and filters, which are replaced at frequently scheduled intervals, to those of transmissions and engines that have relatively lengthy useful lives and can be remanufactured several times to or near original equipment specifications. The parts are installed in vehicles such as tractor-trailers, construction vehicles, waste disposal trucks, buses, light duty trucks and other types of specialized vehicles and equipment. The Company also provides parts for various types of off-road vehicles and equipment that support the oil field service, construction, mining, timber and agriculture industries as well as the United States military and ground support for commercial airlines. In addition, the Company sells parts for various industrial applications that use brakes, clutches, cables and other components similar to those utilized in vehicles. The Company provides customers with replacement parts not covered by the OEM warranty, either because the warranty period has expired or the part was never covered by a warranty. The warranties provided for new equipment sold by an OEM generally are "pass through" warranties from the original component manufacturer for each major component. The length of the warranty on covered components varies based on the reasonable expected useful life of the component.

     The Company's customers include regional and national private fleets operated by businesses such as Dowell Schlumberger Corporation, Browning-Ferris Industries, Inc. and Waste Management, Inc. and common carrier and rental fleets, including United Parcel Service of America, Inc., Roadway Package System, Inc. and U-Haul International, Inc. The Company also distributes parts to independent repair shops, resellers, municipal and other government entities, speciality OEMs and other end users. The Company's typical customer is a regional fleet operator that operates from 10 to 100 trucks. Most of the trucks in a typical customer's fleet experience frequent stop-and-go travel which subjects vehicle parts to heavier wear and leads to more frequent repair and replacement. The Company has a diverse customer base of more than 18,000 customers, with no single customer accounting for more than 2% of the Company's pro forma revenues in 1997.

     Most of the Founding Companies have a fleet of vehicles to deliver parts directly to customers. For typical customers, the Company will make one or more daily scheduled stops for delivery of ordered parts and pick-up of worn parts for repair. If a customer makes infrequent purchases, a requested stop will be added to the regular routes of the Company's vehicles. If a customer requests expedited service, the Company will provide special delivery services.

     In addition to its broad selection of parts for distribution, the Company provides the following value-added distribution services:

      o The Company acts as a distributor for component manufacturers interested in outsourcing the distribution of a low-volume or discontinued item. In exchange for purchasing the annual production (in the case of low-volume components) or last-call production (in the case of discontinued components), the Company obtains a significant purchase discount.

      o The Company offers fleet maintenance management services in which it develops a customized database to record all the component parts used on the individual vehicles in a customer's fleet to enable the Company to provide a replacement part on a timely basis.

      o The Company supplies specialty OEMs with assemblies of component parts on a just-in-time basis.

      o The Company acts as a just-in-time inventory supplier for one of its national fleet customers by warehousing frequently needed parts, such as brake repair kits, and shipping these parts upon request to the fleet's various maintenance centers.

     To complement their parts distribution business, several of the Founding Companies provide commercial vehicle parts installation and repair services. These Founding Companies employ mechanics and technicians who can diagnose needed repairs and make the repairs using parts inventoried by the Company. As part of its value-added services, the Company offers machine shop services to repair and rebuild parts for customers. In some cases, the Company can advise the customer when particular vehicles need scheduled maintenance. The Company believes this full service capability provides savings to its customers enabling its customers to reduce expenses by reducing material and labor costs, and to minimize lost productivity and costs attributable to vehicle and equipment breakdowns. These full service capabilities have resulted in instances where fleets have outsourced their entire maintenance operations to the Company. The maintenance services can be provided on-site at a customer's facility or at the Company's facilities.

     Several of the Founding Companies have facilities to remanufacture parts for sale to customers. In these operations, the Founding Company takes in damaged or worn parts and remanufactures these parts. When complete, the remanufactured part meets either the original specifications or specifications acceptable to the customer and is resold at a discount to new parts with a warranty specified by the Company. The Company remanufactures brakes, turbochargers, drive axles, transmissions and steering gears. The sale of parts remanufactured by the Company accounts for approximately 5% of the revenues of the Company and a proportionate amount of cost of sales. The Company generally provides a six month to one year warranty on parts it remanufactures.

     COMPLEMENTARY SERVICES. In addition to their distribution businesses, some of the Founding Companies have historically been involved in niche businesses. One of the Founding Companies, Perfection, contracts with customers to assemble specialty truck beds and trailers for vehicles such as oil field service trucks. Perfection begins with a truck cab and chassis or a trailer chassis built by an OEM. Pursuant to the customer's specifications, Perfection obtains specialized equipment from various manufacturers and assembles it onto the truck bed or trailer. After assembly and delivery of the new specialty trucks and trailers, Perfection continues to provide replacement parts and service to these customers. Another of the Founding Companies, Cook Brothers, has a Mack truck dealership through which Cook Brothers offers new and used Mack trucks for sale and provides service and parts. Additionally, Carter distributes auto parts as part of its Hawaii operations. Other Founding Companies purchase truck accessories such as mirrors, hitches and bed caps and liners for sale to commercial fleets and to "over-the-counter" customers. The Company intends to continue operating these businesses and to assess whether opportunities exist to expand these operations into the Company's other operating locations and subsequently acquired businesses.

     The following table sets forth information on parts distribution and other services offered by each Founding Company:

                                                               COOK      DRIVE    GEAR &
                                        AMPARTS    CARTER    BROTHERS    LINE     WHEEL     PERFECTION    PLAZA      TCC
                                        -------    ------    --------    -----    ------    ----------    -----   ---------
Distribution of Parts
     Braking Parts...................     x          x          x          x        x          x            x         x
     Axles...........................     x                     x          x        x          x            x         x
     Wheels and Rims.................     x                                x        x          x            x         x
     Suspension and Steering System
       Parts.........................     x          x          x          x        x          x            x         x
     Drive Train Components..........     x          x          x                   x                                 x
     Engine Parts....................     x          x          x          x        x                       x
     Hydraulic Components............     x          x          x          x        x          x            x
Installation/Repair..................                x          x                   x          x            x         x
Remanufacturing......................                x          x                   x                       x         x
Fleet Maintenance Management.........                           x                   x          x            x         x
Distribution for National Fleets.....
Mack Truck Dealerships...............                           x
Truck Accessories....................                x          x          x        x          x            x         x
Automobile Parts.....................                x
Assembly of Specialized Equipment....                                                          x

                                       UNIVERSAL
                                       ---------
Distribution of Parts
     Braking Parts...................     x
     Axles...........................     x
     Wheels and Rims.................     x
     Suspension and Steering System
       Parts.........................     x
     Drive Train Components..........     x
     Engine Parts....................     x
     Hydraulic Components............
Installation/Repair..................     x
Remanufacturing......................     x
Fleet Maintenance Management.........
Distribution for National Fleets.....     x
Mack Truck Dealerships...............
Truck Accessories....................     x
Automobile Parts.....................
Assembly of Specialized Equipment....

SUPPLIERS

     The Company purchases heavy duty parts directly from over 300 component manufacturers. During 1997, the Company purchased no more than eight percent of its heavy duty parts from any single source. Several of the Founding Companies are members of either ViPar, Truck Pride or HD America, the major industry buying groups. By participating in these buying groups, these Founding Companies have been able to obtain volume discounts from component manufacturers.The Company may not be eligible to participate in buying groups following the consummation of the Offering and the Mergers; however, the Company believes that it will purchase heavy duty parts in sufficient quantities to permit it to obtain volume discounts from component manufacturers at least as great as those available to buying groups. The Company believes it is not materially dependent on any one of its suppliers for heavy duty parts and that its relations with its suppliers are good.

SALES AND MARKETING

     The Company believes that its commitment to consistent quality, service and availability of parts has enabled it to develop and maintain long-term relationships with existing customers, while expanding its market penetration through its sales and marketing program. The Company's sales and marketing program focuses on the identification of fleets and other end-users that could benefit from the Company's broad selection of parts and large inventory and that could achieve significant cost savings through the use of the Company's value-added services. The Company uses a variety of methods to identify these target customers, including the utilization of databases, telemarketing, direct mail and participation in industry trade shows. Customer referrals and the knowledge of the Company's sales force about regional end-users also result in the identification of target customers. Once a target customer is identified, the Company's outside salespeople assume responsibility for visiting the appropriate person at the target, typically the fleet director or the parts manager.

     The Company employs a sales force consisting of "inside" and "outside" salespeople. "Inside" salespeople are primarily responsible for maintaining customer relationships, receiving and soliciting individual orders and responding to service and other inquiries by customers. The Company's
"outside" sales force is primarily responsible for identifying target customers and calling on them to explain the Company's services. The sales force is trained and knowledgeable about parts as well as the value-added services offered by the Company. The Company believes that its high level of interaction with its customers provides it with meaningful feedback and information about sales opportunities.

     In 1997, the Company served over 18,000 customers, with no one customer representing more than 2% of sales.

COMPETITION

     The Company is engaged in a highly-fragmented and competitive industry. The principal competitive factors are availability and quality of parts, services and price. The Company competes with a large number of independent distributors on a regional and local basis, some of which may have greater financial resources than the Company, and several of which are public companies. Independent distributors are facing increased competition from OEMs and OEM-authorized dealerships who offer many of the same parts to owners of vehicles and fleets, particularly during the warranty period. Freightliner Corporation, an OEM, has formed a subsidiary, Alliance, to provide heavy duty parts and service for all brands of trucks in the aftermarket. The Company also competes with OEM-authorized dealerships such as Navistar, Freightliner, Mack, PACCAR and Volvo. OEM-authorized dealerships typically sell parts to customers who have purchased vehicles from their dealerships in addition to pursuing the aftermarket in competition with the Company. Certain OEMs have introduced, on a limited basis, offers for lifetime service contracts on trucks. The effect of these contracts is to motivate truck owners to return to OEM-authorized dealerships for parts and repair services. Lifetime service contracts could limit the size of the parts and repair aftermarket in which the Company currently competes. The members of NAPA comprise a network of locations that compete with the Company primarily for "over-the-counter" parts sales. In addition, certain owners of leased fleets have increased their capacity to provide leased vehicles and ancillary fleet services to businesses requiring a private fleet for their operations. Owners of leased fleets may have sufficient purchasing leverage to purchase replacement parts directly from component manufacturers or to negotiate larger volume discounts from independent distributors. The expanded use of leased fleets to replace private fleets owned and operated by businesses could have an adverse effect on the demand for the parts and services offered by the Company or on the profit margins of the Company. The Company's existing and new competitors may have lower overhead cost structures and may be able to provide their parts and services at lower rates than those of the Company. Moreover, certain of the Company's competitors and potential competitors may have greater financial resources than the Company to finance acquisition and development opportunities, to pay higher prices for those opportunities or to develop and support their own heavy duty parts distribution and repair operations. Consequently, the Company may encounter significant competition in its efforts to achieve both its acquisition and internal growth objectives as well as its operating strategy to increase the profitability of the Founding Companies and subsequently acquired businesses.

     The Company may face competition for acquisition candidates, particularly from those companies that have announced or intend to pursue an integration strategy. Autozone, Inc. recently acquired TruckPro, an independent distributor of heavy duty parts based in Arkansas, and may continue to enter other markets through acquisitions or DE NOVO operations. A venture capital group, Brentwood Associates, recently acquired at least two independent distributors and is pursuing a consolidation strategy through HDA Parts Systems, Inc., which is affiliated with the industry buying group HD America. Quality Distribution Service Partners, a venture capital group including Aurora Capital Partners, L.P., has stated an intention to acquire independent distributors and pursue a consolidation strategy. Additional public or private companies may become competitors of the Company in the future. Certain of these competitors and potential competitors may have greater financial resources than the Company to finance acquisitions, pay higher prices for companies or develop and support new locations. This competition may limit the number of acquisition opportunities available to the Company and lead to higher acquisition prices.

     The Company believes that the combination of its comprehensive product offerings, wide array of value-added services and national and international distribution capabilities provide it with a competitive advantage over other independent distributors and OEM-authorized dealerships. The Company intends to seek to differentiate itself from its competition in terms of service and quality by investing in information systems and the modernization of equipment and by offering a broad range of parts and services as well as through its entrepreneurial culture and decentralized operating structure.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The Company's operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, the Company's operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air emissions, water discharges, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials the Company uses in its operations include various fuels, solvents, cleaners, lubricants, and comparable materials commonly used in the operation and servicing of vehicles and/or the remanufacturing of vehicle parts. Improper disposal, spills or releases of such materials could result in substantial liabilities to the Company including the cost of environmental remediation.

     The Company's management believes that the Company is in substantial compliance with all such laws and does not currently anticipate that the Company will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. A number of facilities affiliated with the Company are located in industrialized areas and the Company cannot rule out the possibility that the operations of predecessors at such facilities or the current or former activities at neighboring facilities have resulted in contamination potentially affecting those facilities. Prior to entering into the agreements relating to the Mergers, the Company evaluated the properties owned or leased by the Founding Companies and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at these properties.

MANAGEMENT INFORMATION SYSTEMS; YEAR 2000

     Each of the Founding Companies operates a management information system that is used to purchase, monitor and allocate inventory throughout its distribution facilities. The Company believes that these systems enable it to manage inventory effectively and to achieve appropriate inventory turnover rates. Many of these systems also include computerized order entry, sales analysis, inventory status, bar-code tracking, invoicing and payment. These systems are designed to improve productivity for both the Company and its customers. Most of the Founding Companies use EDI, through which they offer their customers a paperless process for order entry, shipment tracking, customer billing, remittance processing and other routine matters.

     The Company intends to install a common management information system among the Founding Companies and subsequently acquired businesses to track and manage inventory, connect with customers and suppliers on a real time basis and provide on-line cataloging. The Company anticipates that the system it adopts on a Company-wide basis will be designed to address the Year 2000 issues associated with computer systems that use only two digits to identify a year in the date field. These issues include not only the possibility of computer system failure or erroneous results by or at the Year 2000, but also the necessity of coordinating with the computer systems of the Company's suppliers, customers, lenders and other parties with which the Company does business.

EMPLOYEES

     As of December 31, 1997, the Founding Companies employed a total of 989 persons. Of these employees, 190 were in administration, 323 were in sales and 476 were in service and warehousing. The Company believes the expertise of its sales force is a competitive advantage. Unlike automobiles that are manufactured to standard models, trucks are manufactured to individual specification. A sales person must be familiar with the various brands and specifications for truck parts to determine properly a customer's parts needs. This knowledge and expertise is generally gained through on-the-job training.

     In the U.S., approximately 53 employees at two sites were members of the Aerospace Workers AFL-CIO, the Automotive, Petroleum and Allied Industries Employee Union Local 618 or the Hawaii Teamsters and Allied Workers Local 996. In Mexico, approximately 55 employees at six sites were members of the Sindicato de Trabajadores del Comericio e Industria y Similares de Jalisco. The Company's relationship with these unions generally has been satisfactory. The Company currently is a party to four collective bargaining agreements which expire at various times from 1998 to 2000. Collective bargaining agreements expiring in 1998 cover 15 employees. Historically, the Founding Companies have succeeded in negotiating new collective bargaining agreements without a strike.

     From time to time, there are shortages of qualified service technicians and sales staff. In addition, turnover among less skilled workers is relatively high. Following the Mergers, the Company intends to adopt "best practices" for its employee benefits programs and human relations functions.

     The Company believes it will be able to attract and retain quality employees by providing them (i) an enhanced career path as a result of working for a larger public company, (ii) additional training, education and apprenticeships to allow talented employees to advance to higher-paying positions, (iii) the opportunity to realize a more stable income and (iv) improved benefits packages.

RECRUITING, TRAINING AND SAFETY

     The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified employees. The Company believes that its success in retaining qualified employees will be based on the quality of its recruiting, training, compensation, employee benefits programs and opportunities for advancement. The Company recruits at local technical schools, community colleges and universities and provides on-the-job training, improved benefit packages, steady employment and opportunities for advancement.

     The Company intends to establish "best practices" throughout its operations to ensure that all employees comply with safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company's employment screening process seeks to determine that prospective employees have the requisite skills, sufficient background references and acceptable driving records, if applicable. The Company believes that these employment criteria effectively identify potential employees committed to safety and quality.

FACILITIES AND VEHICLES

     The Company operates 62 heavy duty parts and repair facilities in the U.S. and six facilities in Mexico, of which two are owned by the Company and the balance are leased. These facilities are used to receive and ship parts and provide related services. Many of the Company's facilities are capable of being utilized at higher capacities, if necessary. The Company believes that its facilities will be adequate for its expected needs over the next several years. See "Certain Transactions."

     The following table sets forth the geographic locations of the Company's heavy duty parts and repair facilities in the United States and Mexico:

    STATE/COUNTRY                    CITY
----------------------------------------------------------
Arizona              Phoenix
California           Fremont, Los Angeles(2), Oakland,
                     Placentia, Rialto, San Francisco, San
                     Jose and Stockton
Colorado             Denver
Florida              Dayton, Miami, Ocala(2), Orlando,
                     Sunrise and Tallahassee
Hawaii               Honolulu(3) and Kauai(2)
Illinois             Litchfield
Indiana              Martinsville
Iowa                 Des Moines
Minnesota            Brainerd, Eagan, Mahtomedi, Red Wing
                     and St. Paul(2)
Missouri             Columbia, Kansas City, Rolla and St.
                     Louis(3)


    STATE/COUNTRY                    CITY
----------------------------------------------------------
Nevada               Las Vegas and Sparks
New York             Binghamton, Deposit, Elmira, Homer,
                     Rochester, Syracuse, Troy, Utica and
                     Watertown
North Dakota         Fargo
Oklahoma             Oklahoma City(2)
Pennsylvania         Kingston, Pittston and Scranton
South Dakota         Sioux Falls
Tennessee            Memphis
Texas                Laredo
Washington           Vancouver
Wisconsin            Appleton, Black River Falls and
                     Milwaukee
Mexico               Aguascalientes, Caliacan, Cordova,
                     Guadalajara, Mexico City and Monterey

     The Company operates a fleet of approximately 235 owned or leased trucks, trailers and other support vehicles. It believes these vehicles generally are well-maintained and adequate for the Company's current operations. The Company expects it will be able to purchase or lease vehicles at lower prices due to its combined purchasing and leasing volume.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's operations are bodily injury, property damage and injured workers' compensation. The Company maintains liability insurance for bodily injury and third-party property damage and workers' compensation coverage which it considers sufficient to insure against these risks, subject to self-insured amounts. The Company also maintains workers' compensation insurance policies that provide "first dollar" coverage.

LEGAL PROCEEDINGS

     In March 1995, Drive Line and two of its officers and controlling persons, James R. Davis and Joseph P. Akra, pled guilty to one felony count of submission of a false document to the Defense Logistics Agency of the United States government. Drive Line paid a fine of $200,000 and Mr. Davis and Mr. Akra each paid a fine of $2,500 in satisfaction of the judgments against them. The violation occurred during 1989 in the course of a transaction between Drive Line and the Defense Logistics Agency involving heavy duty parts valued at approximately $6,200. Drive Line remains a vendor to the United States government and derives approximately 17% of its revenues from parts sales to the United States government. Mr. Davis and Mr. Akra are currently executive officers of Drive Line and will continue to serve in those capacities following the consummation of the Offering.

     The Company is, from time to time, a party to litigation arising in the ordinary course of its business, most of which involves claims for personal injury or property damage incurred in connection with its operations. The Company is not currently involved in any litigation that the Company believes either individually or in the aggregate will have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors and executive officers.

                NAME                    AGE                         POSITION
-------------------------------------   ----  ----------------------------------------------------
T. Michael Young.....................    53   Chairman of the Board, Chief Executive Officer and
                                              President
J. David Gooch.......................    60   Executive Vice President, Chief Development Officer
                                              and Director
Louis J. Boggeman, Jr................    44   Senior Vice President, Chief Operating Officer,
                                              President of Plaza and Director
Hugh H. N. "Mac" McConnell, Jr.......    44   Senior Vice President, Chief Financial Officer and
                                              Director
Paul E. Pryzant......................    42   Senior Vice President, General Counsel and Secretary
Daniel T. Bucaro.....................    37   Senior Vice President -- Merchandising
Henry B. Cook, Jr....................    50   Vice President -- Purchasing, President of Cook
                                              Brothers and Director
Wayne S. Rachlen.....................    41   Vice President -- Corporate Development
Marlise C. Skinner...................    37   Vice President and Controller
Louie A. Hamilton....................    49   Vice President and Treasurer
Thomas A. Work.......................    52   President of Carter, Director
Peter D. Lund........................    45   President of TCC, Director
Everett W. Petry.....................    61   President of Gear & Wheel, Director
Rodolfo A. Duemichen.................    41   President of Amparts, Director
Ronald G. Short......................    39   President of Universal, Director
Maura L. Berney......................    35   Chairman of the Board and Vice President -- Finance
                                              and Administration of Perfection, Director
John R. Oren.........................    46   Director
Lawrence K. King.....................    41   Director
I.T. "Tex" Corley....................    53   Director

     T. Michael Young has served as Chairman of the Board, Chief Executive Officer and President of the Company since February 1998. From October 1987 until its acquisition by O'Reilly Automotive, Inc. in February 1998, Mr. Young served as Chairman of the Board, Chief Executive Officer and President of Hi-Lo Automotive, Inc. ("Hi-Lo Automotive"), a publicly-traded retail and commercial auto parts company. From May 1984 to May 1987, Mr. Young was Vice Chairman of Jerold B. Katz Interests, Inc. ("Jerold B. Katz Interests"), a privately-held financial services company. From September 1980 to February 1984, Mr. Young was Senior Vice President, Chief Financial Officer and a director of Weatherford International Incorporated ("Weatherford International"), a publicly-traded international oil field service company. Prior to that, Mr. Young was with Arthur Andersen LLP, most recently as a partner from 1976 to 1980.

     J. David Gooch has served as Executive Vice President, Chief Development Officer and director of the Company since December 1997. Mr. Gooch was primarily responsible for introducing the consolidation opportunity in the heavy duty parts and repair industry to Notre and has been active in the development of acquisition opportunities for the Company. From 1991 until the present Mr. Gooch has been President of FleetServe, a company involved in maintenance services for fleets of heavy-duty equipment. From January 1984 until 1990, Mr. Gooch served as Senior Vice President and General Counsel for Service Corporation International, a publicly-traded funeral and cemetery service company. From 1983 to 1984, Mr. Gooch was a principal and investor in Texas Capitol Oil Company, a privately-held oil and gas exploration and drilling company. From 1976 to 1982, Mr. Gooch was Senior Vice President and General Counsel of Houston Oil

& Minerals Corporation, a publicly-traded company involved in domestic and international development of oil, gas and hard rock minerals properties. From 1973 to 1976, Mr. Gooch was the Senior Vice President and General Counsel of Field International Drilling Company, a privately-held company engaged in international drilling activities. From 1966 to 1973, Mr. Gooch was Associate Counsel for Gulf+Western Industries, a diversified publicly-traded company.

     Louis J. Boggeman, Jr. has served as Senior Vice President, Chief Operating Officer and a director of the Company since the consummation of the IPO. Mr. Boggeman has served as President of Plaza since 1992. Prior to that, Mr. Boggeman served in various positions with Plaza. Mr. Boggeman is the current President of the Council of Fleet Specialists, an independent industry association serving the heavy duty parts industry.

     Hugh H. N. "Mac" McConnell, Jr. has served as Senior Vice President,
Chief Financial Officer and a director of the Company since February 1998. From December 1992 to February 1998, Mr. McConnell served as Chief Financial Officer of Sterling Electronics Corporation, a publicly-traded electronic parts distributor that was acquired by Marshall Industries, Inc. in January 1998. From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly-traded company involved in packaging and warehousing thermoplastic resins. From 1976 to 1990, Mr. McConnell served in various capacities, including partner, with Ernst & Young LLP, an international public accounting firm.

     Paul E. Pryzant has served as Senior Vice President, General Counsel and Secretary of the Company since March 1998. From December 1994 to March 1998, Mr. Pryzant was a shareholder in the law firm of Snell & Smith, P.C. with a practice specializing in corporate, securities and mergers and acquisitions. From January 1990 to November 1994, Mr. Pryzant was a partner in the law firm of Butler & Binion, L.L.P.

     Daniel T. Bucaro has served as Senior Vice President -- Merchandising of the Company since February 1998. From August 1994 to February 1998, Mr. Bucaro was employed by Hi-Lo Automotive, serving as Vice President of Merchandising beginning in May 1996. From 1983 to July 1994, Mr. Bucaro served in various capacities with The Goodyear Tire and Rubber Company, a publicly-traded company.

     Henry B. Cook, Jr. has served as Vice President -- Purchasing and a director of the Company since the consummation of the IPO. Mr. Cook has been employed by Cook Brothers since 1972 and has served as its President since 1987.

     Wayne S. Rachlen has served as Vice President -- Corporate Development since April 1998. From October 1992 to April 1998, Mr. Rachlen held various employment and consulting positions, including Vice President of Financial Operations -- Eastern Group and Director of Mergers and Acquisitions, with American Medical Response, Inc., a publicly-traded consolidator of the healthcare transportation industry. From September 1989 to October 1992, Mr. Rachlen held various financial and accounting positions with Allwaste, Inc. and its subsidiaries, a publicly-traded environmental services company. Mr. Rachlen is a certified public accountant.

     Marlise C. Skinner has served as Vice President and Controller of the Company since March 1998. From July 1996 to March 1998, Ms. Skinner was Director of Financial Reporting for Corporate Express Delivery Systems, Inc., a publicly-traded delivery service company ("Corporate Express"). From July 1994 to June 1996, Ms. Skinner was Assistant Controller of U.S. Delivery Systems, Inc., which was acquired by Corporate Express ("U.S. Delivery"). From March
1988 to July 1994, Ms. Skinner was Controller of Eastway Delivery Service, Inc., a company acquired in a consolidation by U.S. Delivery. Ms. Skinner is a certified public accountant.

     Louie A. Hamilton has served as Vice President and Treasurer of the Company since February 1998. From March 1996 to February 1998, Mr. Hamilton was a consultant to Hi-Lo Automotive. From February 1988 to December 1995, Mr. Hamilton was President of Karlithography, Inc., a privately-held commercial printing company. From October 1985 to February 1988, Mr. Hamilton served as Treasurer of Jerold B. Katz Interests. Prior to that, Mr. Hamilton was Treasurer of Weatherford International.

     Thomas A. Work has served as a director of the Company since the consummation of the IPO. Mr. Work has been employed by Carter since 1968 and has served as its President since 1984.

     Peter D. Lund has served as a director of the Company since the consummation of the IPO. Mr. Lund has been employed by TCC since 1974 and has served as President of TCC since 1987.

     Everett W. Petry has served as a director of the Company since the consummation of the IPO. Mr. Petry founded Gear & Wheel in 1981. He has served as President of Gear & Wheel since 1981.

     Rodolfo A. Duemichen has served as a director of the Company since the consummation of the IPO. Mr. Duemichen has been employed by Amparts since 1990 and has served as President of Amparts since 1990.

     Ronald G. Short has served as a director of the Company since the consummation of the IPO. Mr. Short has been employed by Universal since 1978 and has served as President since 1998.

     Maura L. Berney has served as a director of the Company since the consummation of the IPO. Ms. Berney has been employed by Perfection since 1993 has served as Chairman of the Board and Vice President -- Finance and Administration of Perfection since 1997.

     John R. Oren has served as a director of the Company since December 1997. Since May 1997, Mr. Oren has been a Managing Director of Notre. From May 1994 to May 1997, Mr. Oren served as Founder, Chief Acquisition Officer and Senior Vice President-Corporate Development for U.S. Delivery. From May 1976 until its acquisition by U.S. Delivery in May 1994, Mr. Oren served as Chairman of the Board and Chief Executive Officer of Eastway Group of Companies.

     Lawrence K. King has served as a director of the Company since the consummation of the IPO. Since December 1995, Mr. King has served as Senior Vice President, Chief Financial Officer and a director of Coach USA, Inc., a publicly-traded consolidator of the motorcoach industry. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly-traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly-traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

     I. T. "Tex" Corley has a served as a director of the Company since the consummation of the IPO. Since August 1995, Mr. Corley has served as Chairman and Chief Executive Officer of Strategic Materials, Inc., a privately-held glass recycling company. From January 1997 to January 1998, Mr. Corley was a director of MacFrugal's Bargains Close-Outs, Inc., a publicly-held retail department store company that merged with Consolidated Stores, Inc. in January 1998. From April 1990 to July 1995, Mr. Corley was employed by and a director of Allwaste, Inc., a publicly-traded environmental service company, serving first as Chief Financial Officer, then as Chief Operating Officer. From April 1989 to April 1990, Mr. Corley was the President and Chief Executive Officer of Medcon, Inc., a privately held medical waste disposal company.

     The Board of Directors will be divided into three classes of five, five and four directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Company's Certificate of Incorporation permits the holders of the Restricted Common Stock to elect one director. Mr. Oren is the director elected by the holders of the Restricted Common Stock. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee, an Executive Committee and an Acquisition Committee. The members of the Audit Committee are Messrs. King and Corley and the members of the Compensation Committees are Messrs. Oren, King and Corley. The members of the Executive Committee, the Nominating Committee and the Acquisition Committee will be selected at the next scheduled meeting of the Board of Directors. The Executive Committee will include at least one outside director and the Nominating Committee will include three members, two of whom will be directors from the Founding Companies.

DIRECTORS COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1998 Non-Employee Directors' Stock Plan, each non-employee director receives an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See " -- 1998 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION, EMPLOYMENT AGREEMENTS, COVENANTS NOT-TO-COMPETE

     The Company was incorporated in 1997 and did not pay any of its executive officers any compensation prior to the consummation of the IPO. The Company anticipates that during 1998 its five most highly compensated executive officers (other than those employed by a Founding Company) will be Messrs. Young, Gooch, McConnell, Pryzant and Bucaro.

     Each of Messrs. Young, Gooch, McConnell and Pryzant entered into an employment agreement with the Company upon consummation of this Offering providing for an annual base salary of $150,000 and Mr. Bucaro entered into an employment agreement providing for an annual base salary of $120,000. Each employment agreement is for a term of three years (the "Initial Term"), and, unless terminated or not renewed, the term continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these employment agreements provides that, in the event of termination of employment by the Company without cause, the employee is entitled to receive from the Company a lump sum payment equal to his then-current salary for one year. In the event of a change in control of the Company (as defined) that occurs more than one year after the consummation of this Offering, the employee may elect to terminate his employment and receive in one lump sum the amount equal to two times his annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Company without cause or a termination after a change in control, for a period of one year immediately following termination of employment.

     Each of Messrs. Boggeman, Cook, Work, Ketchum, Lund, Petry, Duemichen, Davis and Akra entered into an employment agreement with his Founding Company upon consummation of this Offering providing for an annual base salary of $150,000. Messrs. Davis and Akra receive no compensation under their respective employment agreements during the initial year of the agreements. Additionally each of Messrs. Work and Ketchum were issued warrants to purchase 334,947 shares of Common Stock at a price of $6.12 per share. Each employment agreement is for a term of five years, and, unless terminated or not renewed, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement provides that, in the event of termination of employment by the Founding Company without cause or a termination by the employee for Good Reason (as defined) during the first three years of the employment term (the "Initial Term"), the employee is entitled to receive from the Founding Company an amount equal to his or her then-current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of termination of employment by the Company without cause or a termination by the employee for Good Reason (as defined) after the Initial Term, the employee is entitled to receive from the Founding Company an amount equal to his or her then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined) during the Initial Term, if the employee is not given notice at least five business days prior to such change in control from the successor to all or a substantial portion of the Company's business and/or assets, that such successor is willing to assume and perform the Founding Company's obligations under the employment agreement, then the employee may elect to terminate his or her employment and receive in one lump sum an amount equal to three times his or her annual base salary then in effect. The noncompetition provisions of the employment agreement would apply for one year from the effective date of such termination to a termination without such notice. For a one year period following an event of a change in control the employee may elect to terminate his employment for Good Reason (as defined) and receive in one lump sum an amount equal to three times his or her annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment or, in the case of termination by the Founding Company without cause, a termination by the employee for Good Reason, or after a change of control, for a period of one year immediately following termination of employment. At least one principal executive officer of each of the Founding Companies entered into an employment agreement with his or her respective Founding Company containing substantially the same provisions, including a covenant not to compete, as those described above.

PRIOR EMPLOYMENT RELATIONSHIPS OF MESSRS. YOUNG AND BUCARO

     Until August 2000, Messrs. Young and Bucaro are subject to an agreement that prohibits each of them from acting in any manner or capacity in or for any business that engages as its primary line of business in the sale of automotive parts or accessories to retail customers or to commercial auto repair outlets in the geographic area served by this former employer at the time their respective employment ceased. The geographic area affected includes parts of Texas, Louisiana and California. The Company does not believe that these limitations will have a material adverse effect on its business or operating strategy.

1998 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, exercised by or held by any executive officer in 1997. In March 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights; (iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and selects the individuals who will receive awards and establish the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 2,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     At the consummation of the IPO, NQSOs to purchase a total of 800,000 shares of Common Stock were granted as follows: 200,000 shares to Mr. Young, 200,000 shares to Mr. Gooch, 100,000 shares to Mr. McConnell, 75,000 shares to Mr. Pryzant, 75,000 shares to Mr. Bucaro, 50,000 shares to Ms. Skinner, 50,000 shares to Mr. Hamilton and 50,000 to Mr. Rachlen. In addition, at the consummation of this Offering, options to purchase approximately 965,465 shares were granted to certain employees of the Founding Companies. Each of the foregoing options has an exercise price equal to the IPO price of $8.00 per share. These options will vest at the rate of 20% per year, commencing on the first anniversary of this Offering, and will expire at the earlier of ten years from the date of grant or three months following termination of employment.

1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1998, provides for (i) the automatic grant to each non-employee director serving at the consummation of the IPO of an option to purchase 10,000 shares, (ii) the automatic grant to each other non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director, and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains as a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of the Company, Transportation Components issued to Notre a total of 2,162,388 shares (as adjusted for a 108.1194-to-one stock dividend) of Common Stock for an aggregate consideration of $21,623.88. Mr. Oren is a Managing Director of Notre and a director of the Company. In April 1998, Notre exchanged 1,912,388 shares of Common Stock for 1,912,388 shares of Restricted Common Stock. See "Description of Capital Stock." Notre advanced the funds necessary to effect the Mergers and the IPO. As of March 31, 1998, Notre had incurred expenses on behalf of the Company in the aggregate amount of $3.0 million. All of Notre's advances were repaid from the net proceeds of the IPO.

     From October 1997 through March 31, 1998, the Company issued a total of 929,829 shares of Common Stock (as adjusted for a 108.1194-to-one stock dividend) at $0.01 per share to various members of management, as follows: Mr. Young -- 250,000 shares, Mr. Gooch -- 275,329 shares, Mr. McConnell -- 100,000 shares, Mr. Pryzant -- 75,000 shares, Mr. Bucaro -- 75,000 shares, Mr.
Rachlen -- 50,000 shares, Ms. Skinner -- 50,000 shares, Mr. Hamilton -- 50,000 shares and an aggregate of 4,500 shares to other members of management. The Company also issued 177,000 shares of Common Stock at $0.01 per share to consultants to the Company, including a total of 20,000 shares of Common Stock to persons who will become directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO, to Mr. Oren, a director of the Company, and to Messrs. King and Corley, who will become directors of the Company upon the consummation of the IPO.

     In connection with the IPO, Transportation Components acquired, by merger with wholly-owned subsidiaries of Transportation Components, all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company became a wholly-owned subsidiary of the Company. The aggregate consideration paid by Transportation Components in the Mergers consisted of approximately $15.7 million in cash and 7,493,394 shares of Common Stock. In addition, prior to the Mergers certain of the Founding Companies made S Corporation Distributions of $5.4 million and distributed to their Stockholders the Other Assets having a net book value of $0.9 million.

     The following table sets forth the consideration paid by Transportation Components for each of the Founding Companies. These amounts do not include the S Corporation Distributions or the distribution of Other Assets. (Dollars in thousands.)

                                                       SHARES OF
COMPANY                                     CASH      COMMON STOCK
----------------------------------------   -------    ------------
Carter..................................   $ --           871,006
TCC.....................................     --         1,042,909
Gear & Wheel............................     3,255        793,163
Amparts.................................     4,702        881,574
Cook Brothers...........................     --           933,207
Plaza...................................     3,519        864,411
Universal...............................     1,200        476,364
Perfection..............................     3,046        380,760
Drive Line..............................     --         1,250,000
                                           -------    ------------
     Total..............................    15,722      7,493,394

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of more than 5% of the outstanding shares of the Company, together with trusts for which they act as trustees, received cash and beneficial ownership of shares of Common Stock of the Company as follows. These amounts do not include any S Corporation Distributions or distributions of Other Assets. (Dollars in thousands.)

                                                     SHARES OF
NAME                                       CASH     COMMON STOCK
----------------------------------------   -----    ------------
Thomas A. Work(1).......................    --          480,067
Peter D. Lund...........................    --        1,000,009
Rudolfo A. Duemichen....................   1,553        293,858
Henry B. Cook, Jr.......................    --          280,357
Louis J. Boggeman, Jr...................   1,940        606,099
Ronald G. Short.........................      80         91,193
Maura L. Berney.........................     523        130,569
James R. Davis..........................    --          918,163
Everett W. Petry........................   1,108        500,000

------------

(1) Includes 334,947 shares of Common Stock issuable on the exercise of warrants to purchase Common Stock having an exercise price of $6.12 per share.

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of the IPO.

     Certain of the Founding Companies have incurred indebtedness which has been personally guaranteed by their stockholders or by entities controlled by their stockholders. At March 31, 1998, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $29.3 million. The Company used its revolving credit facility to refinance this indebtedness.

LEASES OF REAL PROPERTY BY FOUNDING COMPANIES

     After the consummation of the Mergers, certain of the Founding Companies leased facilities from former stockholders of the Founding Companies or their affiliates, which are described below. Each of these leases provided for an initial term of five years, with three renewal options of five years each. The rent for each lease will be adjusted at the end of each year during the initial term and any renewal term in accordance with the change in the Consumer Price Index during the prior year, with each yearly increase not to exceed 5%. The tenant under each lease pays for all utilities, taxes and insurance on the leased property. The tenant also has a right of first refusal to purchase each leased property. The Company believes that the economic terms of each of these leases do not exceed fair market value.

     Cook Brothers leases the following facilities from H & B Properties, L.L.C., a limited liability company of which Henry B. Cook, Jr., who is a director of the Company, is a member: (i) 118 Brown Street, Pittston, Pennsylvania 18640; (ii) 69 Whitney Avenue, Binghamton, New York 13901; (iii) 123 Philo Road West, Elmira, New York 14903; (iv) 206 South Main Street, Homer, New York 13077; (v) 156 Newbury Street, Rochester, New York 14613; and (vi) 200 Curry Drive, Martinsville, Indiana 46151. The leases provide for annual rent of $68,439, $27,735, $56,731, $21,309, $57,978 and $27,678, respectively during the initial term.

     Cook Brothers subleases its facilities at (i) 66 Oak Street, Deposit, New York and (ii) 67 Whitney Avenue, Binghamton, New York from H&B Properties, L.L.C. The facility located in Deposit provides for a two year term and the facility located in Binghamton provides for a ten year term. The subleases provide for annual rent of $45,600, and $12,000, respectively. Neither facility provides for a renewal option nor a purchase option under the terms of each sublease.

     Cook Brothers leases its facility at 76 Frederick Street, Binghamton, New York 13901 from H & B Properties, L.L.C. which is owned by various Cook family members including Henry B. Cook, Jr., who is a director of the Company. The lease provides for a total annual rent of $91,733 during the initial term.

     TCC leases its facility at 2006 13th Street South East, Brainerd, Minnesota 56401 from Lund Properties, L.L.C., a limited liability company of which Peter
D. Lund, who is a director of the Company, is a member. The lease provides for an initial term of ten years, with two renewal options of five years each and a total annual rent of $48,000 during the initial term.

     TCC leases the following facilities from Lund Properties, Ltd., a limited partnership of which Peter D. Lund, who is a director of the Company, is a partner: (i) 3924 12th Avenue North, Fargo, North Dakota 58102; (ii) 4001 North Cliff Avenue, Sioux Falls, South Dakota 57104; (iii) 801 North Bluemound Drive, Appleton, Wisconsin 54912; (iv) 3900 Delaware Avenue, Des Moines, Iowa 50313; and (v) I-94 and Highway 54, Black River Falls, Wisconsin 54615. The leases provide for annual rent of $70,800, $37,200, $50,400, $42,000 and $72,000, respectively during the initial term. The leases for the properties located in Fargo and Black River Falls provide for an initial term of 10 years, with two renewal options of five years each. TCC leases the following facilities from Mr.
Lund: (i) 3275 Dodd Road, Eagan, Minnesota and (ii) 4700 North 124th Street, Wauwatosa, Wisconsin 53213. The leases provide for annual rent of $132,000 and $108,000, respectively during the initial term.

     Plaza or one of its wholly-owned subsidiaries sold four facilities to KPPJ Partners, L.P., a partnership in which Louis J. Boggeman, Jr., who is a director and an executive officer of the Company, is the Manager of the general partner thereof and KPPJ Partners, L.P. leases back such facilities to Plaza or one of its wholly-owned subsidiaries. The sales prices for each facility, and the corresponding annual rent during the initial term of the lease are set forth below:

                                             SALES        ANNUAL
                FACILITY                     PRICE         RENT
----------------------------------------  ------------   --------
1534 & 1536 Broadway ...................
  St. Louis, Missouri 63104               $    345,878   $ 41,505
311 Marion Street ......................
  St. Louis, Missouri 63104               $    550,515   $ 66,062
1520 Broadway ..........................
  St. Louis, Missouri 63104               $    394,830   $ 47,380
1601 West Eilerman .....................
  Litchfield, Illinois 62056              $    227,910   $ 27,349
                                          ------------   --------
     Totals.............................  $  1,519,133   $182,296

     Gear & Wheel leases 1419 SW 12th Street, Ocala, Florida 34474 from Everett
W. Petry, who is a director of the Company, for an annual rent of $66,780 during the initial term. Gear & Wheel leases 1900 West New Hampshire Street, Orlando, Florida 32804 from a company owned by Everett W. Petry and James R. Davis for an annual rent during the initial term based on an independent determination of the fair market rent for such facility.

     Universal leases its facility at 2354 E. Minor Street, Stockton, California 95205 from Terry V. Short and his spouse pursuant to an existing lease. Mr. Short is an officer of Universal. Universal has guaranteed a loan of approximately $115,000 to Mr. Short and his spouse which is secured by an assignment of such lease. Mr. Short has agreed either to have this guarantee and lien released within 120 days after the closing of the IPO or to pay off the loan. After either such event, a new lease will be executed by Universal with Mr. Short and his spouse on the terms described in the first paragraph of this section. Both the existing lease and the new lease provide for a total annual rent of $54,000 during the initial term.

     Drive Line transferred its facilities at 5290 Hiatus Road, Sunrise, Florida 33351 and 410 E. Jackson, Marshfield, Missouri 65706 to James R. Davis and Joseph P. Akra, who lease back the Sunrise, Florida facility to Drive Line. The Marshfield, Missouri facility is not material to Drive Line's business. Mr. Davis and Mr. Akra are as officers of Drive Line. The annual rent for the initial term of the Sunrise, Florida lease

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
is based on an independent determination of the fair market rent for such facility. Messrs. Davis and Akra will not receive any rent payments during the initial year of the lease.

     The Company has adopted a policy that, whenever possible, it will not own any real estate. Accordingly, in connection with future acquisitions, the Company may require the distribution of real property owned by acquired companies to its stockholders and the leaseback of such property at fair market value.

OTHER TRANSACTIONS

     Amparts buys parts from and sells parts to KICI, KIC Worldwide, Inc. and KIC Holdings, Inc. ("KIC Holdings") (collectively, the "KIC Companies").
Until December 31, 1997, Rodolfo A. Duemichen, who is a director of the Company, was a shareholder of one of the KIC Companies, KIC Holdings. For the year ended December 31, 1995, Amparts purchased a total of $410,000 of parts from the KIC Companies, sold a total of $83,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $42,000 and accounts payable to the KIC Companies of $38,000. For the year ended December 31, 1996, Amparts purchased a total of $646,000 of parts from the KIC Companies, sold a total of $126,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $44,000 and accounts payable to the KIC Companies of $28,000. For the year ended December 31, 1997, Amparts purchased a total of $430,000 of parts from the KIC Companies, sold a total of $85,000 of parts to the KIC Companies and had accounts receivable from the KIC Companies of $328,000 and accounts payable to the KIC Companies of $49,000. Mr. Duemichen sold all of his interest in KIC Holdings on December 31, 1997.

     Additionally, Amparts has an agreement with KICI whereby KICI is permitted to allocate to and charge Amparts for certain administrative expenses incurred by KICI on Amparts' behalf. These administrative expenses include office rent paid by KICI on Amparts' behalf, warehouse charges related to Amparts' products shipped through KICI's facilities and direct personnel costs incurred by KICI on Amparts' behalf. Total amounts charged to Amparts by KICI for these administrative expenses were approximately $293,000, $343,000 and $299,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Similarly, Amparts has agreed to provide KICI with certain parts assembly, sales and administrative support services and product sourcing for a period, subject to renewal, ending December 31, 1998. In addition, with respect to the sale of trailer axles, hubs and drums, KICI has agreed not to compete with Amparts in Mexico and South and Central America and Amparts has agreed not to compete with KICI in any other countries for a period ending no later than April 30, 2003.

     As of March 1998, Drive Line owed $1,053,659 to James R. Davis, who is an owner of more than 5% of the Common Stock owner of the Company, payable on demand, including interest at the rate of 10.0%. The Company paid this obligation at the closing of the IPO.

     Plaza has a consulting services agreement with Louis J. Boggeman, Sr., the father of Louis J. Boggeman, Jr., who is a director and Chief Operating Officer of the Company. This consulting services agreement provides compensation of one-half of Mr. Boggeman's then current salary. An additional agreement provides for monthly payments of $5,000 to Mrs. Boggeman, Louis J. Boggeman, Jr.'s mother, upon the death of Louis J. Boggeman, Sr. The monthly payment is adjusted annually by the percentage increase in the consumer price index over the base index of March 1990.

     Additionally, Plaza is a party to a buying group through which Plaza made $4.0 million of inventory purchases. Louis J. Boggeman, Jr. is currently serving a three-year term that expires in November 2000 on the board of directors of the buying group.

     During fiscal years 1995, 1996 and 1997, approximately $136,000, $176,000 and $750,000 or approximately 1.5%, 1.6% and 6.3%, respectively, of Perfection's sales were made to UPCO Manufacturing, Inc. ("UPCO"), a company of which Maura
L. Berney, who is a director of the Company, was a shareholder. For the years ended September 30, 1995, 1996 and 1997, approximately $29,000, $42,000 and $196,000, respectively, included in trade accounts receivable was due from UPCO. Ms. Berney sold all of her interest in UPCO on February 27, 1998.

     On May 1, 1994, Cook Brothers agreed to pay an annuity of $1,908.33 per month to Ruth Cook, the mother of Henry B. Cook, Jr. Cook Brothers is obligated under a note held by Janet Cook, the former wife of Henry B. Cook, Jr., which bears interest at 10% and requires monthly payments of $2,750 until January 14, 2009.

     On April 22, 1996, Mr. Cook executed a note that is held by Cook Brothers in the principal amount of $149,237 with monthly payments of $1,491.67 until the principal of the note is repaid. This note represented prior undocumented amounts loaned to Mr. Cook since 1981. On April 15, 1998, this note was refinanced and consolidated into a note executed by Mr. Cook and held by Cook Brothers in the principal amount of $261,893. This note bears no interest and is due June 30, 2003. The principal amount reflects loans made by Cook Brothers and its affiliate, NEC Leasing, Inc., a company of which Mr. Cook is a shareholder, to Mr. Cook at various times from 1981 to March 31, 1998.

     At various times from June 30, 1989 through December 31, 1997, Cook Brothers loaned an aggregate of $324,282 to Heavy Duty Diesel, Inc., a company of which Mr. Cook is a stockholder. As of March 31, 1998, the outstanding balance of this loan was $324,282. This loan bears no interest, is unsecured and has no stated maturity date.

     Cook Brothers is a party to a buying group through which Cook Brothers made $4.5 million of inventory purchases. Henry B. Cook, Jr. is currently serving a three year term that expires on April 23, 1999 on the board of directors of the buying group.

     TCC is the guarantor of approximately $1,000,000 of indebtedness incurred on August 29, 1997 for the purchase of the properties at 3275 Dodd Road, Eagan, Minnesota and 4700 North 124th Street, Wauwatosa, Wisconsin 53213 by Peter D. Lund, who is the President of TCC and a director of the Company. Mr. Lund and the Company intend to seek the termination of this guaranty shortly after the closing of the IPO. These properties are leased by TCC from Mr. Lund.

     TCC is a party to a buying group through which TCC made approximately $1.2 million of inventory purchases. Peter D. Lund, who is a director of the Company, is currently serving a three year term that expires on April 23, 1998 on the board of directors of the buying group.

COMPANY POLICY

     Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and must be approved in advance by a majority of disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock, after giving effect to the Mergers and the IPO, by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Company director; (iii) each executive officer; and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                            SHARES BENEFICIALLY
                                                   OWNED
                                           ---------------------
                                            NUMBER       PERCENT
                                           ---------     -------
Notre Capital Ventures II, L.L.C........   2,162,388       12.6%
John R. Oren(1).........................   2,172,388       12.6
Peter D. Lund...........................   1,000,009        5.8
James R. Davis(2).......................     918,163        5.3
Louis J. Boggeman, Jr.(3)...............     606,099        3.5
Everett W. Petry(4).....................     500,000        2.9
Thomas A. Work(5).......................     480,067        2.8
Rodolfo A. Duemichen....................     320,858        1.9
Henry B. Cook, Jr.......................     280,357        1.6
J. David Gooch..........................     275,329        1.6
T. Michael Young(6).....................     263,500        1.5
Maura L. Berney(7)......................     155,726       *
Hugh H.N. McConnell, Jr.................     100,000       *
Ronald G. Short.........................      91,192       *
Paul E. Pryzant.........................      75,000       *
Daniel T. Bucaro........................      75,000       *
Wayne S. Rachlen........................      50,000       *
Marlise C. Skinner......................      50,000       *
Louie A. Hamilton.......................      50,000       *
Lawrence K. King(8)(9)..................      34,250       *
I.T. Corley(9)..........................      30,000       *
All executive officers, directors and
  named directors as a group (19
  persons)..............................   6,609,775       38.5

------------

 * Less than 1%.

(1) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan and 2,162,388 shares of Common Stock issued to Notre. Mr. Oren is a Managing Director of Notre.

(2) Includes 145,930 shares of Common Stock issued to a trust of which Mr. Davis' wife is the trustee and beneficiary of which Mr. Davis claims beneficial ownership.

(3) Includes 269,732 shares of Common Stock held in custody by Mr. Boggeman for the benefit of his minor children.

(4) Includes 250,000 shares of Common Stock issued to a trust of which Mr. Petry's wife is the trustee and beneficiary of which Mr. Petry claims beneficial ownership.

(5) Includes 334,947 shares of Common Stock issuable on the exercise of warrants to purchase Common Stock having an exercise price of $6.12 per share.

(6) Includes 12,500 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(7) Includes 25,157 shares of Common Stock held in escrow as to which Ms. Berney claims beneficial ownership.

(8) Includes 6,250 shares of Common Stock issuable on conversion of a convertible note issued by Notre which is convertible into Common Stock of the Company owned by Notre.

(9) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 107,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, 2,000,000 shares of Restricted Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). Upon completion of the Mergers and the IPO, the Company had outstanding 16,512,611 shares of Common Stock, including 1,912,388 shares of Restricted Common Stock and no shares of Preferred Stock. The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation of Transportation Components, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK AND RESTRICTED COMMON STOCK

     The holders of Common Stock are each entitled to one vote for each share held on all matters to which they are entitled to vote, including the election of directors. The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors and to 0.75 of one vote for each share held on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors. Upon consummation of this Offering, the Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted. Any director, or the entire Board of Directors, may be removed at any time, with cause, by a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote for the election of directors, provided, however, that only the holders of the Restricted Common Stock may remove the director such holders are entitled to elect.

     Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock and Restricted Common Stock are entitled to participate pro rata in such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock and Restricted Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. Holders of Common Stock and holders of Restricted Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. Shares of Restricted Common Stock are not subject to any redemption provisions but are convertible into Common Stock, on the occurrence of certain events. All outstanding shares of Common Stock and Restricted Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering and the Mergers will be upon payment therefor, fully paid and non-assessable.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (i) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners, or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (ii) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (iii) in the event any person offers to acquire 15% or more of the total number of outstanding shares of Common Stock. After June 30, 1999, the Board of Directors may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

     The Common Stock trades on the New York Stock Exchange under the symbol "TUI." The Restricted Common Stock is not listed on any exchange.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock and Restricted Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to Section 203 of the DGCL which, with certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and
(b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

     Additionally, the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be, and at the discretion of the Board of Directors non-officer employees and agents may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defense of claims.

     The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof. The Company's Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, by a majority of the Board of Directors or by a majority of the Executive Committee of the Board of Directors. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting. To amend or repeal the Company's Bylaws, an amendment or repeal thereof must first be approved by the Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Company's Bylaws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Company's Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the Company's Bylaws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company, 46 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has outstanding 16,512,611 shares of Common Stock. The 5,750,000 shares sold in the IPO are freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining outstanding shares of Common Stock or Restricted Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144, if a period of at least one year has elapsed between the later of the date on which restricted securities were acquired from the Company or the date on which they were acquired from an affiliate, the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 165,126 shares as of the date of this Prospectus) or (ii) the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the one year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date on which restricted securities were acquired from the Company and the date on which they were acquired from an affiliate, a holder of such restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to the sale is entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company and its officers, directors and certain stockholders who beneficially own 10,762,611 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the IPO without the prior written consent of Bear, Stearns & Co. Inc. except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans") or upon conversion of shares of the Restricted Common Stock. In addition, all of the stockholders of the Founding Companies, certain other stockholders and the Company's officers and directors, who beneficially own 10,762,611 shares in the aggregate, have agreed with the Company that they will not sell any of their shares for a period of two years after the closing of the IPO except with the consent of the Company.

     The Company is hereby registering 10,000,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of these shares by affiliates of the businesses the Company acquires for a period of one year from the date of the acquisition of the shares of Common Stock (or such shorter period as the Securities and Exchange Commission may prescribe). In some instances, the Company may also contractually restrict the sale of shares issued in connection with future acquisitions.

     No prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the future ability of the Company to raise equity capital and complete any additional acquisitions for Common Stock.

                              PLAN OF DISTRIBUTION

     This prospectus covers the offer and sale of up to 10,000,000 shares of Common Stock, which the Company may issue from time to time in connection with future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions.

     The Company expects that the (i) terms on which it may issue the shares of Common Stock covered hereby will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired and
(ii) the shares of Common Stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of shares.

                                    EXPERTS

     The financial statements of TCC, Gear & Wheel, Amparts, Cook Brothers, Plaza, Perfection and Drive Line included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Carter included elsewhere in the Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term encompasses any and all amendments thereto) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which were omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirely by such reference. For further information with respect to the Company, reference is hereby made to the Registration Statements and such exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference facilities of the Commission, upon payment of the prescribed fees. The Registration Statement is also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

     The Common Stock is listed on the NYSE under the symbol "TUI," and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Company is subject to the reporting requirements under the Exchange Act and, in accordance therewith, files reports, proxy statements, information statements and other information with the Commission. The Company intends to furnish annual reports to its shareholders containing audited financial statements reported on by an independent certified public accounting firm and quarterly reports containing unaudited summary financial information for each of the first three quarters of each year.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
     Basis of Presentation...........     F-3
     Unaudited Pro Forma Combined
      Balance Sheet as of March 31,
      1998...........................     F-4
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1997...     F-5
     Unaudited Pro Forma Combined
      Statement of Operations for the
      Three Months Ended March 31,
      1998...........................     F-6
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     F-7
HISTORICAL FINANCIAL STATEMENTS
  TRANSPORTATION COMPONENTS, INC.
     Report of Independent Public
      Accountants....................    F-12
     Balance Sheets..................    F-13
     Statements of Operations........    F-14
     Statements of Stockholders'
      Equity.........................    F-15
     Statements of Cash Flows........    F-16
     Notes to Financial Statements...    F-17
  CHARLES W. CARTER CO. -- LOS
  ANGELES
     Report of Independent
      Auditors.......................    F-20
     Consolidated Balance Sheets.....    F-21
     Consolidated Statements of
      Operations.....................    F-22
     Consolidated Statements of
      Stockholders' Equity...........    F-23
     Consolidated Statements of Cash
      Flows..........................    F-24
     Notes to Consolidated Financial
      Statements.....................    F-25
  TRANSPORTATION COMPONENTS GROUP
     (TCC)
     Report of Independent Public
      Accountants....................    F-33
     Combined Balance Sheets.........    F-34
     Combined Statements of
      Operations.....................    F-35
     Combined Statements of
      Shareholders' Equity...........    F-36
     Combined Statements of Cash
      Flows..........................    F-37
     Notes to Combined Financial
      Statements.....................    F-38
  GEAR & WHEEL GROUP
     Report of Independent Public
      Accountants....................    F-45
     Combined Balance Sheets.........    F-46
     Combined Statements of
      Operations.....................    F-47
     Combined Statements of
      Shareholders' Equity...........    F-48
     Combined Statements of Cash
      Flows..........................    F-49
     Notes to Combined Financial
      Statements.....................    F-50

  AMPARTS GROUP
     Report of Independent Public
      Accountants....................    F-56
     Combined Balance Sheets.........    F-57
     Combined Statements of
      Operations.....................    F-58
     Combined Statements of
      Shareholders' Equity...........    F-59
     Combined Statements of Cash
      Flows..........................    F-60
     Notes to Combined Financial
      Statements.....................    F-61

                                        PAGE
                                        -----
  THE COOK BROTHERS COMPANIES, INC.
     Report of Independent Public
      Accountants....................    F-68
     Consolidated Balance Sheets.....    F-69
     Consolidated Statements of
      Operations.....................    F-70
     Consolidated Statements of
      Stockholders' Equity...........    F-71
     Consolidated Statements of Cash
      Flows..........................    F-72
     Notes to Consolidated Financial
      Statements.....................    F-73

  PLAZA AUTOMOTIVE, INC.
     Report of Independent Public
      Accountants....................    F-81
     Consolidated Balance Sheets.....    F-82
     Consolidated Statements of
      Operations.....................    F-83
     Consolidated Statements of
      Shareholders' Equity...........    F-84
     Consolidated Statements of Cash
      Flows..........................    F-85
     Notes to Consolidated Financial
      Statements.....................    F-86

  PERFECTION GROUP
     Report of Independent Public
      Accountants....................    F-93
     Consolidated Balance Sheets.....    F-94
     Consolidated Statements of
      Operations.....................    F-95
     Consolidated Statements of
      Shareholders' Equity...........    F-96
     Consolidated Statements of Cash
      Flows..........................    F-97
     Notes to Consolidated Financial
      Statements.....................    F-98

  DRIVE LINE, INC.
     Report of Independent Public
      Accountants....................   F-104
     Balance Sheets..................   F-105
     Statements of Operations........   F-106
     Statements of Shareholders'
      Equity.........................   F-107
     Statements of Cash Flows........   F-108
     Notes to Financial Statements...   F-109

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     On June 24, 1998, Transportation Components, Inc. (TransCom USA or the Company) consummated its initial public offering (the Offering) and the mergers (the Mergers) of nine companies. The following unaudited pro forma combined financial statements give effect to the mergers by TransCom USA, of substantially all of the outstanding capital stock of Charles W. Carter
Co. -- Los Angeles (Carter), Transportation Components Group (TCC), The Cook Brothers Companies, Inc. (Cook Brothers), Gear & Wheel Group (Gear & Wheel), Amparts International, Inc. (Amparts), Plaza Automotive, Inc. (Plaza), Perfection Group (Perfection), Drive Line, Inc. (Drive Line), and Universal Fleet Supply, Inc. (Universal), (together, the Founding Companies). TransCom USA and the Founding Companies are hereinafter referred to as the Company. These Mergers will be accounted for using the purchase method of accounting. TransCom USA has been identified as the accounting acquiror in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes. The unaudited pro forma combined financial statements also give effect to the issuance of common stock in connection with the Offering and as partial consideration for the acquisitions to the sellers of the Founding Companies. These pro forma statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to the Mergers and the Offering as if they had occurred on March 31, 1998. The unaudited pro forma combined statement of operations give effect to these transactions as if they had occurred on January 1, 1997.

     TransCom USA has preliminarily analyzed the benefits that it expects to be realized from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Founding Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statement of operations. Additionally, reductions in interest expense as the result of the repayment of a portion of the Founding Companies' debt have been reflected in the unaudited pro forma combined statement of operations. With respect to other potential benefits, TransCom USA has not and cannot quantify these benefits until completion of the combination of the Founding Companies. It is anticipated that these benefits will be offset by costs related to TransCom USA's new corporate management and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of TransCom USA.

     The purchase price of the Founding Companies has been allocated based on the estimated fair value of assets acquired and liabilities assumed. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. In the opinion of management, the final allocation of the purchase price will not materially differ from these preliminary estimates. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
          UNAUDITED PRO FORMA COMBINED BALANCE SHEET -- MARCH 31, 1998
                                 (IN THOUSANDS)

                                       TRANSCOM                          GEAR &                 COOK
                                         USA       CARTER       TCC       WHEEL     AMPARTS    BROTHERS   PLAZA     UNIVERSAL
                                       --------    -------    -------    -------    -------    -------    ------    ---------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........  $    12     $    14    $   153    $   212    $  320     $ 1,225    $  267     $   192
   Accounts receivable, net..........    --          4,085      3,647      2,710     2,920       4,256     3,171       1,940
   Receivable(s) from related
     parties.........................    --             99         34        423       418         439      --         --
   Notes receivable, current.........    --          --         --         --         --           764      --         --
   Inventories.......................    --          9,935      4,785      7,688     5,836      10,313     3,986       2,348
   Prepaid expenses and other........    --             90        865         14        90         379        12          73
   Deferred tax asset................    --            423        189      --         --           146      --         --
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total current assets..........       12      14,646      9,673     11,047     9,584      17,522     7,436       4,553
PROPERTY AND EQUIPMENT, net..........    --            772      1,146        842       384       3,065     1,431         328
NOTES RECEIVABLE, net................    --          --         --         --         --         2,207      --         --
DEFERRED TAX ASSET...................    --          --         --         --          277       --          243         116
OTHER ASSETS.........................    2,968         662        155         67        33          27       535          30
GOODWILL.............................    --          --         --         --         --         --         --         --
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total assets..................  $ 2,980     $16,080    $10,974    $11,956    $10,278    $22,821    $9,645     $ 5,027
                                       ========    =======    =======    =======    =======    =======    ======    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................  $ 2,947     $ 5,135    $ 4,989    $ 1,987    $3,708     $ 3,122    $2,966     $ 1,994
   Payable(s) to related parties.....    --            107          5        606        58          31       183       --
   Line(s) of credit.................    --          4,313      1,981      1,940     1,736       7,922     1,400       1,000
   Current maturities of long-term
     debt............................    --            145         87        239      --         4,152        67          90
   Deferred tax liability............    --          --         --           636       857       --           77       --
   Other current liabilities.........    --             89      --            30      --         --         --         --
   Payable to Founding Companies'
     stockholders....................    --          --         --         --         --         --         --         --
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total current liabilities.....    2,947       9,789      7,062      5,438     6,359      15,227     4,693       3,084
LONG-TERM DEBT, net..................    --          1,523        558        572      --         4,436       211         108
PAYABLE TO RELATED PARTY.............    --          --         --           381      --           249       787       --
DEFERRED TAX LIABILITY...............    --          --           354        332      --           327      --         --
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total liabilities.............    2,947      11,312      7,974      6,723     6,359      20,239     5,691       3,192
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................    --          --         --         --         --         --         --         --
STOCKHOLDERS' EQUITY:
   Preferred stock...................    --          --           717      --         --         --         --         --
   Common stock......................       33         265         40          8       713         424        11          10
   Additional paid-in capital........    7,958         207                    13      --         --         --         --
   Retained earnings.................   (7,958 )     5,387      2,243      5,287     3,206       3,010     3,943       1,825
   Deferred compensation.............    --         (1,091)     --         --         --         --         --         --
   Treasury stock, at cost...........    --          --         --           (75)     --          (852)     --         --
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total stockholders' equity....       33       4,768      3,000      5,233     3,919       2,582     3,954       1,835
                                       --------    -------    -------    -------    -------    -------    ------    ---------
       Total liabilities and
        stockholders' equity.........  $ 2,980     $16,080    $10,974    $11,956    $10,278    $22,821    $9,645     $ 5,027
                                       ========    =======    =======    =======    =======    =======    ======    =========

                                                                                PRO FORMA                  POST MERGER
                                       PERFECTION    DRIVE LINE     TOTAL      ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
                                       ----------    ----------    --------    -----------    ---------    ------------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........    $   47        $   28      $  2,470     $    (684)    $  1,786       $ --
   Accounts receivable, net..........     2,534         1,011        26,274          (100)      26,174         --
   Receivable(s) from related
     parties.........................        26           604         2,043          (599)       1,444         --
   Notes receivable, current.........     --            --              764        --              764         --
   Inventories.......................     3,414         2,016        50,321         4,042       54,363         --
   Prepaid expenses and other........        14             4         1,541        --            1,541         --
   Deferred tax asset................       101         --              859        --              859         --
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total current assets..........     6,136         3,663        84,272         2,659       86,931         --
PROPERTY AND EQUIPMENT, net..........     1,586         1,768        11,322          (847)      10,475         (1,519)
NOTES RECEIVABLE, net................     --            --            2,207        --            2,207         --
DEFERRED TAX ASSET...................        51         --              687            18          705         --
OTHER ASSETS.........................         1         --            4,478          (540)       3,938         (2,968)
GOODWILL.............................     --            --            --           47,192       47,192         --
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total assets..................    $7,774        $5,431      $102,966     $  48,482     $151,448       $ (4,487)
                                       ==========    ==========    ========    ===========    =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................    $2,833        $  819      $ 30,500     $     (99)    $ 30,401       $ (2,947)
   Payable(s) to related parties.....     --            1,705         2,695          (599)       2,096         (1,882)
   Line(s) of credit.................     --              984        21,276        --           21,276         (3,326)
   Current maturities of long-term
     debt............................       196            62         5,038          (113)       4,925         (2,911)
   Deferred tax liability............     --            --            1,570         2,426        3,996         --
   Other current liabilities.........     --            --              119        --              119         --
   Payable to Founding Companies'
     stockholders....................     --            --            --           15,722       15,722        (15,722)
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total current liabilities.....     3,029         3,570        61,198        17,337       78,535        (26,788)
LONG-TERM DEBT, net..................     3,439         1,351        12,198         4,299       16,497        (13,597)
PAYABLE TO RELATED PARTY.............     --            --            1,417        --            1,417           (382)
DEFERRED TAX LIABILITY...............     --            --            1,013        --            1,013         --
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total liabilities.............     6,468         4,921        75,826        21,636       97,462        (40,767)
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................       178         --              178          (178)       --            --
STOCKHOLDERS' EQUITY:
   Preferred stock...................     --            --              717          (717)       --            --
   Common stock......................        10         --            1,514        (1,406)         108             57
   Additional paid-in capital........       606            37         8,821        53,015       61,836         36,223
   Retained earnings.................       653           473        18,069       (26,027)      (7,958 )       --
   Deferred compensation.............     --            --           (1,091)        1,091        --            --
   Treasury stock, at cost...........      (141)        --           (1,068)        1,068        --            --
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total stockholders' equity....     1,128           510        26,962        27,024       53,986         36,280
                                       ----------    ----------    --------    -----------    ---------    ------------
       Total liabilities and
        stockholders' equity.........    $7,774        $5,431      $102,966     $  48,482     $151,448       $ (4,487)
                                       ==========    ==========    ========    ===========    =========    ============


                                       AS ADJUSTED
                                       -----------
               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.........   $   1,786
   Accounts receivable, net..........      26,174
   Receivable(s) from related
     parties.........................       1,444
   Notes receivable, current.........         764
   Inventories.......................      54,363
   Prepaid expenses and other........       1,541
   Deferred tax asset................         859
                                       -----------
       Total current assets..........      86,931
PROPERTY AND EQUIPMENT, net..........       8,956
NOTES RECEIVABLE, net................       2,207
DEFERRED TAX ASSET...................         705
OTHER ASSETS.........................         970
GOODWILL.............................      47,192
                                       -----------
       Total assets..................   $ 146,961
                                       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued
     expenses........................   $  27,454
   Payable(s) to related parties.....         214
   Line(s) of credit.................      17,950
   Current maturities of long-term
     debt............................       2,014
   Deferred tax liability............       3,996
   Other current liabilities.........         119
   Payable to Founding Companies'
     stockholders....................      --
                                       -----------
       Total current liabilities.....      51,747
LONG-TERM DEBT, net..................       2,900
PAYABLE TO RELATED PARTY.............       1,035
DEFERRED TAX LIABILITY...............       1,013
                                       -----------
       Total liabilities.............      56,695
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN CONSOLIDATED
 SUBSIDIARY..........................      --
STOCKHOLDERS' EQUITY:
   Preferred stock...................      --
   Common stock......................         165
   Additional paid-in capital........      98,059
   Retained earnings.................      (7,958)
   Deferred compensation.............      --
   Treasury stock, at cost...........      --
                                       -----------
       Total stockholders' equity....      90,266
                                       -----------
       Total liabilities and
        stockholders' equity.........   $ 146,961
                                       ===========

  See accompanying notes to unaudited pro forma combined financial statements.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                         TRANSCOM                           GEAR &                    COOK
                                           USA      CARTER       TCC        WHEEL       AMPARTS     BROTHERS      PLAZA
                                         --------   -------   ---------    --------     -------     --------     --------
REVENUES.............................    $ --       $37,528   $  33,001    $ 22,944     $22,687     $22,225      $ 20,721
COST OF SALES........................      --        25,467      23,619      15,972     17,240       14,999        14,125
                                         --------   -------   ---------    --------     -------     --------     --------
 Gross profit........................      --        12,061       9,382       6,972      5,447        7,226         6,596
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      3,108     11,087       8,063       5,980      2,857        5,524         5,575
                                         --------   -------   ---------    --------     -------     --------     --------
 Income from operations..............     (3,108 )      974       1,319         992      2,590        1,702         1,021
OTHER INCOME (EXPENSE):
 Interest expense....................      --          (530)       (222)       (210)      (115 )     (1,182 )        (119)
 Other income (expense), net.........      --           207          57          69       (126 )        101            88
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............      --         --         --           --          --          --            --
                                         --------   -------   ---------    --------     -------     --------     --------
INCOME BEFORE INCOME TAXES...........     (3,108 )      651       1,154         851      2,349          621           990
PROVISION FOR INCOME TAXES...........      --           154         419         437        292          259           396
                                         --------   -------   ---------    --------     -------     --------     --------
NET INCOME...........................    $(3,108 )  $   497   $     735    $    414     $2,057      $   362      $    594
                                         ========   =======   =========    ========     =======     ========     ========
NET INCOME PER SHARE.....................................................................................................
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1)...............................................................

                                                                       DRIVE                   PRO FORMA
                                       UNIVERSAL      PERFECTION       LINE        TOTAL      ADJUSTMENTS      PRO FORMA
                                       ----------     ----------     ---------   ---------    ------------     ----------
REVENUES.............................   $ 14,716       $ 14,657       $ 5,997    $ 194,476      $ 13,112       $ 207,588
COST OF SALES........................     10,083         11,322         3,385      136,212        10,899         147,111
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Gross profit........................      4,633          3,335         2,612       58,264         2,213          60,477
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      4,005          2,531         1,530       50,260        (3,766)         46,494
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Income from operations..............        628            804         1,082        8,004         5,979          13,983
OTHER INCOME (EXPENSE):
 Interest expense....................       (115)          (269)         (191)      (2,953)        1,483          (1,470 )
 Other income (expense), net.........          3         --                47          446            25             471
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............     --                (33)        --             (33)           33          --
                                       ----------     ----------     ---------   ---------    ------------     ----------
INCOME BEFORE INCOME TAXES...........        516            502           938        5,464         7,520          12,984
PROVISION FOR INCOME TAXES...........        158            200         --           2,315         3,295           5,610
                                       ----------     ----------     ---------   ---------    ------------     ----------
NET INCOME...........................   $    358       $    302       $   938    $   3,149      $  4,225       $   7,374
                                       ==========     ==========     =========   =========    ============     ==========
NET INCOME PER SHARE.................                                                                          $    0.45
                                                                                                               ==========
SHARES USED IN COMPUTING PRO FORMA NE                                                                          16,512,611

(1) Includes (i) 2,162,388 shares issued to Notre Capital Ventures II, L.L.C.
    (ii) 1,106,829 shares issued to management, directors and consultants of TransCom USA, (iii) 7,493,394 shares issued to owners of the Founding Companies and (iv) 5,750,000 shares sold in the Offering. Basic and diluted income per share are the same for the year ended December 31, 1997.

  See accompanying notes to unaudited pro forma combined financial statements.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                         TRANSCOM                           GEAR &                    COOK
                                           USA      CARTER       TCC        WHEEL       AMPARTS     BROTHERS      PLAZA
                                         --------   -------   ---------    --------     -------     --------     --------
REVENUES.............................    $ --       $ 9,372   $   9,758    $  6,113     $6,489      $ 6,702      $  5,829
COST OF SALES........................      --         6,326       6,971       3,917      4,768        4,451         3,887
                                         --------   -------   ---------    --------     -------     --------     --------
 Gross profit........................      --         3,046       2,787       2,196      1,721        2,251         1,942
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      4,850      2,832       2,110       1,881        889        1,547         1,521
                                         --------   -------   ---------    --------     -------     --------     --------
 Income from operations..............     (4,850 )      214         677         315        832          704           421
OTHER INCOME (EXPENSE):
 Interest expense....................      --          (120)        (43)       (104)       (40 )       (421 )         (34)
 Other income (expense), net.........      --            20          13         (22)      (136 )        (35 )           6
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............      --         --         --           --          --          --            --
                                         --------   -------   ---------    --------     -------     --------     --------
INCOME BEFORE INCOME TAXES...........     (4,850 )      114         647         189        656          248           393
PROVISION FOR INCOME TAXES...........      --             3         266          16         93          101           154
                                         --------   -------   ---------    --------     -------     --------     --------
NET INCOME...........................    $(4,850 )  $   111   $     381    $    173     $  563      $   147      $    239
                                         ========   =======   =========    ========     =======     ========     ========
NET INCOME PER SHARE.....................................................................................................
SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE(1)...............................................................

                                                                       DRIVE                   PRO FORMA
                                       UNIVERSAL      PERFECTION       LINE        TOTAL      ADJUSTMENTS      PRO FORMA
                                       ----------     ----------     ---------   ---------    ------------     ----------
REVENUES.............................   $  4,384       $  5,527       $ 1,719    $  55,893      $    204       $  56,097
COST OF SALES........................      2,900          4,309         1,205       38,734           (35)         38,699
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Gross profit........................      1,484          1,218           514       17,159           239          17,398
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES............................      1,078            685           486       17,879        (5,080)         12,799
                                       ----------     ----------     ---------   ---------    ------------     ----------
 Income from operations..............        406            533            28         (720)        5,319           4,599
OTHER INCOME (EXPENSE):
 Interest expense....................        (26)           (81)         (110)        (979)          612            (367 )
 Other income (expense), net.........     --                (63)           29         (188)       --                (188 )
MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY.............     --                (22)        --             (22)           22          --
                                       ----------     ----------     ---------   ---------    ------------     ----------
INCOME BEFORE INCOME TAXES...........        380            367           (53)      (1,909)        5,953           4,044
PROVISION FOR INCOME TAXES...........        116            143         --             892           827           1,719
                                       ----------     ----------     ---------   ---------    ------------     ----------
NET INCOME...........................   $    264       $    224       $   (53)   $  (2,801)     $  5,126       $   2,325
                                       ==========     ==========     =========   =========    ============     ==========
NET INCOME PER SHARE.................                                                                          $    0.14
                                                                                                               ==========
SHARES USED IN COMPUTING PRO FORMA NE                                                                          16,512,611

(1) Includes (i) 2,162,388 shares issued to Notre Capital Ventures II, L.L.C.
    (ii) 1,106,829 shares issued to management, directors and consultants of TransCom USA, (iii) 7,493,394 shares issued to owners of the Founding Companies and (iv) 5,750,000 shares sold in the Offering. Basic and diluted income per share are the same for three months ended March 31, 1998.

  See accompanying notes to unaudited pro forma combined financial statements.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  GENERAL:

     TransCom USA was formed to become a leading national, value-added independent distributor of replacement parts and supplies for commerical trucks and trailers and other types of specialized heavy duty vehicles and equipment. TransCom USA has conducted no operations to date and has acquired the Founding Companies simultaneously with the consummation of the Offering on June 24, 1998.

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements . The periods included in these financial statements for the individual Founding Companies are as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997. The historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commmission Staff Accounting Bulletin No. 80.

2.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrently with the closing of the Offering, TransCom USA acquired all of the outstanding capital stock of the Founding Companies. The Mergers were accounted for using the purchase method of accounting with TransCom USA being treated as the accounting acquiror. The following table sets forth the consideration paid (a) in cash and (b) in shares of the Company's Common Stock to the stockholders of each of the Founding Companies. For purposes of computing the purchase price for accounting purposes, the value of the shares has been determined using an estimated fair value of $7.20 per share, which represents a discount of ten percent from the initial public offering price due to restrictions on the sale and transferability of the shares issued. In the opinion of management, the final allocation of the purchase price will not materially differ from these preliminary estimates.

                                                        COMMON STOCK
                                                   ----------------------
                                                                VALUE OF
                                         CASH       SHARES       SHARES
                                       ---------   ---------    ---------
                                             (DOLLARS IN THOUSANDS)
Carter...............................  $  --         871,006     $  6,271
TCC..................................     --       1,042,909        7,509
Gear & Wheel.........................      3,255     793,163        5,711
Amparts..............................      4,702     881,574        6,347
Cook Brothers........................     --         933,207        6,719
Plaza................................      3,519     864,411        6,224
Universal............................      1,200     476,364        3,430
Perfection...........................      3,046     380,760        2,741
Drive Line...........................     --       1,250,000        9,000
                                       ---------   ---------    ---------
     Total...........................  $  15,722   7,493,394     $ 53,952
                                       =========   =========    =========

3.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     (a)   Records the S Corporation Distributions of $5.4 million.

     (b) Records the distribution of certain real estate and nonoperating assets and liabilities in connection with the Mergers. In addition, reflects the reduction for certain operating assets and liabilities which were not acquired in the Mergers.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (c) Records the purchase of the Founding Companies for a total purchase price of $69.7 million. The entry includes the liability of $15.7 million for the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the issuance of 7.5 million shares of Common Stock to the Founding Companies resulting in the creation of $47.2 million of goodwill after allocating the purchase price to the aggregate assets acquired and liabilities assumed as shown below. Based on its initial assessment, management believes that the historical carrying value of the Founding Companies' assets and liabilities will approximate fair value and that there are no other identifiable intangible assets to which any material purchase price can be allocated.
                 ASSETS
Cash and cash equivalents...............  $    1,774
Accounts receivable, net................      26,174
Receivables from related parties........       1,444
Notes receivable, current...............         764
Inventories.............................      54,363
Prepaid expenses and other..............       1,541
Deferred tax asset......................         859
                                          ----------
     Total current assets...............      86,919

Property and equipment, net.............      10,475
Notes receivable, net...................       2,207
Deferred tax assets.....................         705
Other assets............................         970
                                          ----------
     Total assets.......................  $  101,276
                                          ==========

              LIABILITIES
Accounts payable and accrued expenses...  $   27,454
Payables to related parties.............       2,096
Lines of credit.........................      21,276
Current maturities of long-term debt....       4,925
Deferred income taxes...................       3,996
Other current liabilities...............         119
                                          ----------
     Total current liabilities..........      59,866

Long-term debt, net.....................      16,497
Payable to related party................       1,417
Deferred tax liabilities................       1,013
                                          ----------
     Total liabilities..................  $   78,793
                                          ==========

     (d) Records the net deferred income tax liability attributable to the balance sheet adjustments and temporary differences between the financial reporting and tax bases of assets and liabilities held in the S Corporations.

     (e) Records the cash proceeds from the issuance of 5,750,000 shares of Common Stock, net of offering costs (based on the initial public offering price of $8.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

     (f) Records the cash portion of the consideration paid to the stockholders of the Founding Companies in connection with the Mergers and the repayment of a portion of the Founding Companies existing debt.

     (g) Records the cash proceeds from the sale of four facilities to a stockholder of Plaza.

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize the unaudited pro forma combined balance sheet adjustments:

                                                                                     PRO FORMA
                                          (A)        (B)        (C)        (D)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------   ------------
Cash and cash equivalents............  $    (684) $  --      $  --      $  --         $   (684)
Accounts receivable, net.............     --         --           (100)    --             (100)
Receivables from related parties.....     --         --           (599)    --             (599)
Inventories..........................     --         --          4,042     --            4,042
                                       ---------  ---------  ---------  ---------   ------------
         Total current assets........       (684)    --          3,343     --            2,659
Property and equipment, net..........     --         (1,625)       778     --             (847)
Deferred tax asset...................     --         --         --             18           18
Other assets.........................     --           (540)    --         --             (540)
Goodwill.............................     --         --         47,192     --           47,192
                                       ---------  ---------  ---------  ---------   ------------
         Total assets................  $    (684) $  (2,165) $  51,313  $      18     $ 48,482
                                       =========  =========  =========  =========   ============
Accounts payable and accrued
  expenses...........................  $  --      $  --      $     (99) $  --         $    (99)
Payables to related parties..........     --         --           (599)    --             (599)
Current maturities of long-term
  debt...............................     --           (113)               --             (113)
Deferred tax liability...............     --         --          1,071      1,355        2,426
Payable to Founding Companies
  stockholders.......................     --         --         15,722     --           15,722
                                       ---------  ---------  ---------  ---------   ------------
         Total current liabilities...     --           (113)    16,095      1,355       17,337
Long-term debt, net..................      4,753     (1,171)       717     --            4,299
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities...........      4,753     (1,284)    16,812      1,355       21,636
Minority interest in consolidated
  subsidiary.........................     --         --           (178)    --             (178)
Stockholders' equity:
    Preferred stock..................     --         --           (717)    --             (717)
    Common stock.....................     --         --         (1,406)    --           (1,406)
    Additional paid-in capital.......     --         --         53,015     --           53,015
    Retained earnings................     (5,437)      (881)   (18,372)    (1,337)     (26,027)
    Deferred compensation............     --         --          1,091     --            1,091
    Treasury stock, at cost..........     --         --          1,068     --            1,068
                                       ---------  ---------  ---------  ---------   ------------
         Total stockholders'
           equity....................     (5,437)      (881)    34,679     (1,337)      27,024
                                       ---------  ---------  ---------  ---------   ------------
         Total liabilities and
           stockholders' equity......  $    (684) $  (2,165) $  51,313  $      18     $ 48,482
                                       =========  =========  =========  =========   ============

                                                                          POST MERGER
                                          (E)        (F)        (G)       ADJUSTMENTS
                                       ---------  ---------  ---------   -------------
Cash and cash equivalents............  $  36,301  $ (37,820)     1,519     $ --
Property and equipment, net..........     --         --         (1,519)       (1,519)
Other assets.........................     (2,968)    --         --            (2,968)
                                       ---------  ---------  ---------   -------------
         Total assets................     33,333    (37,820)    --            (4,487)
                                       =========  =========  =========   =============
Accounts payable and accrued
expenses.............................     (2,947)    --         --            (2,947)
Payable(s) to related parties........     --         (1,882)    --            (1,882)
Lines of credit......................     --         (3,326)    --            (3,326)
Current maturities of long-term
debt.................................     --         (2,911)    --            (2,911)
Payable to Founding Companies'
stockholders.........................     --        (15,722)    --           (15,722)
                                       ---------  ---------  ---------   -------------
         Total current liabilities...     (2,947)   (23,841)    --           (26,788)
Long-term debt, net..................     --        (13,597)    --           (13,597)
Payable to related party.............     --           (382)    --              (382)
                                       ---------  ---------  ---------   -------------
         Total liabilities...........     (2,947)   (37,820)    --           (40,767)
Stockholders' equity:
    Common stock.....................         57     --         --                57
    Additional paid-in capital.......     36,223     --         --            36,223
                                       ---------  ---------  ---------   -------------
         Total stockholders'
         equity......................     36,280     --         --            36,280
                                       ---------  ---------  ---------   -------------
         Total liabilities and
         stockholders' equity........  $  33,333  $ (37,820) $  --         $  (4,487)
                                       =========  =========  =========   =============

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

  YEAR ENDED DECEMBER 31, 1997

     (a) Reflects the pre-acquisition results of operations for two parts distribution businesses and one truck dealership acquired by certain Founding Companies. The assets of Wilkes Barre Mack Sales and Service were purchased by Cook Brothers for approximately $1.2 million in December 1997. Certain assets of Heartland Truck and Trailer Center and Muncie Power Products, Inc. were purchased by TCC for $431,000 in January 1998 and by Plaza for $360,000 in February 1998, respectively.

     (b) Reflects the reduction in operations for the distribution of certain assets and liabilities which were not acquired in the Mergers, the reduction in cost of sales on a FIFO basis for certain Founding Companies which have historically accounted for inventory on a LIFO basis and the elimination of minority interests.

     (c) Reflects the reversal of the $3.1 million non-cash compensation charge related to the issuance of 432,329 shares of Common Stock to management and directors of and consultants to the Company offset by a charge for the recurring portion of salary expenses of management. Also reflects the $3.5 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers, as detailed in the following table (in thousands):

Historical 1997 Salaries, Bonuses and
Benefits.............................  $   5,336
Prospective 1998 Salaries, Bonuses
and Benefits.........................      1,802
                                       ---------
Compensation Differential............  $   3,534
                                       =========

     Each of the owners of the Founding Companies entered into an employment agreement, for a term of five years, upon consummation of the Offering providing for an annual base salary of $150,000 or less. Bonuses have not been considered in the 1998 prospective amounts as management does not intend to pay any bonuses in 1998.

     (d) Reflects the amortization of goodwill recorded as a result of the Mergers over a 40-year estimated life.

     (e) Reflects the reduction in interest expense of $1.6 million due to the repayment of debt in connection with the Mergers.

     (f) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

     The following table summarizes the unaudited pro forma combined statements of operations adjustments:

                                                                                                           PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Revenues.............................  $  13,112  $  --      $  --      $  --      $  --      $  --         $13,112
Cost of sales........................     10,950        (51)    --         --         --         --          10,899
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................      2,162         51     --         --         --         --           2,213
Selling, general and
  administrative.....................      1,657        (36)    (6,567)     1,180     --         --          (3,766)
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income from operations...............        505         87      6,567     (1,180)    --         --           5,979
Other income (expense)
    Interest expense.................       (186)        85     --         --          1,584     --           1,483
    Other income (expense), net......         25     --         --         --         --         --              25
Minority interest in income of
  consolidated subsidiary............     --             33     --         --         --         --              33
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........        344        205      6,567     (1,180)     1,584     --           7,520
Provision for income taxes...........     --         --         --         --         --          3,295       3,295
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $     344  $     205  $   6,567  $  (1,180) $   1,584  $  (3,295)    $ 4,225
                                       =========  =========  =========  =========  =========  =========   ===========

             TRANSPORTATION COMPONENTS, INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

  THREE MONTHS ENDED MARCH 31, 1998

     (a) Reflects the pre-acquisition results of operations for a parts distribution business acquired by Plaza in February 1998.

     (b) Reflects the reduction in operations for the distribution of certain assets and liabilities which were not acquired in the Mergers, the reduction in cost of sales on a FIFO basis for certain Founding Companies which have historically accounted for inventory on a LIFO basis and the elimination of minority interests.

     (c) Reflects the reversal of the $4.9 million non-cash compensation charge related to the issuance of 674,500 shares of Common Stock to management and directors of and consultants to the Company offset by a charge for the recurring portion of salary expenses of management. Also reflects the $0.7 million reduction in salaries, bonuses and benefits to the owners of the Founding Companies to which they agreed in connection with the mergers, as detailed in the following table (in thousands):

Historical First Quarter 1998 Salaries,
  Bonuses and Benefits..................  $   1,128
Pro-rata Portion of Prospective 1998
  Salaries, Bonuses and Benefits........        451
                                          ---------
Compensation Differential...............  $     677
                                          =========

     (d) Reflects the amortization of goodwill recorded as a result of the Mergers over a 40-year estimated life.

     (e) Reflects the reduction in interest expense of $0.6 million due to the repayment of debt in connection with the Mergers.

     (f) Reflects the incremental provision for federal and state income taxes relating to the statement of operations adjustments and to reflect income taxes on S corporation income as if these entities had been taxable as C corporations during the periods presented.

The following table summarizes the unaudited pro forma combined statement of operations adjustments:

                                                                                                           PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)      ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Revenues.............................  $     204  $  --      $  --      $  --      $  --      $  --         $   204
Cost of sales........................        162       (197)    --         --         --         --             (35)
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Gross profit.........................         42        197     --         --         --         --             239
Selling, general and
  administrative.....................         22         (9)    (5,388)       295     --         --          (5,080)
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income from operations...............         20        206      5,388       (295)    --         --           5,319
Other income (expense)
    Interest expense.................     --             21     --         --            591     --             612
    Other income (expense), net......     --         --         --         --         --         --          --
Minority interest in income of
  consolidated subsidiary............     --             22     --         --         --         --              22
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Income before income taxes...........         20        249      5,388       (295)       591     --           5,953
Provision for income taxes...........     --         --         --         --         --            827         827
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
Net income...........................  $      20  $     249  $   5,388  $    (295) $     591  $    (827)    $ 5,126
                                       =========  =========  =========  =========  =========  =========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Transportation Components Inc.:

     We have audited the accompanying balance sheet of Transportation Components, Inc., as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 9, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transportation Components, Inc., as of December 31, 1997, and for the period from inception (October 9, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                        TRANSPORTATION COMPONENTS, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,     MARCH 31,
                                            1997           1998
                                        ------------    -----------
                                                        (UNAUDITED)
               ASSETS
CASH.................................     $      5       $      12
DEFERRED OFFERING COSTS..............          337           2,968
                                        ------------    -----------
          Total assets...............     $    342       $   2,980
                                        ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES..................     $    316       $   2,947
STOCKHOLDERS' EQUITY:
     Preferred stock, $.01 par value,
      5,000,000 shares authorized,
      none issued....................       --              --
     Common Stock, $.01 par value,
      102,000,000 shares authorized,
      2,594,717 and 3,269,217 shares
      issued and outstanding as of
       December 31, 1997 and March
      31, 1998 (unaudited),
      respectively...................           26              33
     Additional paid-in capital......        3,108           7,958
     Retained deficit................       (3,108)         (7,958)
                                        ------------    -----------
          Total stockholders'
        equity.......................           26              33
                                        ------------    -----------
          Total liabilities and
        stockholders' equity.........     $    342       $   2,980
                                        ============    ===========

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                PERIOD
                                            FROM INCEPTION       THREE MONTHS
                                           (OCTOBER 9, 1997)         ENDED
                                                  TO               MARCH 31,
                                           DECEMBER 31, 1997         1998
                                          -------------------    -------------
                                                                  (UNAUDITED)
REVENUES................................       -$-                  $--
COMPENSATION EXPENSE RELATING TO
  ISSUANCE OF COMMON STOCK TO MANAGEMENT
  AND CONSULTANTS.......................          3,108               4,850
                                          -------------------    -------------
LOSS BEFORE INCOME TAXES................         (3,108)             (4,850)
INCOME TAX BENEFIT......................       --                    --
                                          -------------------    -------------
NET LOSS................................        $(3,108)            $(4,850)
                                          ===================    =============

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK        ADDITIONAL                    TOTAL
                                        -------------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                         SHARES      AMOUNT     CAPITAL      DEFICIT        EQUITY
                                        ---------    ------    ----------    --------    -------------
INITIAL CAPITALIZATION BY NOTRE
  (October 9, 1997)..................     108,119    $   1      $ --         $  --          $     1
     Issuance of shares to Notre.....   2,054,269       21        --            --               21
     Issuance of management,
       consultant and director
       shares........................     432,329        4         3,108        --            3,112
     Net loss........................      --         --          --           (3,108)       (3,108)
                                        ---------    ------    ----------    --------    -------------
BALANCE, December 31, 1997...........   2,594,717       26         3,108       (3,108)           26
     Issuance of management,
       consultant and director shares
       (unaudited)...................     674,500        7         4,850        --            4,857
     Net loss (unaudited)............      --         --          --           (4,850)       (4,850)
                                        ---------    ------    ----------    --------    -------------
BALANCE, March 31, 1998
  (unaudited)........................   3,269,217    $  33      $  7,958     $ (7,958)      $    33
                                        =========    ======    ==========    ========    =============

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             PERIOD
                                         FROM INCEPTION
                                          (OCTOBER 9,       THREE MONTHS
                                             1997)             ENDED
                                        TO DECEMBER 31,      MARCH 31,
                                              1997              1998
                                        ----------------    ------------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................       $ (3,108)         $ (4,850)
     Adjustments to reconcile net
       loss to net cash provided by
       operating activities --
       Compensation expense related
          to issuance of common stock
          to management and
          consultants................          3,108             4,850
       Changes in assets and
          liabilities --
          Increase in deferred
             offering costs..........           (337)           (2,631)
          Increase in accrued
             liabilities.............            337             2,631
                                        ----------------    ------------
               Net cash provided by
                  operating
                  activities.........        --                 --
                                        ----------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of stock...............              5                 7
                                        ----------------    ------------
               Net cash provided by
                  financing
                  activities.........              5                 7
                                        ----------------    ------------
NET INCREASE.........................              5                 7
CASH, beginning of period............        --                      5
                                        ----------------    ------------
CASH, end of period..................       $      5          $     12
                                        ================    ============

   The accompanying notes are an integral part of these financial statements.

                        TRANSPORTATION COMPONENTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Transportation Components, Inc. (TransCom USA or the Company), a Delaware corporation, was founded in October 1997 to become a leading national provider of truck parts and service to the transportation industry. TransCom USA acquired nine businesses (the Mergers), and completed an initial public offering of its common stock (the Offering) on June 24, 1998. Subsequent to the Offering, TransCom USA intends to acquire, through merger or purchase, similar companies to expand its national operations.

     TransCom USA has not conducted any operations, and all activities to date have related to the Offering and the Mergers. All expenditures to date have been funded by the majority stockholder, Notre Capital Ventures II, L.L.C. (Notre), on behalf of the Company. Notre has committed to fund the organization expenses and Offering costs. Costs of approximately $0.3 million and $3.0 million have been incurred by Notre in connection with the Offering as of December 31, 1997 and March 31, 1998, respectively. TransCom USA has treated these costs as deferred offering costs. There is no assurance that TransCom USA will be able to generate future operating revenues.

     The Company has an absence of a combined operating history, and TransCom USA's future success is dependent upon a number of factors which include, among others, the ability to integrate operations and computer systems, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing, the ability to manage growth and attract and retain qualified management and personnel, reliance of continued demand for replacement parts and of product availability, the ability to mitigate international business risk and economic and seasonal business fluctuations, as well as the need for additional capital.

2.  STOCKHOLDERS' EQUITY:

  COMMON STOCK AND PREFERRED STOCK

     TransCom USA effected a 108.1194-for-one stock dividend in April 1998, for each share of common stock of the Company (Common Stock) then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 100,000,000 and authorized 5,000,000 shares of $.01 par value preferred stock. The effects of the Common Stock dividend have been retroactively reflected on the balance sheet and in the accompanying notes.

     In connection with the organization and initial capitalization of TransCom USA, the Company issued 108,119 shares of common stock at $.01 per share (Common Stock) to Notre. Notre incurred $20,535 of expenses on behalf of the Company for which the Company issued 2,054,269 shares to Notre in November 1997.

     In November 1997, the Company issued a total of 432,329 shares of Common Stock to management and directors of and consultants to the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $3.1 million, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale as if the Founding Companies were combined. During the first quarter of 1998, the Company issued an additional 674,500 shares to management of the Company at a price of $.01 per share. As a result, the Company recorded a nonrecurring, noncash compensation charge of $4.9 million, representing the difference between the amount paid for the shares and an estimated fair value of the shares on the date of sale as if the Founding Companies were combined.

  RESTRICTED VOTING COMMON STOCK

     In April 1998, the Company authorized 2,000,000 shares of $.01 par value restricted voting common stock (Restricted Common Stock) and the primary stockholder exchanged 1,912,388 shares of Common Stock for an equal number of shares of Restricted Common Stock. The holders of Restricted Common Stock are entitled to elect one member of the Company's board of directors and to 0.75 of one vote for each

                        TRANSPORTATION COMPONENTS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) share on all other matters on which they are entitled to vote. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors.

     Each share of Restricted Common Stock will automatically convert to Common Stock on a share-for-share basis (a) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a distribution which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986, as amended)), (b) in the event any person acquires beneficial ownership of 15 percent or more of the total number of outstanding shares of Common Stock of the Company, (c) in the event any person offers to acquire 15 percent or more of the total number of outstanding shares of Common Stock of the Company, or (d) in the event a majority of the aggregate number of votes which may be cast by the holders of outstanding shares of Common Stock and Restricted Common Stock entitled to vote approve such conversion. After June 30, 2000, the board of directors may elect to convert any remaining shares of Restricted Common Stock into shares of Common Stock in the event 80 percent or more of the originally outstanding shares of Restricted Common Stock have been previously converted into shares of Common Stock.

  LONG-TERM INCENTIVE PLAN

     In March 1998, the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the Plan), which provides for the granting or awarding of incentive or nonqualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers and key employees of and consultants to the Company. The number of shares authorized and reserved for issuance under the Plan is the greater of 2,500,000 shares or 15 percent of the aggregate number of shares of Common Stock outstanding at the date of grant. The terms of the option awards will be established by the compensation committee of the Company's board of directors. The Company intends to file a registration statement registering the issuance of shares upon exercise of options granted under this Plan. The Company granted nonqualified stock options to purchase a total of 800,000 shares of Common Stock to employees of the Company at the initial public offering price upon consummation of the Offering. In addition, the Company granted options to purchase a total of 965,465 shares of Common Stock to certain employees of the Founding Companies at the initial public offering price per share. These options will vest at the rate of 20 percent per year, commencing on the first anniversary of the Offering, and will expire at the earlier of ten years from the date of grant or three months following termination of employment.

  NONEMPLOYEE DIRECTORS' STOCK PLAN

     In March 1998, the Company's stockholders approved the 1998 Non-employee Directors' Stock Plan (the "Directors' Plan"), which provides for the granting of stock options to nonemployee directors of the Company. The number of shares authorized and reserved for issuance under the Directors' Plan is 250,000 shares. The Directors' Plan provides for the automatic grant of options to purchase 10,000 shares to each nonemployee director serving at the commencement of the Offering.

     Each nonemployee director will be granted options to purchase an additional 10,000 shares at the time of the initial election. In addition, each director will be automatically granted options to purchase 5,000 shares at each annual meeting of the stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options will be exercised at the fair market value at the date of grant and are immediately vested upon grant.

     Options were granted to each of two future and one current member of the board of directors to purchase 10,000 shares of Common Stock at the initial public offering price per share effective upon the consummation of the Offering. These options will expire the earlier of ten years from the date of grant or one year after termination of service as a director.

                        TRANSPORTATION COMPONENTS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Directors' Plan allows nonemployee directors to elect to receive shares (deferred shares) at future settlement dates in lieu of cash. The number of deferred shares will have an aggregate fair market value equal to the fees payable to the directors.

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value-based method of accounting for employee stock options or similar equity instruments and the current intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.  NEW ACCOUNTING PRONOUNCEMENTS:

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt SFAS No. 131 in the year ended December 31, 1998.

4.  EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS:

     Concurrent with the Offering on June 24, 1998, TransCom USA acquired Charles W. Carter Co. -- Los Angeles; Transportation Components Co. and its affiliates L.L.L., Inc. and MSL, Inc.; Gear & Wheel, Inc. and its affiliates Try One, Inc. and Ocala Truck Parts, Inc.; Amparts International, Inc., and its affiliates Amparts, Inc. and Proveedor Mayorista al Refaccionario S.A. de C.V.; The Cook Brothers Companies, Inc. and Subsidiary, Plaza Automotive, Inc. and Subsidiary, TPE, Inc. and Subsidiary, Universal Fleet Supply, Inc., and Drive Line, Inc. TransCom USA acquired the Founding Companies for cash and 7.5 million shares of Common Stock.

     TransCom USA has obtained a credit facility of $75.0 million. The credit facility will be used to fund acquisitions and working capital requirements. The credit facility is subject to customary covenants and drawing conditions.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Charles W. Carter Co. -- Los Angeles

     We have audited the accompanying consolidated balance sheets of Charles W. Carter Co. -- Los Angeles as of March 31, 1998 and March 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended March 31, 1998, March 31, 1997 and March 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Charles W. Carter Co. -- Los Angeles at March 31, 1998 and March 31, 1997, and the consolidated results of their operations and their cash flows for the years ended March 31, 1998, March 31, 1997 and March 29, 1996, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

Los Angeles, California
May 15, 1998

                      CHARLES W. CARTER CO. -- LOS ANGELES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
               ASSETS
CURRENT ASSETS:
     Cash............................    $   215      $    14
     Accounts receivable, net........      3,836        4,085
     Receivables from related
      parties........................         18           99
     Inventories.....................      9,005        9,935
     Prepaid expenses and other......         93           90
     Deferred tax assets.............        172          423
                                        ---------    ---------
               Total current
                 assets..............     13,339       14,646
PROPERTY AND EQUIPMENT, net..........        807          772
OTHER ASSETS.........................        637          662
                                        ---------    ---------
               Total assets..........    $14,783      $16,080
                                        =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................    $ 4,767      $ 5,135
     Payable to related parties......         85          107
     Line of credit..................      3,332        4,313
     Other current liabilities.......        211           89
     Current maturities of long-term
      debt...........................        246          145
                                        ---------    ---------
               Total current
                 liabilities.........      8,641        9,789
LONG-TERM DEBT, net..................      1,983        1,523
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $10 par value,
      100,000 shares authorized,
      26,450 shares issued and
      outstanding....................        265          265
     Deferred Compensation...........     (1,211)      (1,091)
     Additional paid-in capital......        187          207
     Retained earnings...............      4,918        5,387
                                        ---------    ---------
               Total stockholders'
                 equity..............      4,159        4,768
                                        ---------    ---------
               Total liabilities and
                 stockholders'
                 equity..............    $14,783      $16,080
                                        =========    =========

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                      YEAR ENDED
                                       -----------------------------------------
                                        MARCH 29,      MARCH 31,      MARCH 31,
                                          1996           1997           1998
                                       -----------    -----------    -----------
REVENUES............................     $35,824        $35,437        $37,982
COST OF SALES.......................      24,463         24,049         25,633
                                       -----------    -----------    -----------
     Gross profit...................      11,361         11,388         12,349
SELLING AND ADMINISTRATIVE
  EXPENSES..........................      10,710         10,378         11,261
                                       -----------    -----------    -----------
     Income from operations.........         651          1,010          1,088
OTHER INCOME (EXPENSE):
     Interest expense...............        (706)          (487)          (529)
     Other income, net..............         199            122             67
                                       -----------    -----------    -----------
INCOME BEFORE INCOME TAXES..........         144            645            626
PROVISION FOR INCOME TAXES..........          75            258            157
                                       -----------    -----------    -----------
NET INCOME..........................     $    69        $   387        $   469
                                       ===========    ===========    ===========

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                       ADDITIONAL
                                           CAPITAL    UNEARNED ESOP     PAID-IN      RETAINED
                                            STOCK        SHARES         CAPITAL      EARNINGS     TOTAL
                                           -------    -------------    ----------    ---------    ------
Balance, March 31, 1995.................    $ 265        $(1,400)        $  169       $ 4,462     $3,496
    Deferred compensation...............     --               80              7         --            87
    Net income..........................     --           --              --               69         69
                                           -------    -------------    ----------    ---------    ------
Balance, March 29, 1996.................      265         (1,320)           176         4,531      3,652
    Deferred compensation...............     --              109             11         --           120
    Net income..........................     --           --              --              387        387
                                           -------    -------------    ----------    ---------    ------
Balance, March 31, 1997.................      265         (1,211)           187         4,918      4,159
    Deferred compensation...............     --              120             20         --           140
    Net income..........................     --           --              --              469        469
                                           -------    -------------    ----------    ---------    ------
Balance, March 31, 1998.................    $ 265        $(1,091)        $  207       $ 5,387     $4,768
                                           =======    =============    ==========    =========    ======

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED
                                        -----------------------------------
                                        MARCH 29,    MARCH 31,    MARCH 31,
                                          1996         1997         1998
                                        ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................    $    69      $   387      $   469
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...        281          268          256
     (Gain) Loss on sale of assets...         (8)           7           (1)
     Deferred compensation...........         87          120          140
     Undistributed (income) loss of
       joint venture.................        (62)          48         (100)
     Changes in assets and
       liabilities --
       Accounts receivable, net......        905            5         (249)
       Other current liabilities.....         49          206         (122)
       Inventories...................        375         (872)        (930)
       Prepaid expenses and other....        115            4            3
       Other assets..................        (22)          23           (4)
       Deferred income taxes.........         26          (98)        (251)
       Accounts payable and accrued
          expenses...................       (187)         956          368
                                        ---------    ---------    ---------
     Net cash provided by (used in)
       operating activities..........      1,628        1,054         (421)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and
equipment............................       (378)        (164)        (228)
Proceeds from sale of property and
equipment............................         26            1            8
Notes receivable from related
parties..............................      --           --              (2)
                                        ---------    ---------    ---------
     Net cash used in investing
       activities....................       (352)        (163)        (222)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on line of
  credit.............................       (673)        (406)         981
Net payments on long-term debt.......       (626)        (306)        (561)
Net borrowings from related
  parties............................         31        --              22
                                        ---------    ---------    ---------
     Net cash provided by (used in)
       financing activities..........     (1,268)        (712)         442
                                        ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH......          8          179         (201)
CASH, BEGINNING OF PERIOD............         28           36          215
                                        ---------    ---------    ---------
CASH, END OF PERIOD..................    $    36      $   215      $    14
                                        =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
Cash paid during the period for --
     Interest........................    $   593      $   420      $   516
     Income taxes....................    $ --         $   150      $   529

                See notes to consolidated financial statements.

                      CHARLES W. CARTER CO. -- LOS ANGELES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  BUSINESS AND ORGANIZATION

     Charles W. Carter Co. -- Los Angeles (the Company) and its wholly owned subsidiaries Charles W. Carter Co. -- Hawaii, Inc. and Charles W. Carter
Co. -- Arizona, Inc. (a California corporation) headquartered in Placentia, California, was founded in 1929 and serves customers principally in California, Hawaii, Nevada and Arizona. The Company primarily distributes commercial vehicle and auto parts.

     The Company and its stockholders intend to enter into a definitive agreement with Transportation Components, Inc., dba TransCom USA, pursuant to which all outstanding shares of the Company's common stock will be exchanged for shares of TransCom USA's common stock concurrently with the consummation of an initial public offering of the common stock by TransCom USA.

2.  DESCRIPTION OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     During the fiscal year ended March 31, 1997, the Company changed the fiscal year end from the Friday nearest the end of March to March 31. In the accompanying consolidated financial statements, the fiscal years ended 1997 and 1996 are 52 weeks.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

     If the first-in, first-out (FIFO) method of inventory accounting had been used by the Company, the effect would have been to decrease net income by approximately $11,000 for the year ended March 31, 1998, increase net income by approximately $12,000 for the year ended March 31, 1997 and decrease net income by approximately $27,000 for the year ended March 29, 1996.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated on the double-declining balance method, except for automobiles and trucks which are computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from part sales when products are shipped.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Account Standards (SFAS) No. 109, "Accounting for Income Taxes."
Under SFAS 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) provision for income taxes is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  INVESTMENT

     During fiscal year 1988, the Company entered into a joint venture to own and operate several automotive parts retail outlets. The investment in joint venture is accounted for under the equity method. Sales to the joint venture were approximately $1,513,000, $1,481,000 and $1,424,000 for the year ended March 31, 1998 and the years ended March 31, 1997 and March 29, 1996, respectively. As of March 31, 1998, March 31, 1997 and March 29, 1996, the Company had a receivable of approximately $353,000, $240,000 and $274,000, respectively, related to such sales.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     The Company sells automotive and heavy duty truck parts to jobber retail stores, auto and truck repair shops, trucking companies and other customers with large internal trucking fleets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential credit losses and such losses have been within management's expectations.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions in determining the reported amounts in the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain amounts in fiscal 1996 and 1997 have been reclassified to conform with the March 1998 presentation.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1999.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES    MARCH 31,    MARCH 31,
                                          IN YEARS        1997         1998
                                        -------------   ---------    ---------
Automobiles and vehicles.............         5         $    583      $   622
Machinery and equipment..............       7-10             493          521
Office furniture and equipment.......       7-10             684          711
Shelving, bins and racks.............       7-10             652          664
Leasehold improvements...............       3-10           1,125        1,161
                                                        ---------    ---------
          Total......................                      3,537        3,679
Less -- Accumulated depreciation and
  amortization.......................                     (2,730 )     (2,907)
                                                        ---------    ---------
Property and equipment, net..........                   $    807      $   772
                                                        =========    =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
Accounts receivable, trade...........    $ 3,955      $ 4,176
Less -- Allowance for doubtful
accounts.............................       (119)         (91)
                                        ---------    ---------
                                         $ 3,836      $ 4,085
                                        =========    =========

     Activity in the Company's allowance for doubtful accounts consist of the following (in thousands):
                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
Balance at beginning of period.......     $ 121        $ 119
Additions charged to costs and
  expenses...........................        61           54
Less: Deductions for uncollectible
  receivables written off............       (63)         (95)
Bad debt recoveries..................     --              13
                                        ---------    ---------
                                          $ 119        $  91
                                        =========    =========

Inventories consist of the following
(in thousands):

                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
Inventory under the first-in,
first-out (FIFO) method..............    $11,712      $12,618
Less -- LIFO reserve.................     (2,707)      (2,683)
                                        ---------    ---------
                                         $ 9,005      $ 9,935
                                        =========    =========

     Other assets consist of the following (in thousands):

                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
Notes receivable due on demand from
  officers and stockholders..........     $  79        $--
Investment in joint venture..........       494          594
Other................................        64           68
                                        ---------    ---------
                                          $ 637        $ 662
                                        =========    =========

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        MARCH 31,    MARCH 31,
                                          1997         1998
                                        ---------    ---------
Accounts payable, trade..............    $ 3,861      $ 3,831
Accrued compensation and benefits....        688        1,054
Other accrued expenses...............        218          250
                                        ---------    ---------
                                         $ 4,767      $ 5,135
                                        =========    =========

5.  LINE OF CREDIT AND LONG-TERM DEBT

  LINE OF CREDIT

     Prior to November 3, 1997, the Company had a total secured credit facility (Bank Credit Facility) with a maximum borrowing capacity of $6,550,000 consisting of a $6,000,000 revolving bank line of credit and a $550,000 term loan (Term Loan), payable in 60 monthly principal installments commencing February 1996. Aggregate advances on this line of credit was limited to a percentage of eligible receivables and inventories. Interest was charged at the bank's prime lending rate plus 1%. This line of credit was due to expire January 15, 1998.

     On November 3, 1997, the Company replaced the Bank Credit Facility with one $6,000,000 revolving bank loan (Line of Credit) with the previous lender. Advances are not limited under this new Line of Credit. Interest is charged at either the bank's prime lending rate (8.50% at March 31, 1998) or LIBOR plus 2.25% (8.25% at March 31, 1998). As of March 31, 1998, the Company had unused borrowings of $1,686,882.

     The borrowings under the Line of Credit are collateralized under a Security Agreement, with all accounts receivable and inventories and certain other assets. The Line of Credit requires the Company to maintain certain financial ratios and earnings levels and also contains restrictive covenants including limitations on payments of cash dividends, reacquisition of shares, additional indebtedness and investments. At March 31, 1998, the Company was in compliance with the covenants. The Line of Credit expires October 1, 1999. Carrying value of long-term debt approximates fair value.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        MARCH 31,     MARCH 31,
                                           1997          1998
                                        ----------    ----------
Secured notes payable to former
  stockholders.......................     $1,294        $1,226
Secured note payable to bank (Term
  Loan), due in monthly principal
  installments through 2001, with
  interest payable at the bank's
  prime lending rate plus 1%.........        421         --
Unsecured note payable, due in
  monthly installments through 2005
  at 8.00% interest..................        386           350
Unsecured notes payable, due in
  monthly installments through 2000
  at 7.75% interest..................        128            92
Unsecured notes payable to former
  stockholders, due in annual
  principal installments through July
  1996, with interest payable at the
  bank's prime lending rate plus
  1/4%...............................      --            --
                                        ----------    ----------
                                           2,229         1,668
Less -- Current maturities...........       (246)         (145)
                                        ----------    ----------
                                          $1,983        $1,523
                                        ==========    ==========

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of March 31, 1998, are as follows (in thousands):

1999.................................  $     145
2000.................................        152
2001.................................        122
2002.................................        150
2003.................................        154
Thereafter...........................        945
                                       ---------
                                       $   1,668
                                       =========

     The notes to the secured noteholders consist of two notes: one with five equal annual principal installments commencing in 1997 with interest payable at 80% of the prime rate (the interest rate charged will never exceed 14% or be less than 8%); the second with 10 equal annual principal installments commencing in 2002 with interest payable at 8%. These notes are subordinated to the Line of Credit and are considered effective tangible net worth for purposes of the Line of Credit covenant calculations.

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                                      YEAR ENDED
                                        ---------------------------------------
                                         MARCH 29,     MARCH 31,     MARCH 31,
                                           1996           1997          1998
                                        -----------    ----------    ----------
Current:
     Federal.........................      $  50         $  201        $   88
     State...........................         25             57            69
                                             ---       ----------    ----------
                                           $  75         $  258        $  157
                                             ===       ==========    ==========

     The Company recorded deferred tax assets of $125,000 at April 1, 1994, representing the tax benefit of future federal and state tax deductions, net of a valuation allowance of $304,000. At March 31, 1998, March 31, 1997 and March 29, 1996, the Company decreased the valuation allowance to $133,000, $283,000 and $216,000, respectively, based on a reasonably certain assessment that there will be sufficient taxable income as may be required to utilize the tax benefit related to the balance of the asset.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                           MARCH 31,     MARCH 31,
                                             1997          1998
                                           ---------     ---------
                                               (IN THOUSANDS)
Deferred tax liabilities --
     ESOP compensation..................    $ --          $ --
     Prepaid insurance premium and
       fees.............................         28            26
     Tax over book depreciation.........          8             1
     Equity in net income of joint
       venture..........................      --            --
                                           ---------     ---------
Total deferred tax liabilities..........         36            27
                                           ---------     ---------
Deferred tax assets --
     Excess of tax basis over financial
       statement basis of inventory.....        228           261
     Reserve for obsolete inventory.....         79           134
     Vacation accrual...................         59            66
     Bad debts, not yet deductible for
       tax purposes.....................         49            37
     ESOP compensation..................         47            59
     Equity in net income of joint
       venture..........................         14             6
     Deferred income on sales to joint
       venture..........................         12            12
     Other..............................          3             8
                                           ---------     ---------
Gross total deferred tax assets.........        491           583
Valuation allowance for deferred tax
  assets................................       (283)         (133)
                                           ---------     ---------
Total net deferred tax assets...........        208           450
                                           ---------     ---------
Net deferred tax assets.................    $   172       $   423
                                           =========     =========

     The principal differences between the federal statutory rate of 34% and the Company's effective tax rate are due to changes in valuation reserve, utilization of tax credits and state taxes.

     The Company has different legal entities operating in various states. In certain cases, for purposes of computing state income tax liabilities, operating income is not allowed to be offset with operating losses of other legal entities within the consolidated group.

7.  COMMITMENTS AND CONTINGENCIES:

     The Company conducts its operations from leased facilities which include warehouses and office space. The Company also leases certain office equipment. All leases are classified as operating leases.

     Several of the leases contain contingent rental clauses that require periodic adjustments to the minimum rentals based on changes in the Consumer Price Index, property taxes, master lease rentals, fair market value or combinations thereof. The Company is responsible for maintaining insurance coverage and the related expense for all leased property.

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum rental payments required under operating leases that have remaining noncancelable lease terms in excess of one year at March 31, 1998, are as follows (in thousands):

1999.................................  $     862
2000.................................        765
2001.................................        535
2002.................................        464
2003.................................        377
Thereafter...........................      1,191
                                       ---------
                                       $   4,194
                                       =========

     Total gross rent expense for the years ended March 31, 1998, 1997 and March 29, 1996 was $982,000, $1,079,000 and $934,000, respectively, with sub-lease income on certain items amounting to $146,000, $158,000 and $114,000, respectively.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the oridinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

8.  EMPLOYEE STOCK OWNERSHIP PLAN:

     Effective April 2, 1994, the Company established an Employee Stock Ownership Plan. In May 1994, the ESOP purchased 20,130 shares of Company stock for approximately $1,500,000. The ESOP borrowed the funds for the purchase from the Company, which obtained additional borrowings from its existing lender. The ESOP will repay the amount borrowed with accrued interest over 15 years.

     The ESOP is a qualified retirement plan with contributions invested primarily or exclusively in the stock of the Company. In general, employees of the Company whose employment is not governed by a collective bargaining agreement, who have been employed at least one year on the effective date, are eligible to participate, provided they have worked the required minimum hours.

     Shares of the Company's stock will be released to the participants annually on a pro rata basis as the loan between the Company and the ESOP is paid. In general, the number of shares allocated to each participant's account is equal to the ratio of his compensation to the compensation of all participants in the plan. Until allocated to participants' accounts, the shares will be maintained in the ESOP as unallocated shares. At March 31, 1998, there were 14,762 unallocated shares of Company's common stock in the ESOP. An independent stock valuation to determine fair value of such shares is pending.

     The Company recognized ESOP compensation expense of $140,000, $120,000 and $87,000 during the years ended March 31, 1998 and March 31, 1997 and March 29, 1996, respectively. The amounts were based on the number of shares released to participants' accounts multiplied by the estimated fair market value of the shares.

9.  STOCK OPTION PLAN:

     During fiscal year 1996, the Company established a Stock Option Plan (Plan) designed to attract, retain and reward persons providing services to the Company and motivate such persons to contribute to the

                      CHARLES W. CARTER CO. -- LOS ANGELES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) growth and profits of the Company. The Plan provides for the granting of options for the purchase of up to 100,000 shares of the Company's stock. Under the terms of the Plan, options may be granted at the market value of common stock on the date of the grant and may be exercised within ten years after the date of grant. Options vest over periods of up to five years.

     The shares outstanding at March 31, 1998 and March 31,1997 and March 29, 1996 were 10,000, 10,000 and 8,778, respectively, with a weighted average exercise price of $60.58, $60.58 and $57.99, respectively. A total of 1,222 and 8,778 shares were granted in the years ended March 31, 1997 and March 29, 1996, respectively, at a weighted average exercise price of $79.17 and $57.99, respectively. No options were granted in the year ended March 31, 1998. No options were exercised, forfeited or expired during periods.

     As of March 31, 1998, 9,266 shares were exercisable with a weighted average exercise price of $58.56 and 63,550 were available for future grant. Exercise prices on the options range from $79.17 to $57.99. The weighted average remaining contractual life of the outstanding stock options was 7.2 years at March 31, 1998.

     If the Company recognized employee stock option-related compensation expense in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) and used the Minimum
Value option valuation model for determining the weighted average fair value of options granted after December 31, 1994, its net income would have been as follows:

                                                     YEAR ENDED
                                        -------------------------------------
                                        MARCH 29      MARCH 31      MARCH 31,
                                          1996          1997          1998
                                        ---------     ---------     ---------
Net income...........................     $  69         $ 387         $ 469
Pro forma stock compensation
expense..............................       (95)           (4)           (4)
                                        ---------     ---------     ---------
Pro forma net income (loss)..........     $ (26)        $ 383         $ 465
                                        =========     =========     =========

     In computing the impact of SFAS 123, a weighted average fair value of $24.76 for the year ended March 31, 1997 grants and $18.13 for the year ended March 29, 1996 grants was estimated at the date of the grant using the Minimum Value option pricing model with the following assumptions for both the years ended March 31, 1997 and March 29, 1996; risk-free interest rate of approximately 6.25%, a weighted-average expected life of options of 6 years and no assumed dividend yield.

     For the purposes of determining SFAS 123 pro forma compensation expense, the weighted average fair value of the options is amortized over the vesting period. The pro forma effect on net income will not be representative of future years' impact on net income because future years' expense will grow due to the added layers of amortization for succeeding grants.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Transportation Components Group:

     We have audited the accompanying combined balance sheets of Transportation Components Group (the Group) (all Minnesota Corporations), as defined in Note 1 to the combined financial statements, as of September 30, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of September 30, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                        TRANSPORTATION COMPONENTS GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                          SEPTEMBER 30,
                                       --------------------    MARCH 31,
                                         1996       1997         1998
                                       ---------  ---------    ---------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $     399  $     624     $   153
     Accounts receivable, net........      2,998      3,526       3,647
     Receivables from related
       parties.......................         40         49          34
     Inventories.....................      3,629      3,961       4,785
     Prepaid expenses and other......        498        432         865
     Deferred tax asset..............        219        191         189
                                       ---------  ---------    ---------
          Total current assets.......      7,783      8,783       9,673
PROPERTY AND EQUIPMENT, net..........        952      1,012       1,146
OTHER ASSETS.........................        190        154         155
                                       ---------  ---------    ---------
          Total assets...............  $   8,925  $   9,949     $10,974
                                       =========  =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   4,126  $   4,717     $ 4,989
     Payable to related party........        119          5           5
     Lines of credit.................      1,870      1,782       1,981
     Current maturities of long-term
       debt..........................         87        109          87
                                       ---------  ---------    ---------
          Total current
             liabilities.............      6,202      6,613       7,062
LONG-TERM DEBT, net..................        454        445         558
PAYABLE TO RELATED PARTY.............         10          5       --
DEFERRED TAX LIABILITY...............        332        356         354
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock.................        717        717         717
     Common stock....................         40         40          40
     Retained earnings...............      1,170      1,773       2,243
                                       ---------  ---------    ---------
          Total shareholders'
             equity..................      1,927      2,530       3,000
                                       ---------  ---------    ---------
          Total liabilities and
             shareholders' equity....  $   8,925  $   9,949     $10,974
                                       =========  =========    =========

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS
                                                 YEAR ENDED                    ENDED
                                                SEPTEMBER 30,                MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  28,147  $  29,876  $  32,274  $  15,871  $  17,645
COST OF SALES........................     20,460     21,677     23,331     11,577     12,552
                                       ---------  ---------  ---------  ---------  ---------
     Gross profit....................      7,687      8,199      8,943      4,294      5,093
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      6,994      7,560      7,746      3,565      4,108
                                       ---------  ---------  ---------  ---------  ---------
     Income from operations..........        693        639      1,197        729        985
OTHER INCOME (EXPENSE):
     Interest expense................       (235)      (232)      (225)      (124)      (110)
     Other income (expense), net.....         (6)        59        101        129         45
                                       ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        452        466      1,073        734        920
PROVISION FOR INCOME TAXES...........        243        315        405        292        382
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     209  $     151  $     668  $     442  $     538
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                  TOTAL
                                        PREFERRED     COMMON     RETAINED     SHAREHOLDERS'
                                          STOCK        STOCK     EARNINGS         EQUITY
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1994..........     $  717       $  40      $ 1,244         $2,001
     Net income......................      --           --            209            209
     Preferred stock dividends.......      --           --            (65)           (65)
     Distributions (L.L.L., Inc.)....      --           --           (166)          (166)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1995..........        717          40        1,222          1,979
     Net income......................      --           --            151            151
     Acquisition of minority
       interest......................      --           --           (138)          (138)
     Preferred stock dividends.......      --           --            (65)           (65)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1996..........        717          40        1,170          1,927
     Net income......................      --           --            668            668
     Preferred stock dividends.......      --           --            (65)           (65)
                                        ----------    -------    ---------    --------------
BALANCE, September 30, 1997..........        717          40        1,773          2,530
     Net income (unaudited)..........      --           --            538            538
     Preferred stock dividends
       (unaudited)...................      --           --            (32)           (32)
     Distributions (L.L.L., Inc.)
       (unaudited)...................      --           --            (36)           (36)
                                        ----------    -------    ---------    --------------
BALANCE, March 31, 1998
  (unaudited)........................     $  717       $  40      $ 2,243         $3,000
                                        ==========    =======    =========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            SIX MONTHS
                                                 YEAR ENDED                    ENDED
                                                SEPTEMBER 30,                MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     209  $     151  $     668  $     442  $     538
     Adjustments to reconcile net
       income to net cash provided by
       (used in) operating
       activities --
          Depreciation and
             amortization............        299        280        227        127        101
          (Gain) loss on sale of
             assets..................          4         (6)       (36)        (2)        (1)
          Deferred income tax
             provision (benefit).....        182         64         52       (441)    --
          Changes in assets and
             liabilities net of
             effect of assets
             acquired --
             Accounts receivable,
               net...................       (133)      (473)      (528)      (178)      (121)
             Receivables from related
               parties...............         33         26         (9)        40         15
             Inventories.............        139        515       (332)      (231)      (624)
             Prepaid expenses and
               other.................         82       (203)        66       (197)      (383)
             Other assets............        183         (1)        36        (45)    --
             Accounts payable and
               accrued expenses......       (108)      (450)       591        393        272
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............        890        (97)       735        (92)      (203)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of minority
       interest, net of cash paid....     --           (126)    --         --         --
     Acquisition of assets...........     --         --         --         --           (431)
     Proceeds from sale of property
       and equipment.................          4          7         60          4          1
     Purchases of property and
       equipment.....................       (156)       (73)      (311)      (111)       (55)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash used in investing
             activities..............       (152)      (192)      (251)      (107)      (485)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....        208        457        333        198        312
     Payments on long-term debt......       (346)      (141)      (527)      (172)       (27)
     Preferred stock dividends and
       distributions (L.L.L.,
       Inc.).........................       (231)       (65)       (65)       (32)       (68)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............       (369)       251       (259)        (6)       217
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        369        (38)       225       (205)      (471)
CASH, beginning of period............         68        437        399        399        624
                                       ---------  ---------  ---------  ---------  ---------
CASH, end of period..................  $     437  $     399  $     624  $     194  $     153
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
          Interest...................  $     232  $     230  $     221  $     109  $     112
          Income taxes...............        281        320        333        164        114

    The accompanying notes are an integral part of these combined financial statements.

                        TRANSPORTATION COMPONENTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Transportation Components Group includes the financial statements of the following group of companies under common control and ownership (collectively, TCC or the Group): Transportation Components Co. and its wholly and partially owned subsidiaries; L.L.L., Inc.; and MSL, Inc. (all Minnesota Corporations). The Group, headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

  ACQUISITION

     Effective January 2, 1998, the Group acquired certain inventory, equipment and other rights of Heartland Truck and Trailer Center, Inc. (HTTC), for $431,000, which included $50,000 for consulting services to be provided for a term of 18 months after the acquisition.

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Group's common stock in exchange for cash and shares of TransCom USA's common stock. Approximately $28,000 of property and equipment and $135,000 of other assets, which are included in the balance sheet at March 31, 1998, were distributed to the shareholders. Had these distributions been made at March 31, 1998 the effect on the Group's balance sheet would have been to decrease shareholder's equity by approximately $163,000. Transportation Components made a cash distribution of approximately $150,000 which represented the estimated S Corporation accumulated adjustment account. Transportation Components funded this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at March 31, 1998 the effect on Transportation Component's balance sheet would have been to increase liabilities by approximately $90,000 and decrease stockholder's equity by approximately $150,000. Concurrently with the Merger, the Group entered into an agreement with the shareholders to lease certain facilities used in the Group's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of March 31, 1998, and for the six months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  SHAREHOLDERS' EQUITY

     The equity structure of the Group was as follows at September 30, 1996 and 1997, and
March 31, 1998 (unaudited):

                                        AUTHORIZED     SHARES ISSUED
                                          SHARES      AND OUTSTANDING     PAR VALUE
                                        ----------    ----------------    ---------
Preferred stock, nonvoting, 9%
  cumulative dividends --
     Transportation Components Co....     12,500            7,171          $   100
Common stock --
     Transportation Components Co....     12,500            3,768          $    10
     L.L.L., Inc.....................      2,500              120          $    10
     MSL, Inc........................      2,500              200           No par

  REVENUE RECOGNITION

     The Group recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed.

  INCOME TAXES

     Transportation Components Co. accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     L.L.L., Inc., and MSL, Inc., have elected S Corporation status as defined by the Internal Revenue Code, whereby L.L.L., Inc., and MSL, Inc., are not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the companies' taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to L.L.L., Inc., and MSL, Inc., in the accompanying financial statements. L.L.L., Inc., and MSL, Inc., will terminate their S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED        SEPTEMBER 30,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Land.................................      --          $     137  $     137
Buildings............................         40           1,062      1,062
Vehicles.............................          5             496        550
Machinery and equipment..............        3-5             529        620
Office furniture and equipment.......        3-5             609        540
Leasehold improvements...............         10             296        306
                                                       ---------  ---------
     Total...........................                      3,129      3,215
Less -- Accumulated depreciation and
  amortization.......................                     (2,177)    (2,203)
                                                       ---------  ---------
     Property and equipment, net.....                  $     952  $   1,012
                                                       =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   3,041  $   3,546
Purchase Rebates.....................        115        153
Less -- Allowance for doubtful
  accounts...........................       (158)      (173)
                                       ---------  ---------
                                       $   2,998  $   3,526
                                       =========  =========

     Activity in the Group's allowance for doubtful accounts consists of the following (in thousands):

                                                   SEPTEMBER 30,
                                          -------------------------------
                                            1995       1996       1997
                                          ---------  ---------  ---------
Balance at beginning of year............  $     133  $     139  $     158
Additions charged to costs and
  expenses..............................          6         33         43
Less -- Deductions for uncollectible
  receivables...........................     --            (14)       (28)
                                          ---------  ---------  ---------
                                          $     139  $     158  $     173
                                          =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   3,340  $   4,071
Accrued compensation and benefits....        346        348
Other accrued expenses...............        440        298
                                       ---------  ---------
                                       $   4,126  $   4,717
                                       =========  =========

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Group has three lines of credit which provide for borrowings up to $2.4 million or the borrowing base, as defined, whichever is less, with a financial institution that are secured by accounts receivable, inventory, equipment and general intangibles. These agreements are guaranteed jointly and severally by the shareholders of the Group. Interest on two of the lines of credit accrues at the financial institution's prime rate, which was 8.5 percent at September 30, 1997. Interest on the other line of credit accrues at the financial institution's prime rate plus .75 percent, which was 9.25 percent at September 30, 1997. Two of the lines of credit are due on demand, while one line of credit expires on June 1, 1998. As of September 30, 1997, outstanding balances totaled $1.8 million for the three lines of credit.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of $2,275 including
  interest ranging from 8.5% to 10%,
  secured by accounts receivable,
  inventory, equipment, general
  intangibles and personal property
  of a shareholder of the Group,
  guaranteed by shareholders of the
  Group with final payments due
  between June 1998, and May 1999....  $      58  $      36
Note payables to financial
  institutions in total monthly
  installments of $7,187 including
  interest ranging from 8.5% to
  9.97%, secured by a mortgage on
  real estate of the Group,
  guaranteed by a shareholder of the
  Group with final payment due in
  August 2002........................        223        220
Notes payable to a financial
  institution in total monthly
  installments of $1,682 including
  interest ranging from 2.0% to
  10.0%, secured by a mortgage on
  real estate of the Group,
  subordinated to long-term debt held
  by another financial institution
  with final payment due in February
  2011...............................        165        159
Notes payable to an automobile
  financing institution in total
  monthly installments of $7,650
  including interest ranging from
  7.0% to 10.5%, secured by vehicles
  with final payments due between
  November 1997 and June 2002........         95        139
                                       ---------  ---------
               Total.................        541        554
Less -- Current maturities...........        (87)      (109)
                                       ---------  ---------
                                       $     454  $     445
                                       =========  =========

     One of the Company's line of credit agreements contains requirements regarding certain financial covenants and restrictions. According to the note agreements, if a shareholder of the Group defaults on personal loan agreements with the same financial institution, the Group's loan agreements would also be in default. The Group was in compliance with all provisions of its loan agreements at September 30, 1997.

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

1998.................................  $     109
1999.................................         88
2000.................................         82
2001.................................         83
2002.................................         73
Thereafter...........................        119
                                       ---------
                                       $     554
                                       =========

6.  INCOME TAXES:

     The components of the Group's provision for income taxes are as follows (in thousands):

                                                SEPTEMBER 30,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $      --  $     192  $     271
     Deferred........................        186         49         40
                                       ---------  ---------  ---------
                                             186        241        311
                                       ---------  ---------  ---------
State --
     Current.........................         61         59         82
     Deferred........................         (4)        15         12
                                       ---------  ---------  ---------
                                              57         74         94
                                       ---------  ---------  ---------
               Total provision.......  $     243  $     315  $     405
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                SEPTEMBER 30,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     117  $     120  $     324
State income taxes...................         37         48         61
Effect of S Corporation losses.......         88        147         32
Other................................          1     --            (12)
                                       ---------  ---------  ---------
                                       $     243  $     315  $     405
                                       =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Accrued expenses................  $      54  $      59
     Allowance for doubtful
     accounts........................         67         73
     Inventory.......................        370        400
     Other...........................         67         73
                                       ---------  ---------
               Total deferred tax
                  assets.............        558        605
                                       ---------  ---------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................        143        168
     State taxes.....................          7          3
     Other...........................        521        599
                                       ---------  ---------
               Total deferred tax
                  liabilities........        671        770
                                       ---------  ---------
               Net deferred tax
                  liability..........  $     113  $     165
                                       =========  =========

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases facilities under operating leases from certain entities owned by shareholders of the Group. Rent expense on the leases totaled approximately $513,000, $515,000 and $515,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

     The Group is a party to a buying Group through which the Group made approximately $1.2 million of inventory purchases. A shareholder is currently serving a three year term that expires April 1998 on the board of directors of the buying group.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases including leases with related parties are as follows (in thousands):

Year ending September 30 --
1998.................................  $     598
1999.................................        641
2000.................................        641
2001.................................        655
2002.................................        660
Thereafter...........................      3,565
                                       ---------
                                       $   6,760
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $633,000, $679,000 and $598,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

  STOCK TRANSFER AND REDEMPTION AGREEMENT

     Under the terms of a stock transfer and redemption agreement executed in December 1994, if a shareholder desires to dispose of his shares of common stock (Offered Shares), the Group has the exclusive right to purchase the Offered Shares within 30 days from the shareholder. If the Group does not elect to purchase the Offered Shares, the remaining shareholders have ten days to purchase the portion of the Offered Shares not purchased by the Group.

  GUARANTY

     The group is contingently liable as guarantor of certain indebtedness of its principal shareholder.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

                        TRANSPORTATION COMPONENTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  SELF-INSURANCE

     The Group self-insures for actual losses below deductible amounts resulting from medical claims. The Group has purchased employer's excess indemnification and employee stop-loss insurance to mitigate potential losses to the Group. Historically, the Group has not incurred any significant losses on employee medical insurance claims and management believes the Group's reserves are sufficient to cover the Group's liabilities for claims incurred.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $14,000, $22,000 and $25,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In April 1998, TCC issued a subordinated promissory note in the amount of $717,000 in redemption of all of its outstanding preferred stock. The note bears interest at the annual rate of 9 percent and is payable in quarterly installments through April 1, 2013. The note is subordinated to all other indebtedness of TCC existing at April 1, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Gear & Wheel Group:

     We have audited the accompanying combined balance sheets of Gear & Wheel Group (the Group) (all Florida Corporations), as defined in Note 1 to the combined financial statements, as of June 30, 1997 and March 31, 1998, and the related combined statements of operations, shareholders' equity and cash flows for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of June 30, 1997 and March 31, 1998, and the results of their combined operations and their combined cash flows for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 15, 1998

                               GEAR & WHEEL GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
               ASSETS
CURRENT ASSETS:
     Cash............................   $    503     $   212
     Accounts receivable, net........      2,758       2,710
     Receivables from related
     parties.........................        416         423
     Inventories.....................      7,361       7,688
     Prepaid expenses and other......         15          14
                                        --------    ---------
               Total current
                 assets..............     11,053      11,047
PROPERTY AND EQUIPMENT, net..........        472         842
OTHER ASSETS.........................         63          67
                                        --------    ---------
               Total assets..........   $ 11,588     $11,956
                                        ========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................   $  2,362     $ 1,987
     Payables to related party.......        381         606
     Lines of credit.................      1,868       1,940
     Current maturities of long-term
      debt...........................        161         239
     Deferred tax liability..........        748         636
     Other current liabilities.......         47          30
                                        --------    ---------
               Total current
                 liabilities.........      5,567       5,438
LONG-TERM DEBT, net..................        425         572
PAYABLE TO RELATED PARTY.............        320         381
DEFERRED TAX LIABILITY...............        332         332
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock....................          8           8
     Additional paid-in capital......         13          13
     Retained earnings...............      4,998       5,287
     Treasury stock..................        (75)        (75)
                                        --------    ---------
               Total shareholders'
                 equity..............      4,944       5,233
                                        --------    ---------
               Total liabilities and
                 shareholders'
                 equity..............   $ 11,588     $11,956
                                        ========    =========

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                  NINE
                                            YEAR ENDED           MONTHS
                                             JUNE 30,            ENDED
                                       --------------------    MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------    ----------
REVENUES.............................  $  20,710  $  21,475     $ 17,924
COST OF SALES........................     14,299     14,644       12,388
                                       ---------  ---------    ----------
               Gross profit..........      6,411      6,831        5,536
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      5,201      5,471        4,752
                                       ---------  ---------    ----------
               Income from
                  operations.........      1,210      1,360          784
OTHER INCOME (EXPENSE):
     Interest expense................       (195)      (177)        (221)
     Other income, net...............         20         28           32
                                       ---------  ---------    ----------
INCOME BEFORE INCOME TAXES...........      1,035      1,211          595
PROVISION FOR INCOME TAXES...........        346        407          248
                                       ---------  ---------    ----------
NET INCOME...........................  $     689  $     804     $    347
                                       =========  =========    ==========

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON
                                         STOCK AND
                                        ADDITIONAL                                 TOTAL
                                          PAID-IN      RETAINED    TREASURY    SHAREHOLDERS'
                                          CAPITAL      EARNINGS     STOCK          EQUITY
                                        -----------    --------    --------    --------------
BALANCE, June 30, 1995...............      $  21        $3,648      $  (75)        $3,594
     Net income......................      --              689       --               689
                                             ---       --------    --------    --------------
BALANCE, June 30, 1996...............         21         4,337         (75)         4,283
     Net income......................      --              804       --               804
     Distributions...................      --             (143)      --              (143)
                                             ---       --------    --------    --------------
BALANCE, June 30, 1997...............         21         4,998         (75)         4,944
     Net income......................      --              347       --               347
     Distributions...................                      (58)      --               (58)
                                             ---       --------    --------    --------------
BALANCE, March 31, 1998..............      $  21        $5,287      $  (75)        $5,233
                                             ===       ========    ========    ==============

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED        NINE MONTHS
                                             JUNE 30,            ENDED
                                       --------------------    MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     689  $     804      $  347
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...        197        172         156
     Deferred income tax provision
       (benefit).....................         13         58        (112)
     Changes in assets and
       liabilities --
       Accounts receivable and
          related party receivables,
          net........................        229       (279)         41
       Inventories...................       (921)      (722)       (327)
       Prepaid expenses and other....         44        (15)          1
       Other assets..................     --            (32)         (4)
       Accounts payable and accrued
          expenses...................       (190)       322        (375)
       Other current liabilities.....         78        (31)        (17)
                                       ---------  ---------   ------------
          Net cash provided by (used
             in) operating
             activities..............        139        277        (290)
                                       ---------  ---------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
     equipment.......................       (156)      (243)       (526)
                                       ---------  ---------   ------------
          Net cash used in investing
             activities..............       (156)      (243)       (526)
                                       ---------  ---------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line
     of credit.......................        163        (85)         72
  Net proceeds (repayments) from
     long-term debt..................         (3)         2         225
  Net proceeds from related party
     borrowings......................         53        379         286
  Distributions to shareholder.......     --           (143)        (58)
                                       ---------  ---------   ------------
          Net cash provided by
             financing activities....        213        153         525
                                       ---------  ---------   ------------
NET INCREASE (DECREASE) IN CASH......        196        187        (291)
CASH, beginning of period............        120        316         503
                                       ---------  ---------   ------------
CASH, end of period..................  $     316  $     503      $  212
                                       =========  =========   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest........................  $     227  $     196      $  221
     Income taxes....................        268        380         265
  Assets acquired by incurring notes
     payable.........................     --            430      --

    The accompanying notes are an integral part of these combined financial statements.

                               GEAR & WHEEL GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Gear & Wheel Group includes the financial statements of the following group of companies under common control and ownership (collectively, the Group): Gear & Wheel, Inc.; Try One, Inc.; and Ocala Truck Parts, Inc. (all Florida Corporations). The Group, headquartered in Orlando, Florida, was founded in 1981 and serves customers principally in Florida. The Group primarily distributes commercial vehicle parts and remanufactures brakes, clutches, drive-train components and turbochargers.

     In May 1997, the Group purchased certain accounts receivable, inventory and equipment of Ocala Truck Parts, Inc. for approximately $430,000. The assets and results of operations since the purchase are included in the accompanying combined balance sheet as of March 31, 1998, and the related combined statement of operations for the period then ended. The purchase was financed through incurring a note payable equal in amount to the estimated fair value of the acquired assets at the date of purchase.

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Group's common stock in exchange for cash and shares of TransCom USA's common stock. Property and equipment of approximately $4,000, which is included in the balance sheet at March 31, 1998, was distributed to the shareholders. Had these distributions been made at March 31, 1998, the effect on the Company's balance sheet would have been to decrease Shareholders' equity by approximately $4,000. Gear & Wheel Group made a cash distribution of approximately $895,000 which represented the estimated S Corporation accumulated adjustment account. Gear & Wheel Group funded this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at March 31, 1998 the effect on Gear & Wheel Group's balance sheet would have been to increase liabilities by $785,000 and decrease stockholder's equity by approximately $895,000. Concurrently with the Merger, the Group entered into an agreement with the shareholders to lease certain facilities used in the Group's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

     Certain accounts have been reclassified in prior years to conform to current period presentation.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     The equity structure of the Group is as follows at June 30, 1996 and 1997 and March 31, 1998:

                                                           SHARES
                                       AUTHORIZED        ISSUED AND        PAR
                                         SHARES         OUTSTANDING       VALUE
                                       -----------      ------------      ------
Common stock --
     Gear & Wheel, Inc..............      20,000           18,125         $ .375
     Try One, Inc...................       1,000            1,000         $ .375

     In addition, Gear & Wheel, Inc. held 1,875 shares of treasury stock at a cost of $75,000 at June 30, 1996 and 1997 and March 31, 1998.

  REVENUE RECOGNITION

     The Group recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed.

  INCOME TAXES

     Gear & Wheel, Inc. accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income
Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Try One, Inc. and Ocala Truck Parts, Inc. have elected S Corporation status as defined by the Internal Revenue Code, whereby Try One, Inc. and Ocala Truck Parts, Inc. are not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the companies' taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to Try One, Inc. and Ocala Truck Parts, Inc. in the accompanying financial statements. Try One, Inc. and Ocala Truck Parts, Inc. will terminate their S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    JUNE 30,    MARCH 31,
                                          IN YEARS        1997        1998
                                        ------------    --------    ---------
Vehicles.............................         5         $    510     $   549
Machinery and equipment..............         7              838         985
Office furniture and equipment.......         7              585         656
Leasehold improvements...............         7              209         475
                                                        --------    ---------
     Total...........................                      2,142       2,665
Less -- Accumulated depreciation and
  amortization.......................                     (1,670)     (1,823)
                                                        --------    ---------
     Property and equipment, net.....                   $    472     $   842
                                                        ========    =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Accounts receivable, trade...........    $2,226      $ 2,203
Purchase rebates.....................       663          589
Due from employees...................        11            8
Less -- Allowance for doubtful
  accounts...........................      (142)         (90)
                                        --------    ---------
                                         $2,758      $ 2,710
                                        ========    =========

     Activity in the Group's allowance for doubtful accounts consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------   MARCH 31,
                                         1996       1997        1998
                                       ---------  ---------   ---------
Balance at beginning of year.........  $     123  $     137     $ 142
Additions charged to costs and
  expenses...........................         73         27        18
Less -- Deductions for uncollectible
  receivables written off............        (59)       (22)      (70)
                                       ---------  ---------   ---------
                                       $     137  $     142     $  90
                                       =========  =========   =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Accounts payable, trade..............    $1,962      $ 1,773
Accrued compensation and benefits....       249          140
Other accrued expenses...............       151           74
                                        --------    ---------
                                         $2,362      $ 1,987
                                        ========    =========

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Group has three lines of credit which provide for borrowings up to $2.3 million with financial institutions that are secured by accounts receivable, inventory, equipment and general intangibles. These agreements are guaranteed jointly and severally by the shareholders of the Group. Interest on the lines of credit accrues at the financial institutions prime rates, which were 8.25 percent at March 31, 1998. The lines of credit expire on December 31, 1998. There was approximately $1.9 million outstanding under the agreements at March 31, 1998.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Note payable to the former owner of
  Ocala Truck Parts, Inc., in total
  monthly installments of $7,170,
  including interest of 8.5%, secured
  by accounts receivable, inventory
  and equipment, guaranteed by
  shareholders of the Group with
  final payment due in June 2002.....    $  430      $   359
Various notes payable to financial
  institutions, in total monthly
  installments of $16,638 including
  interest ranging from 8.25% to
  9.0%, secured by accounts
  receivable and certain property and
  equipment, guaranteed by the
  shareholders of the Group with
  final payments due between December
  1996 and August 2001...............       156          452
                                        --------    ---------
     Total...........................       586          811
Less -- Current maturities...........      (161)        (239)
                                        --------    ---------
                                         $  425      $   572
                                        ========    =========

     Certain of the Group's loan agreements contain requirements regarding working capital and financial ratios. The Group was in compliance with all provisions of its loan agreements at March 31, 1998.

     The aggregate maturities of long-term debt as of March 31, 1998, are as follows (in thousands):

1999.................................        239
2000.................................        247
2001.................................        191
2002.................................        112
2003.................................         22
                                       ---------
                                       $     811
                                       =========

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                              JUNE 30,
                                        --------------------    MARCH 31,
                                          1996        1997        1998
                                        --------    --------    ---------
Federal --
     Current.........................    $  286      $  299      $   312
     Deferred........................        11          50         (100)
                                        --------    --------
                                            297         349          212
                                        --------    --------    ---------
State --
     Current.........................        47          50           48
     Deferred........................         2           8          (12)
                                        --------    --------    ---------
                                             49          58           36
                                        --------    --------    ---------
          Total provision............    $  346      $  407      $   248
                                        ========    ========    =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows
(in thousands):

                                              JUNE 30,
                                        --------------------    MARCH 31,
                                          1996        1997        1998
                                        --------    --------    ---------
Federal income tax at statutory
  rates..............................    $  298      $  347       $ 208
State income taxes...................        32          38          24
Nondeductible expenses...............        16          22          16
                                        --------    --------    ---------
                                         $  346      $  407       $ 248
                                        ========    ========    =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Deferred tax assets --
     Accrued expenses                    $   42      $    70
                                        --------    ---------
          Total deferred tax
             assets..................        42           70
                                        --------    ---------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................        18           (1)
     Inventory.......................     1,104        1,039
                                        --------    ---------
          Total deferred tax
             liabilities.............     1,122        1,038
                                        --------    ---------
          Net deferred tax
             liability...............    $1,080      $   968
                                        ========    =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases a facility under an operating lease from an entity owned by shareholders of the Group. Rent expense on the lease totaled approximately $67,000, $143,000 and $222,000 for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998, respectively.

     The Group has a note payable to a related-party with interest of 10 percent, of approximately $381,000 and $531,000 at June 30, 1997 and March 31, 1998, respectively.

     The Group also has a note payable to a shareholder of the Group with interest of 12%, of approximately $320,000 and $381,000 at June 30, 1996 and 1997 and March 31, 1998, respectively.

     The Group also has payables to various related parties of approximately $75,000 at March 31, 1998.

                               GEAR & WHEEL GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases including leases with related parties are as follows (in thousands):

Year ending March 31 --
     1999............................  $     474
     2000............................        441
     2001............................        370
     2002............................        296
     2003............................        296
     Thereafter......................      1,010
                                       ---------
                                       $   2,887
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $336,000 and $382,000 for the years ended June 30, 1996 and 1997 and $420,000 for the nine months ended March 31, 1998, respectively.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $49,000, $48,000 and $36,000 for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amparts Group:

     We have audited the accompanying combined balance sheets of Amparts Group, as defined in Note 1 to the combined financial statements, as of December 31, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of Amparts Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Amparts Group as of December 31, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                                 AMPARTS GROUP
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                           DECEMBER 31,
                                       --------------------     MARCH 31,
                                         1996       1997           1998
                                       ---------  ---------    ------------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $   1,105  $     165      $    320
     Accounts receivable, net........      1,425      2,576         2,920
     Receivables from related
       parties.......................         44        328           418
     Inventories.....................      3,369      5,575         5,836
     Prepaid expenses and other......         41         93            90
                                       ---------  ---------    ------------
          Total current assets.......      5,984      8,737         9,584
PROPERTY AND EQUIPMENT, net..........        184        375           384
DEFERRED TAX ASSET...................        309        293           277
OTHER ASSETS.........................         38         38            33
                                       ---------  ---------    ------------
          Total assets...............  $   6,515  $   9,443      $ 10,278
                                       =========  =========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   2,563  $   3,316      $  3,708
     Payables to related parties.....         28         49            58
     Line of credit..................      1,640      1,576         1,736
     Deferred tax liability..........        302        792           857
                                       ---------  ---------    ------------
          Total current
             liabilities.............      4,533      5,733         6,359
SHAREHOLDERS' EQUITY:
     Common stock....................        713        713           713
     Retained earnings...............      1,269      2,997         3,206
                                       ---------  ---------    ------------
          Total shareholders' equity       1,982      3,710         3,919
                                       ---------  ---------    ------------
          Total liabilities and
             shareholders' equity....  $   6,515  $   9,443      $ 10,278
                                       =========  =========    ============

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                           THREE MONTHS
                                                                               ENDED
                                           YEAR ENDED DECEMBER 31,           MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
REVENUES.............................  $  10,528  $  14,806  $  22,687  $   4,707  $   6,489
COST OF SALES........................      7,709     11,278     17,240      3,545      4,768
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      2,819      3,528      5,447      1,162      1,721
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,779      2,326      2,857        675        889
                                       ---------  ---------  ---------  ---------  ---------
          Income from operations.....      1,040      1,202      2,590        487        832
OTHER EXPENSE:
     Interest expense................         99         97        115         34         40
     Other expense, net..............        298         51        126         26        136
                                       ---------  ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        643      1,054      2,349        427        656
PROVISION FOR INCOME TAXES...........        132        247        292         39         93
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     511  $     807  $   2,057  $     388  $     563
                                       =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                    TOTAL
                                        COMMON     RETAINED     SHAREHOLDERS'
                                         STOCK     EARNINGS        EQUITY
                                        -------    ---------    -------------
BALANCE, December 31, 1994...........    $ 713      $   741        $ 1,454
     Net income......................     --            511            511
     Dividends.......................     --           (147)          (147)
                                        -------    ---------    -------------
BALANCE, December 31, 1995...........      713        1,105          1,818
     Net income......................     --            807            807
     Dividends.......................     --           (643)          (643)
                                        -------    ---------    -------------
BALANCE, December 31, 1996...........      713        1,269          1,982
     Net income......................     --          2,057          2,057
     Dividends.......................     --           (329)          (329)
                                        -------    ---------    -------------
BALANCE, December 31, 1997...........      713        2,997          3,710
     Net income (unaudited)..........     --            563            563
     Dividends (unaudited)...........     --           (354)          (354)
                                        -------    ---------    -------------
BALANCE, March 31, 1998
  (unaudited)........................    $ 713      $ 3,206        $ 3,919
                                        =======    =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                 YEAR ENDED                    ENDED
                                                DECEMBER 31,                 MARCH 31,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $     511  $     807  $   2,057  $     388  $     563
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Deferred income tax provision
       (benefit).....................       (234)        82        506        127         81
     Depreciation and amortization...         51         61         83         14          2
     Changes in assets and
       liabilities --
       Accounts receivable, net......        617       (230)    (1,151)      (830)      (344)
       Receivables from related
          parties....................        (42)        (2)      (284)       (51)       (90)
       Inventories...................        368     (1,753)    (2,206)      (554)      (261)
       Prepaid expenses and other....       (147)        92        (52)         2          8
       Accounts payable and accrued
          expenses...................       (830)     1,726        753        887        392
       Payables to related parties...         38        (10)        21        (28)         9
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............        332        773       (273)       (45)       360
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
     equipment.......................        (35)       (98)      (274)       (71)       (11)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash used in investing
             activities..............        (35)       (98)      (274)       (71)       (11)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line
     of credit.......................          7        730        (64)      (702)       160
  Payment of dividends...............       (147)      (643)      (329)       (82)      (354)
                                       ---------  ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............       (140)        87       (393)      (784)      (194)
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......        157        762       (940)      (900)       155
CASH, beginning of period............        186        343      1,105      1,105        165
                                       ---------  ---------  ---------  ---------  ---------
CASH, end of period..................  $     343  $   1,105  $     165  $     205  $     320
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest........................  $      90  $      82  $      98  $      29  $      37
     Income taxes....................          1          3          5          3          1

    The accompanying notes are an integral part of these combined financial statements.

                                 AMPARTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Amparts Group (the Group) consists of Amparts International, Inc., a Texas corporation, headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates Amparts, Inc., and Proveedor Mayorista al Refaccionario S.A. de C.V. (Promare) (collectively, Amparts), serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts.

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Group's common stock in exchange for cash and shares of TransCom USA's common stock. Approximately $33,000 of other assets, which are included in the balance sheet at March 31, 1998, were distributed to the shareholders. Had these distributions been made at March 31, 1998 the effect on the Group's balance sheet would have been to decrease shareholder's equity by approximately $33,000. Amparts International, Inc. and Amparts, Inc. made a series of cash distributions of approximately $4.0 million which represented Amparts International, Inc. and Amparts, Inc.'s estimated S Corporation accumulated adjustment account and accumulated income of the interest -- charge Domestic International Sales Corporation. Amparts International, Inc. and Amparts, Inc. funded this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at March 31, 1998 the effect on Amparts' balance sheet would have been to increase liabilities by approximately $3.6 million and decrease stockholders' equity by approximately $4.0 million. Concurrently with the Merger, the Group entered into an agreement with KICI to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     The equity structure of the Group was as follows at each December 31, 1996 and 1997:

                                                        SHARES
                                        AUTHORIZED    ISSUED AND
                                          SHARES      OUTSTANDING    PAR VALUE
                                        ----------    -----------    ---------
Common Stock --
     Amparts International, Inc. ....         420           420       $ 1,000
     Amparts, Inc. ..................       3,000         3,000       $     1
     Promare
          Series A...................     750,000       750,000       $   .32
          Series B...................     150,000       150,000       $   .32

  REVENUE RECOGNITION

The Group recognizes revenue when products are shipped.

  INCOME TAXES

     Amparts International, Inc. has elected S Corporation status as defined by the Internal Revenue Code, whereby Amparts International, Inc. is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to Amparts International, Inc. in the accompanying historical financial statements. Amparts International, Inc. will terminate its S Corporation status concurrently with the effective date of this Offering.

     Amparts, Inc., is qualified as an interest-charge Domestic International Sales Corporation (DISC) under Internal Revenue Code provisions. Under these provisions, taxable income distributed to the shareholders is subject to tax in their respective individual income tax returns. The shareholders may defer paying taxes on undistributed taxable income attributable to a maximum of $10 million of qualified export gross receipts per year for each year Amparts Inc., is a qualified interest-charge DISC. Such deferral requires the shareholders to pay an interest charge computed on the deferred tax liability on the accumulated and undistributed DISC income. Taxable income attributable to sales greater than $10 million is reportable on the federal income tax returns of Amparts, Inc.'s shareholders.

     Promare accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FOREIGN CURRENCY TRANSLATION

     In accordance with SFAS No. 52, "Foreign Currency Translation," the U.S. dollar has been determined to be the functional currency for Promare. Therefore, assets and liabilities of Promare's operations are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average exchange rate for the period. Gains and losses from transactions in foreign currencies are reported in other expense, net. These gains (losses) were approximately $178,000, $(35,000) and $(162,000) for the years ended December 31, 1995, 1996 and 1997, respectively.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  FOREIGN EXCHANGE CONTRACTS

     The Group occasionally enters into foreign exchange contracts only as a hedge against certain existing economic exposures and not for speculative or trading purposes. These contracts reduce exposure to currency movements affecting existing assets and liabilities denominated in foreign currencies, such exposure resulting primarily from trade receivables and payables and intercompany transactions. Gains (losses) from these transactions were approximately $41,000, $(7,000) and $(50,000) for the years ended December 31, 1995, 1996 and 1997, respectively, and are included in other expense, net.

  FINANCIAL INSTRUMENTS

     The Group's financial instruments consist of cash, accounts receivable, accounts payable and a line of credit. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However, a significant amount of trade receivables are with transportation companies in several countries. Although the Group does not currently foresee a credit risk associated with these receivables, repayment is dependent upon the financial stability of those countries' national economies. The Group performs periodic credit evaluations of its customers and generally does not require collateral. The Group monitors its exposure for credit losses and maintains an allowance for anticipated losses.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Group will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------
                                          IN YEARS       1996       1997
                                        ------------   ---------  ---------
Vehicles.............................          5       $     121  $     155
Machinery and equipment..............          5               9         76
Office furniture and equipment.......          5             264        273
Leasehold improvements...............         10              51        139
                                                       ---------  ---------
     Total...........................                        445        643
Less -- Accumulated depreciation and
  amortization.......................                       (261)      (268)
                                                       ---------  ---------
     Property and equipment, net.....                  $     184  $     375
                                                       =========  =========

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,716  $   2,815
Less -- Allowance for doubtful
  accounts...........................       (291)      (239)
                                       ---------  ---------
                                       $   1,425  $   2,576
                                       =========  =========

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Balance at beginning of year.........  $     319  $     236  $     291
Additions charged to costs and
  expenses...........................         33         23     --
Less:  Deductions for uncollectible
  receivables written off............       (116)       (18)       (52)
Bad debt recoveries..................     --             50     --
                                       ---------  ---------  ---------
                                       $     236  $     291  $     239
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $   1,469  $   2,442
Accrued compensation and benefits....        252        357
Other accrued expenses...............        842        517
                                       ---------  ---------
                                       $   2,563  $   3,316
                                       =========  =========

5.  LINE OF CREDIT:

     The Group has $5 million available under a line of credit agreement with a financial institution, subject to certain maximum borrowing restrictions based on outstanding accounts receivable and inventory balances. This line of credit is secured by accounts receivable, inventory, equipment and intangibles. The agreement is guaranteed jointly and severally by the shareholders of the Group and affiliates. In 1997, a LIBOR-based borrowing component was added to the line of credit, allowing the Group to borrow at LIBOR plus 2.25 percent, conditional upon $1 million in minimum borrowings and $500,000 borrowing increments. The LIBOR-based rate at December 31, 1997, upon which the Group was charged interest, was 8.16 percent. The line of credit expires on June 30, 1998. There was approximately $1.6 million outstanding under the agreement at December 31, 1997.

     The Group's line of credit agreement contains requirements regarding working capital and certain financial ratios. The Group was in compliance with the provisions of its loan agreements at December 31, 1997.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal --
     Current.........................  $     365  $     163  $    (219)
     Deferred........................       (234)        82        506
                                       ---------  ---------  ---------
                                             131        245        287
                                       ---------  ---------  ---------
State --
     Current.........................          1          2          5
     Deferred........................         --         --         --
                                       ---------  ---------  ---------
                                               1          2          5
                                       ---------  ---------  ---------
               Total provision.......  $     132  $     247  $     292
                                       =========  =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                                DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Federal income tax at statutory
  rates..............................  $     225  $     369  $     822
State income taxes...................          1          2          5
Nondeductible expenses...............        119         43         (6)
S Corporation and DISC income........       (213)      (167)      (529)
                                       ---------  ---------  ---------
                                       $     132  $     247  $     292
                                       =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Deferred tax assets --
     Allowance for doubtful
      accounts.......................  $      10  $      12
     Other revenues and deductions...        129        181
     Inflationary revaluation........        185        130
     Net operating losses............        317        301
                                       ---------  ---------
               Total deferred tax
                   assets............        641        624
                                       ---------  ---------
Deferred tax liabilities --
     Inventory.......................       (626)    (1,127)
     Bases differences in property
      and equipment..................         (8)        (8)
     Intangibles and leases..........         --         12
                                       ---------  ---------
               Total deferred tax
                   liabilities.......       (634)    (1,123)
                                       ---------  ---------
               Net deferred tax asset
                   (liability).......  $       7  $    (499)
                                       =========  =========

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Group had the following transactions with KIC International, Inc.
(KICI), KIC Worldwide, Inc. and KIC Holdings, Inc., affiliates of the Group through common shareholders (in thousands):

                                         1995       1996       1997
                                       ---------  ---------  ---------
Sales................................  $      83  $     126  $      85
Purchases............................        410        646        430
Year-end accounts receivable.........         42         44        328
Year-end accounts payable............         38         28         49

     The Group has an agreement with KICI whereby KICI is permitted to allocate to and charge the Group for certain administrative expenses incurred by KICI on the Group's behalf. These administrative expenses include office rent paid by KICI on the Group's behalf, warehouse charges related to the Group's products shipped through KICI's facilities and direct personnel costs incurred by KICI on the Group's behalf. Total amounts charged to the Group by KICI for these administrative expenses were approximately $293,000, $343,000 and $299,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2000. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $      70
     1999............................         66
     2000 and thereafter.............         40
                                       ---------
                                       $     176
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $108,000, $112,000 and $143,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  RESTRICTED STOCK AGREEMENT

     The Group and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

  LITIGATION

     At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

                                 AMPARTS GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  INSURANCE

     The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE PROFIT-SHARING PLAN

     Amparts participates in KICI's 401(k) profit-sharing plan (the Plan) which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan includes a salary reduction arrangement and a cash or deferred arrangement. Each Plan year, the employer can make discretionary contributions to the Plan. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. There were no employer matching contributions for the years ended December 31, 1995 or 1996. Employer matching contributions were approximately $20,000 in 1997.

     In 1997, Promare began offering its employees a profit-sharing plan whereby the employees may contribute a portion of their salaries. In accordance with Mexican law, Promare is required to match the employees' contribution up to 13 percent of their salaries. Employer contributions under this plan were approximately $6,000 during 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Cook Brothers Companies, Inc. and Subsidiary:

     We have audited the accompanying consolidated balance sheets of The Cook Brothers Companies, Inc. and Subsidiary (the Company) (New York Corporations), as of June 30, 1997 and March 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Cook Brothers Companies, Inc. and Subsidiary, as of June 30, 1997 and March 31, 1998, and the results of their consolidated operations and their consolidated cash flows for the years ended June 30, 1996 and 1997 and the nine months ended March 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 18, 1998

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        JUNE 30,     MARCH 31,
                                          1997         1998
                                        --------    -----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $    572      $ 1,225
     Accounts receivable, net........      2,599        4,256
     Receivables from related
      parties, current...............         25          439
     Notes receivable, current.......      1,043          764
     Inventories.....................      8,405       10,313
     Prepaid expenses and other......        431          379
     Deferred tax asset..............         51          146
                                        --------    -----------
          Total current assets.......     13,126       17,522
PROPERTY AND EQUIPMENT, net..........      2,602        3,065
NOTES RECEIVABLE, net................      2,004        2,207
RECEIVABLES FROM RELATED PARTIES,
  net................................         21           27
                                        --------    -----------
          Total assets...............   $ 17,753      $22,821
                                        ========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................   $  2,154      $ 3,122
     Payables to related parties.....         41           31
     Line of credit..................      --           7,922
     Current maturities of long-term
      debt and floor plan payable....      2,247        4,152
                                        --------    -----------
          Total current
             liabilities.............      4,442       15,227
LONG-TERM DEBT, net..................      4,112        4,436
LINE OF CREDIT.......................      6,349       --
PAYABLE TO RELATED PARTY.............        281          249
DEFERRED TAX LIABILITY...............        327          327
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no stated par
      value, 5,000 shares authorized,
      2,351 shares issued and 1,000
      outstanding....................        424          424
     Retained earnings...............      2,670        3,010
     Treasury stock, 1,351 shares, at
      cost...........................       (852)        (852)
                                        --------    -----------
          Total stockholders'
             equity..................      2,242        2,582
                                        --------    -----------
          Total liabilities and
             stockholders' equity....   $ 17,753      $22,821
                                        ========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED         NINE MONTHS
                                             JUNE 30,             ENDED
                                       --------------------     MARCH 31,
                                         1996       1997           1998
                                       ---------  ---------   --------------
REVENUES.............................  $  22,327  $  21,204      $ 18,391
COST OF SALES........................     15,885     14,473        12,517
                                       ---------  ---------   --------------
          Gross profit...............      6,442      6,731         5,874
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      5,454      5,449         4,294
                                       ---------  ---------   --------------
          Income from operations.....        988      1,282         1,580
OTHER INCOME (EXPENSE):
     Interest expense................     (1,117)    (1,143)       (1,020)
     Other income, net...............        276         99            21
                                       ---------  ---------   --------------
INCOME BEFORE INCOME TAXES...........        147        238           581
PROVISION FOR INCOME TAXES...........         84        102           241
                                       ---------  ---------   --------------
NET INCOME...........................  $      63  $     136      $    340
                                       =========  =========   ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                               TOTAL
                                        COMMON    RETAINED     TREASURY    STOCKHOLDERS'
                                        STOCK     EARNINGS      STOCK         EQUITY
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1995...............   $ 424      $ 2,471      $ (852)       $ 2,043
     Net income......................    --             63       --                63
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1996...............     424        2,534        (852)         2,106
     Net income......................    --            136       --               136
                                        ------    ---------    --------    -------------
BALANCE, June 30, 1997...............     424        2,670        (852)         2,242
     Net income......................    --            340       --               340
                                        ------    ---------    --------    -------------
BALANCE, March 31, 1998..............   $ 424      $ 3,010      $ (852)       $ 2,582
                                        ======    =========    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                            YEAR ENDED        NINE MONTHS
                                             JUNE 30,            ENDED
                                       --------------------    MARCH 31,
                                         1996       1997         1998
                                       ---------  ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $      63  $     136     $   340
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............        515        504         395
          Loss (gain) on sale of
             assets..................        (77)        47          24
          Deferred income tax
             benefit.................        (80)       (73)        (95)
          Changes in assets and
             liabilities net of
             effect of assets
             acquired --
             Accounts receivable,
               net...................       (322)       (39)     (1,367)
             Receivables from related
               parties...............        363        336        (420)
             Notes receivable........        (29)       719          76
             Inventories.............       (570)      (308)     (1,179)
             Prepaid expenses and
               other.................        159        (17)         52
             Accounts payable and
               accrued expenses......        416       (604)        968
                                       ---------  ---------   -----------
             Net cash provided by
               (used in) operating
               activities............        438        701      (1,206)
                                       ---------  ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of assets...........     --         --          (1,247)
     Purchases of property and
       equipment.....................       (542)      (798)       (975)
     Proceeds from the sale of
       property and equipment........         98         55         321
                                       ---------  ---------   -----------
             Net cash used in
               investing
               activities............       (444)      (743)     (1,901)
                                       ---------  ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from long-term
       debt..........................         56        108       3,760
                                       ---------  ---------   -----------
             Net cash provided by
               financing activities           56        108       3,760
                                       ---------  ---------   -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................         50         66         653
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        456        506         572
                                       ---------  ---------   -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     506  $     572     $ 1,225
                                       =========  =========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................  $   1,029  $   1,079     $   964
          Income taxes...............        182         55         244

  The accompanying notes are an integral part of these consolidated financial statements.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The Cook Brothers Companies, Inc. (the Company), and its wholly owned subsidiary NEC Leasing, Inc. (both New York corporations) are headquartered in Binghamton, New York. The Company was founded in 1918 and serves customers principally in New York and Pennsylvania. The Company primarily distributes commercial vehicle parts and sells Mack trucks.

     In December 1997, the Company purchased the assets of Wilkes Barre Mack Sales and Service for approximately $1.2 million, subject to subsequent purchase price adjustments. The assets and results of operations for the period from December 31, 1997 to March 31, 1998 are included in the accompanying financial statements. The purchase was financed by utilizing existing unused credit facilities.

     The following unaudited pro forma summary presents information as if the purchase had occurred at July 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise (in thousands).

                                           NINE MONTHS
                                              ENDED
                                            MARCH 31,
                                               1998
                                           ------------
                                           (UNAUDITED)
Pro forma revenue.......................     $ 24,763
Pro forma net income....................          487

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Company's common stock in exchange for shares of TransCom USA's common stock. Property and equipment of approximately $58,000, which is included in the balance sheet at March 31, 1998, was distributed to the stockholders. Had these distributions been made at March 31, 1998, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $58,000. Concurrently with the Merger, the Company entered into an agreement with the shareholders to lease certain facilities used in the Company's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  NOTES RECEIVABLE

     The Company finances the purchase of trucks for customers who meet certain financial qualifications. Notes receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-off or specific valuation.

     Allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based upon the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

     The Company regularly reviews note receivable balances for delinquency. If foreclosure on a specific balance is probable, the Company will record the note at the fair value of the collateral with the related write-off charged to operations.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed. Truck sales are recognized upon passage of title and, in the case of credit sales, upon execution of the loan agreement and receipt of a designated minimum down payment.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts and installment notes receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT SUPPLIERS

     For the year ended June 30, 1996, one supplier accounted for 12 percent of total inventory purchases, while for the year ended June 30, 1997 and the nine months ended March 31, 1998, two suppliers accounted for approximately 23 and 28 percent of total inventory purchases, respectively.

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES     JUNE 30,    MARCH 31,
                                          IN YEARS         1997        1998
                                        -------------    --------    ---------
Vehicles.............................          5-8       $  2,792     $ 3,174
Machinery and equipment..............         5-10            957       1,147
Office furniture and equipment.......         3-10            773         851
Leasehold improvements...............        10-40            438         466
                                                         --------    ---------
     Total...........................                       4,960       5,638
Less -- Accumulated depreciation and
  amortization.......................                      (2,358)     (2,573)
                                                         --------    ---------
     Property and equipment, net.....                    $  2,602     $ 3,065
                                                         ========    =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                         JUNE 30,    MARCH 31,
                                           1997        1998
                                         --------    ---------
Accounts receivable, trade...........     $2,919      $ 4,557
Purchase rebates.....................         73          179
Less -- Allowance for doubtful
  accounts...........................       (393)        (480)
                                         --------    ---------
                                          $2,599      $ 4,256
                                         ========    =========

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                              JUNE 30,
                                        --------------------    MARCH 31,
                                          1996        1997        1998
                                        --------    --------    ---------
Balance at beginning of year.........    $  373      $  373       $ 393
Additions charged to costs and
  expenses...........................        60          87          87
Less: Deductions for uncollectible
  receivables written off............       (66)        (77)      --
Bad debt recoveries..................         6          10       --
                                        --------    --------    ---------
                                         $  373      $  393       $ 480
                                        ========    ========    =========

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Inventory consists of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Parts inventory under first-in
  first-out (FIFO) method............    $8,573     $   8,936
Trucks, new and used.................       457         1,966
Less: LIFO reserve...................      (625)         (589)
                                        --------    ---------
                                         $8,405     $  10,313
                                        ========    =========

NOTES RECEIVABLE

     Notes receivable consist of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Installment notes receivable.........    $3,169      $ 3,124
Due from employees...................        41           43
                                        --------    ---------
                                          3,210        3,167
Less -- Allowance for uncollectible
  notes..............................      (163)        (196)
                                        --------    ---------
                                         $3,047      $ 2,971
                                        ========    =========

     Installment notes receivable represent amounts that are due beyond one year from balance sheet dates bearing interest at varying amounts, from 9.75 percent to 14.75 percent and are secured by new or used trucks.

     Activity in the Company's allowance for uncollectible notes consists of the following (in thousands):

                                             JUNE 30,
                                       --------------------   MARCH 31,
                                         1996       1997        1998
                                       ---------  ---------   ---------
Balance at beginning of year.........  $     151  $     180     $ 163
Additions charged to expense.........         59         34        33
Less: Deduction for uncollectible
  notes receivable written off.......        (36)       (57)       (6)
Bad debt recoveries..................          6          6         6
                                       ---------  ---------   ---------
                                       $     180  $     163     $ 196
                                       =========  =========   =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        JUNE 30,     MARCH 31,
                                          1997         1998
                                        ---------    ---------
Accounts payable, trade..............    $ 1,967      $ 2,569
Accrued compensation and benefits....        162          170
Other accrued expenses...............         25          383
                                        ---------    ---------
                                         $ 2,154      $ 3,122
                                        =========    =========

5.  LINES OF CREDIT AND LONG-TERM DEBT:

  LINES OF CREDIT

     The Company has three lines of credit which provide for borrowings up to $11.9 million with financial institutions that are secured by certain receivables, inventory, equipment and general intangibles. Interest on the lines of credit accrues at the financial institutions' prime rates plus one percent (9.5 percent at March 31, 1998). The lines of credit are due in February, 1999. There was approximately $6.3 million and $7.9 million

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) outstanding under the lines at June 30, 1997 and March 31, 1998, respectively. At June 30, 1997 the outstanding balance was classified as long-term debt as presented in the table below.

  FLOOR PLAN PAYABLE

     The Company has five floor plan credit facilities with two lending institutions to finance its new and used trucks inventory. Interest on amounts borrowed is paid monthly at rates ranging from .75 to one percent above the lenders prime rate (9.25 percent to 9.5 percent at March 31, 1998). The floor plan payable is secured by all of the Company's accounts, inventory, general intangibles and equipment.

     Principal plus accrued interest on floor plan payables are due in full on February 1, 1999. In addition, the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $2.6 million. The average balance outstanding during the nine months ended March 31, 1998 was approximately $1.2 million with an interest rate of 9.4 percent.

  LONG-TERM DEBT AND FLOOR PLAN PAYABLE

     Long-term debt and floor plan payable consists of the following (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997         1998
                                        --------    ----------
Lines of credit......................   $  6,349     $ --
Notes payable to various financial
  institutions in total monthly
  installments of approximately
  $164,000, including interest
  ranging from 4.9% to 11.5%, secured
  by certain vehicles, machinery and
  equipment with final payments due
  between February 1998 and March
  2003...............................      6,359        8,588
                                        --------    ----------
     Total...........................     12,708        8,588
     Less -- Current maturities......     (2,247)      (4,152)
                                        --------    ----------
                                        $ 10,461     $  4,436
                                        ========    ==========

     The aggregate maturities of long-term debt as of March 31, 1998, are as follows (in thousands):

1999.................................  $   4,152
2000.................................      1,678
2001.................................      1,310
2002.................................        853
2003.................................        595
                                       ---------
                                       $   8,588
                                       =========

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                             JUNE 30,
                                       --------------------   MARCH 31,
                                         1996       1997        1998
                                       ---------  ---------   ---------
Federal --
     Current.........................  $     108  $     136     $ 262
     Deferred........................        (42)       (57)      (74)
                                       ---------  ---------   ---------
                                              66         79       188
                                       ---------  ---------   ---------
State --
     Current.........................         56         39        74
     Deferred........................        (38)       (16)      (21)
                                       ---------  ---------   ---------
                                              18         23        53
                                       ---------  ---------   ---------
          Total provision............  $      84  $     102     $ 241
                                       =========  =========   =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows
(in thousands):

                                             JUNE 30,
                                       --------------------   MARCH 31,
                                         1996       1997        1998
                                       ---------  ---------   ---------
Federal income tax at statutory
  rates..............................  $      51  $      83     $ 204
State income taxes...................         12         15        34
Nondeductible expenses...............         21          4         3
                                       ---------  ---------   ---------
                                       $      84  $     102     $ 241
                                       =========  =========   =========

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        JUNE 30,    MARCH 31,
                                          1997        1998
                                        --------    ---------
Deferred tax assets --
     Allowance for doubtful
       accounts......................    $  177      $   198
     Other...........................        13           23
                                        --------    ---------
          Total deferred tax
             assets..................       190          221
                                        --------    ---------
Deferred tax liabilities --
     Bases differences in property
       and equipment.................      (377)        (376)
     Inventory.......................       (38)          24
     Accrued expenses................       (51)         (50)
                                        --------    ---------
          Total deferred tax
             liabilities.............      (466)        (402)
                                        --------    ---------
          Net deferred tax
             liability...............    $ (276)     $  (181)
                                        ========    =========

7.  RELATED-PARTY TRANSACTIONS:

     The Company leases a facility under an operating lease from an entity owned by stockholders of the Company. Rent expense on the lease totaled approximately $305,000, $352,000 and $244,000 for the years ended June 30, 1996 and 1997, and the nine month period ended March 31, 1998, respectively.

     The Company has various receivables from certain stockholders and other related parties, a portion of which is due on demand and a portion of which is due in monthly installments of approximately $3,000,

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) bearing interest at 7.52%. There was approximately $46,000 and $466,000 due from stockholders and other related parties as of June 30, 1997 and March 31, 1998, respectively.

     The Company has notes payable to certain shareholders in total monthly installments of $4,000, including interest ranging from 8 percent to 10 percent, secured by certain vehicles and machinery and equipment with final payments due between September 1998 and February 2009. There was approximately $322,000 and $280,000 due under this note at June 30, 1997 and March 31, 1998, respectively.

     The Company is a party to a buying group through which the Company made $3.5 million of inventory purchases during the nine month period from June 30, 1997 to March 31, 1998. A stockholder is currently serving a three year term that expires in April 1999 on the board of directors of the buying group.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through November 30, 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases, including leases with related parties, are as follows (in thousands):

Year ending March 31 --
     1999............................  $     515
     2000............................        444
     2001............................        393
     2002............................        350
     Thereafter......................      1,739
                                       ---------
                                       $   3,441
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $335,000, $379,000 and $246,000 for the years ended June 30, 1996, and 1997 and the nine month period ended March 31, 1998, respectively.

RESTRICTED STOCK AGREEMENT

     The Company and its stockholders entered into a restricted stock agreement whereby the stockholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the stockholders the right of first refusal to purchase stock at the time of an offer to sell by another stockholder.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan

                THE COOK BROTHERS COMPANIES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $37,000, $43,000 and $35,000 for the years ended June 30, 1996, and 1997 and the nine month period ended March 31, 1998, respectively. Two Company stockholders are the trustees of the Plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Plaza Automotive, Inc.:

     We have audited the accompanying consolidated balance sheet of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,     MARCH 31,
                                            1997           1998
                                        ------------    -----------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................      $  238         $   267
     Accounts receivable, net........       2,491           3,171
     Inventories.....................       3,584           3,986
     Prepaid expenses and other......          72              12
                                        ------------    -----------
               Total current
                  assets.............       6,385           7,436
PROPERTY AND EQUIPMENT, net..........       1,433           1,431
DEFERRED TAX ASSET...................         202             243
OTHER ASSETS.........................         432             535
                                        ------------    -----------
               Total assets..........      $8,452         $ 9,645
                                        ============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses.......................      $2,172         $ 2,966
     Payables to related party.......         183             183
     Line of credit..................       1,200           1,400
     Current maturities of long-term
      debt...........................          67              67
     Deferred tax liability..........          99              77
                                        ------------    -----------
               Total current
                  liabilities........       3,721           4,693
LONG-TERM DEBT, net..................         223             211
PAYABLE TO RELATED PARTY.............         793             787
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $2.50 par value,
      14,000 shares authorized, 4,540
      shares issued and
      outstanding....................          11              11
     Retained earnings...............       3,704           3,943
                                        ------------    -----------
               Total shareholders'
                  equity.............       3,715           3,954
                                        ------------    -----------
               Total liabilities and
                  shareholders'
                  equity.............      $8,452         $ 9,645
                                        ============    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             THREE MONTHS
                                                                ENDED
                                         YEAR ENDED           MARCH 31,
                                        DECEMBER 31,    ----------------------
                                            1997          1997         1998
                                        ------------    ---------    ---------
                                                             (UNAUDITED)
REVENUES.............................     $ 20,721       $ 5,163      $ 5,829
COST OF SALES........................       14,125         3,413        3,887
                                        ------------    ---------    ---------
               Gross profit..........        6,596         1,750        1,942
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        5,575         1,405        1,521
                                        ------------    ---------    ---------
               Income from
                  operations.........        1,021           345          421
OTHER INCOME (EXPENSE):
     Interest expense................         (119)          (30)         (34)
     Other income, net...............           88            28            6
                                        ------------    ---------    ---------
INCOME BEFORE INCOME TAXES...........          990           343          393
PROVISION FOR INCOME TAXES...........          396           137          154
                                        ------------    ---------    ---------
NET INCOME...........................     $    594       $   206      $   239
                                        ============    =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                     TOTAL
                                        COMMON     RETAINED      SHAREHOLDERS'
                                        STOCK      EARNINGS          EQUITY
                                        ------     ---------     --------------
BALANCE, December 31, 1996...........    $ 11       $ 3,110          $3,121
     Net income......................    --             594             594
                                        ------     ---------     --------------
BALANCE, December 31, 1997...........      11         3,704           3,715
     Net income (unaudited)..........    --             239             239
                                        ------     ---------     --------------
BALANCE, March 31, 1998
  (unaudited)........................    $ 11       $ 3,943          $3,954
                                        ======     =========     ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             THREE MONTHS
                                                                ENDED
                                         YEAR ENDED           MARCH 31,
                                        DECEMBER 31,    ----------------------
                                            1997          1997         1998
                                        ------------    ---------    ---------
                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................      $  594        $   206      $   239
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............         193             26           37
          Deferred income tax
             provision (benefit).....         145             36          (63)
          Changes in assets and
             liabilities net of
             effect of assets
             acquired --
               Accounts receivable,
                  net................        (616)          (519)        (680)
               Inventories...........        (214)            13          (72)
               Prepaid expenses and
                  other..............          14             38           60
               Other assets..........        (110)           (21)          (1)
               Accounts payable and
                  accrued expenses...         331            421          794
                                        ------------    ---------    ---------
                     Net cash
                       provided by
                       operating
                       activities....         337            200          314
                                        ------------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of assets...........      --              --            (360)
     Proceeds from sale of property
       and equipment.................           3          --           --
     Purchases of property and
       equipment.....................        (248)           (46)          (3)
     Deposits toward purchase of
       equipment.....................         (75)         --            (104)
                                        ------------    ---------    ---------
                     Net cash used in
                       investing
                       activities....        (320)           (46)        (467)
                                        ------------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings on line of
       credit........................         300             90          200
     Payments on long-term debt......        (110)           (42)         (18)
                                        ------------    ---------    ---------
                     Net cash
                       provided by
                       financing
                       activities....         190             48          182
                                        ------------    ---------    ---------
NET INCREASE IN CASH.................         207            202           29
CASH, beginning of period............          31             33          238
                                        ------------    ---------    ---------
CASH, end of period..................      $  238        $   235      $   267
                                        ============    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................      $  117        $    29      $    32
          Income taxes...............         251            128          106
     Capital lease obligations
       incurred......................          52             52        --

  The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Plaza Automotive, Inc. (the Company), a Missouri corporation, headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. The Company primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

     In February, 1998, the Company purchased the inventory and equipment of Muncie Power Products, Inc., for approximately $360,000. The purchase was financed with excess cash of the Company.

     The following unaudited pro forma summary presents information as if the purchase had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise (in thousands):

                                             YEAR ENDED
                                            DECEMBER 31,
                                                1997
                                           --------------
                                            (UNAUDITED)
Pro forma revenue.......................      $ 22,356
Pro forma net income....................           759

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Company's common stock in exchange for cash and shares of TransCom USA's common stock. Approximately $361,000 of other assets which is included in the balance sheet at March 31, 1998, was distributed to the shareholders. Had these distributions been made at March 31, 1998, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $361,000. Personnel participating in the Company's deferred compensation arrangement became fully vested in benefits under the arrangement and converted the value of vested benefits into common shares of TransCom USA. The Company entered into a contract to sell four of its facilities to a shareholder for approximately $1,519,000, the estimated fair market value of the property. The shareholder will lease the facility back to the Company under certain negotiated terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of the Company and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain accounts have been reclassified in prior years to conform to the current period presentation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If the first-in, first-out (FIFO) method of inventory accounting had been utilized by the Company, the effect would have been to increase net income by approximately $35,400 for the year ended December 31, 1997.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue from parts sales when products are shipped. Service revenues are recognized when repairs are completed.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT SUPPLIERS

     For the year ended December 31, 1997, two suppliers accounted for 23 percent of total inventory purchases.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED
                                        USEFUL LIVES       DECEMBER 31,
                                          IN YEARS             1997
                                        -------------      -------------
Land.................................       --                $   193
Buildings............................        20-40              1,252
Vehicles.............................            3                319
Machinery and equipment..............            7                973
Office furniture and equipment.......            5                432
Leasehold improvements...............            3                127
                                                           -------------
          Total......................                           3,296
Less -- Accumulated depreciation and
  amortization.......................                          (1,863)
                                                           -------------
     Property and equipment, net.....                         $ 1,433
                                                           =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):
                                        DECEMBER 31,
                                            1997
                                        -------------
Accounts receivable, trade...........      $ 2,183
Purchase rebates.....................          368
Less -- Allowance for doubtful
  accounts...........................          (60)
                                        -------------

                                           $2,491
                                        =============

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Balance at beginning of year.........      $    31
Additions charged to costs and
  expenses...........................           26
Less -- Deductions for uncollectible
  receivables........................           (6)
Bad debt recoveries..................            9
                                        -------------
                                           $    60
                                        =============

     Inventory consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Inventory under the first-in,
  first-out (FIFO) method............      $ 4,344
Less -- LIFO reserve.................         (760)
                                        -------------
                                           $ 3,584
                                        =============

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        -------------
Accounts payable, trade..............      $ 1,790
Accrued compensation and benefits....          302
Other accrued expenses...............           80
                                        -------------
                                           $ 2,172
                                        =============

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a line of credit agreement which provides for borrowings up to $2 million with a financial institution that is secured by accounts receivable, inventory and equipment. Interest accrues at the financial institution's prime rate, which was 8.25 percent at December 31, 1997. There was $1.2 million outstanding on the line at December 31, 1997.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Note payable to a financial
  institution in total monthly
  principal installments of $3,889
  plus variable interest equivalent
  to the lender's prime rate plus
  .5%, which was 8.75% at December
  31, 1997, secured by certain
  buildings with final payment due in
  2000...............................      $  241
Lease payable to various leasing
  companies in total monthly
  installments of approximately
  $2,200 including interest of 8.75%,
  secured by vehicles with final
  payments due between 1998 and
  2001...............................          49
                                        ------------
                                              290
Less -- Current maturities...........         (67)
                                        ------------
                                           $  223
                                        ============

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

1998.................................  $      67
1999.................................         63
2000.................................        159
2001.................................          1
                                       ---------
                                       $     290
                                       =========

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Federal --
     Current.........................      $  203
     Deferred........................         130
                                        ------------
                                              333
                                        ------------
State --
     Current.........................          48
     Deferred........................          15
                                        ------------
                                               63
                                        ------------
          Total provision............      $  396
                                        ============

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Federal income tax at statutory
  rates..............................      $  346
State income taxes...................          41
Nondeductible expenses...............           9
                                        ------------
                                           $  396
                                        ============

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                        DECEMBER 31,
                                            1997
                                        ------------
Deferred tax assets --
     Accrued expenses................      $   81
     Allowance for doubtful
      accounts.......................          25
     Noncurrent liabilities..........         361
                                        ------------
          Total deferred tax
             assets..................         467
                                        ------------
Deferred tax liabilities --
     Bases differences in property
      and equipment..................          61
     Purchase rebates................         150
     Inventory.......................          95
     Other...........................          58
                                        ------------
          Total deferred tax
             liabilities.............         364
                                        ------------
          Net deferred tax asset.....      $  103
                                        ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company has a consulting services agreement with a shareholder for monthly payments of one-half of his monthly salary immediately prior to retirement. An additional survivor annuity agreement provides for monthly payments of $5,000 to the shareholder's spouse upon the shareholder's death. The monthly payment is adjusted annually by the percentage increase in the consumer price index over the base index of March 1990. At December 31, 1997, the liability recorded related to these agreements (collectively, the Annuity Agreements) was $876,000.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a note payable to a shareholder with a fixed interest rate of 7 percent, due on demand, with interest paid monthly. There was $100,000 due under this note at December 31, 1997.

     The Company is a party to a buying group through which the Company made $4 million of inventory purchases. A shareholder of the Company is currently serving a three year term that expires in November 2000 on the board of directors of the buying group.

  RESTRICTED STOCK AGREEMENT

     The Company and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

  SHAREHOLDER GUARANTEE

     Amounts payable for purchases from a certain supplier are guaranteed up to $100,000 by a shareholder of the Company.

8.  COMMITMENTS AND CONTINGENCIES:

  CAPITAL COMMITMENTS

     The Company has made a commitment toward the purchase of certain equipment and estimates that expenditures aggregating approximately $202,000 will be required in 1998, in connection with the commitment.

  OPERATING LEASES

     The Company leases various facilities, equipment and vehicles under noncancelable operating lease agreements. These leases expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
     1998............................  $     163
     1999............................         58
     2000............................         22
     2001............................          2
                                       ---------
                                       $     245
                                       =========

     Total rent expense under all operating leases was approximately $206,000 for the year ended December 31, 1997.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company participates in a 401(k) profit-sharing plan (the Plan) which covers eligible non-union employees at least 21 years of age who have completed at least 1,000 hours of service in a one year period. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $108,000 for the year ended December 31, 1997.

  DEFERRED COMPENSATION ARRANGEMENT

     The Company has a deferred compensation agreement with two key personnel based on corporate earnings and years of future service. The Company provides for the expense as the benefits vest. Expense for the year ended December 31, 1997 under these agreements was approximately $24,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Perfection Group:

     We have audited the accompanying consolidated balance sheets of Perfection Group, as defined in Note 1 to the consolidated financial statements, as of September 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of Perfection Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Perfection Group as of September 30, 1996 and 1997, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
March 24, 1998

                                PERFECTION GROUP
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                          SEPTEMBER 30,
                                       --------------------     MARCH 31,
                                         1996       1997          1998
                                       ---------  ---------    -----------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $      56  $      61      $    47
     Accounts receivable, net........      1,379      1,504        2,534
     Receivable from related party...         42        196           26
     Inventories.....................      1,607      2,085        3,414
     Prepaid expenses and other......         77         32           14
     Deferred tax asset..............         34        101          101
                                       ---------  ---------    -----------
          Total current assets.......      3,195      3,979        6,136
PROPERTY AND EQUIPMENT, net..........      1,618      1,546        1,586
DEFERRED TAX ASSET...................         61         51           51
OTHER ASSETS.........................         11          8            1
                                       ---------  ---------    -----------
          Total assets...............  $   4,885  $   5,584      $ 7,774
                                       =========  =========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,248  $   2,005      $ 2,833
     Note payable to related party...        451     --           --
     Current maturities of long-term
       debt..........................        131        669          196
                                       ---------  ---------    -----------
          Total current
             liabilities.............      1,830      2,674        3,029
                                       ---------  ---------    -----------
LONG-TERM DEBT, net..................      2,212      2,134        3,439
                                       ---------  ---------    -----------
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARY.........................        116        120          178
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $1 par, 200,000
       shares authorized, 10,000
       shares issued and
       outstanding...................         10         10           10
     Additional paid-in capital......        606        606          606
     Treasury stock..................     --           (172)        (141)
     Retained earnings...............        111        212          653
                                       ---------  ---------    -----------
          Total stockholders'
             equity..................        727        656        1,128
                                       ---------  ---------    -----------
          Total liabilities and
             stockholders' equity....  $   4,885  $   5,584      $ 7,774
                                       =========  =========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                                PERFECTION GROUP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                            YEAR ENDED         SIX MONTHS ENDED
                                          SEPTEMBER 30,           MARCH 31,
                                       --------------------  --------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
REVENUES.............................  $  11,346  $  11,925  $   5,237  $  10,627
COST OF SALES........................      8,788      9,210      4,013      8,231
                                       ---------  ---------  ---------  ---------
     Gross profit....................      2,558      2,715      1,224      2,396
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES............      1,992      2,276        980      1,381
                                       ---------  ---------  ---------  ---------
     Income from operations..........        566        439        244      1,015
OTHER INCOME (EXPENSE):
     Interest expense................       (241)      (260)      (123)      (154)
     Other income (expense), net.....       (123)        13         (3)       (83)
                                       ---------  ---------  ---------  ---------
     Income before income taxes and
       minority interest in income of
       consolidated subsidiary.......        202        192        118        778
MINORITY INTEREST IN INCOME OF
  CONSOLIDATED SUBSIDIARY............        (13)       (14)        (7)       (44)
                                       ---------  ---------  ---------  ---------
INCOME BEFORE INCOME TAXES...........        189        178        111        734
PROVISION FOR INCOME TAXES...........         78         77         47        293
                                       ---------  ---------  ---------  ---------
NET INCOME...........................  $     111  $     101  $      64  $     441
                                       =========  =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                                   TOTAL
                                        COMMON       PAID-IN      TREASURY     RETAINED     STOCKHOLDERS'
                                         STOCK       CAPITAL        STOCK      EARNINGS        EQUITY
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1995..........    $   5        $  55        $    --       $  --         $    60
     Net income......................       --           --             --         111             111
     Issuance of common stock........        5          551             --          --             556
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1996..........       10          606             --         111             727
     Net income......................       --           --             --         101             101
     Purchase of treasury stock......       --           --           (172)         --            (172)
                                        -------    -----------    ---------    ---------    -------------
BALANCE, September 30, 1997..........       10          606           (172)        212             656
     Net income (unaudited)..........     --          --             --            441             441
     Sale of treasury stock
       (unaudited)...................     --          --                31       --                 31
                                        -------    -----------    ---------    ---------    -------------
BALANCE, March 31, 1998
(unaudited)..........................    $  10        $ 606        $  (141)      $ 653         $ 1,128
                                        =======    ===========    =========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                       YEAR ENDED SEPTEMBER       SIX MONTHS
                                               30,             ENDED MARCH 31,
                                       --------------------  --------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     111  $     101  $      64  $     441
     Adjustments to reconcile net
       income to net cash provided by
       (used in) operating
       activities --
          Depreciation and
             amortization............         73        126         66         70
          Deferred income tax
             benefit.................        (19)       (57)    --         --
          Minority interest..........         13         14          7         44
     Changes in assets and
       liabilities --
          Accounts receivable, net...       (349)      (279)       280       (860)
          Inventories................        (58)      (478)      (176)    (1,329)
          Prepaid expenses and
             other...................         53         45        (14)        18
          Accounts payable and
             accrued expenses........         44        757         71        828
                                       ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) operating
             activities..............       (132)       229        298       (788)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................       (337)       (43)       (34)       (96)
     Receipt of cash surrender value
       life insurance................     --         --         --              7
     Deferred compensation...........        109     --         --         --
     Purchases of subsidiary's
       stock.........................        (58)    --         --         --
     Cash acquired in acquisition of
       subsidiary....................         68     --         --         --
                                       ---------  ---------  ---------  ---------
          Net cash used in investing
             activities..............       (218)       (43)       (34)       (89)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (repayments) on
       line of credit................        374        118        (90)     1,392
     Payments on long-term debt......       (147)       (81)      (500)      (529)
     Proceeds from long-term debt....     --         --            499     --
     Proceeds from capital leases....        195     --         --         --
     Repayment of capital leases.....        (18)       (46)       (23)       (31)
     (Purchase) sale of treasury
       stock.........................     --           (172)      (172)        31
                                       ---------  ---------  ---------  ---------
          Net cash provided by (used
             in) financing
             activities..............        404       (181)      (286)       863
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH......         54          5        (22)       (14)
CASH, beginning of period............          2         56         56         61
                                       ---------  ---------  ---------  ---------
CASH, end of period..................  $      56  $      61  $      34  $      47
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the year for --
       Interest......................  $     238  $     260  $     116  $      67
       Income taxes..................         44        109         67        179

  The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Perfection Group includes the financial statements of TPE, Inc. ("Perfection") and its wholly owned subsidiary, Perfection Equipment Company ("PECO") (both Oklahoma corporations). PECO, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. PECO primarily distributes commercial vehicle parts, performs installation and maintenance services and assembles specialty commercial vehicle equipment. Perfection has no significant operations of its own.

     Perfection was incorporated on August 25, 1995 by three members of PECO's management for the purpose of acquiring ownership in PECO. On August 28, 1995, Perfection issued 4,500 shares of common stock to the members of PECO management in exchange for $60,000. On October 1, 1995, Perfection received 10,000 shares of common stock, or 90.2%, of PECO's outstanding common stock in exchange for 4,950 shares of Perfection's common stock, $57,500 in cash and $517,500 in debt. In addition, Perfection issued an additional 550 shares of common stock for transaction costs incurred. The acquisition of PECO was accounted for using the purchase method of accounting.

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of Perfection's common stock in exchange for cash and shares of TransCom USA's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and the results of operations of Perfection and PECO (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of March 31, 1998, and for the six months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements have been included.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  STOCKHOLDERS EQUITY

     During fiscal year 1997, the Company purchased 1,500 shares of treasury stock at a cost of $171,960.

  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     Effective May 1, 1986, PECO established an ESOP. The ESOP provides retirement benefits to eligible employees, as defined by the ESOP agreement. PECO contributions under the ESOP are discretionary, except that they are limited to the maximum amount deductible for federal income tax purposes. Benefits to

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) participants are limited to the ESOP's assets. During fiscal 1996 and 1997, contributions to the ESOP charged to the Company's consolidated statements of operations totaled approximately $148,000 and $37,000, respectively. At September 30, 1996 and 1997, the ESOP owns approximately 8.9% and 8.8%, respectively, of PECO.

  REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped. Service revenues are recognized when installation or repairs are completed.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT CUSTOMERS

     For the years ended September 30, 1996 and 1997, one customer accounted for approximately 33 percent and 23 percent of sales, respectively.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company will adopt SFAS No. 131 in 1998.

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED        SEPTEMBER 30,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Land.................................        --         $     367  $     367
Buildings and improvements...........       5-40              941        944
Vehicles.............................        4-5                6          6
Machinery and equipment..............       5-10               60         91
Office furniture and equipment.......       3-10              317        335
Leasehold improvements...............       5-10           --              2
                                                        ---------  ---------
          Total......................                       1,691      1,745
Less -- Accumulated depreciation and
amortization.........................                         (73)      (199)
                                                        ---------  ---------
     Property and equipment, net.....                   $   1,618  $   1,546
                                                        =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $   1,402  $   1,536
Less -- Allowance for doubtful
  accounts...........................        (23)       (32)
                                       ---------  ---------
     Accounts receivable, net........  $   1,379  $   1,504
                                       =========  =========

     Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Balance at beginning of year.........  $      33  $      23
Additions charged to costs and
  expenses...........................         66         21
Less:  Deductions for uncollectible
  receivables written off............        (76)       (12)
                                       ---------  ---------
                                       $      23  $      32
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     927  $   1,562
Accrued compensation and benefits....        147        258
Other accrued expenses...............        174        185
                                       ---------  ---------
     Accounts payable and accrued
      expenses.......................  $   1,248  $   2,005
                                       =========  =========

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT:

     Long-term debt consists of the following as of September 30, 1996 and 1997 (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Note payable to a financial
  institution in total monthly
  installments of $8,270 including
  interest at New York prime plus 1%
  (9.5% at September 30, 1997),
  personally guaranteed by officers
  of the Company with final payment
  due on September 1, 2004. In May,
  1997 in conjunction with an
  increase of PECO's revolving line
  of credit the bank required
  Perfection Group to make additional
  monthly installments of $97,000
  starting in October 1997 with final
  payment due in February 1998.......  $  --      $     472
Notes payable to financial
  institutions in monthly
  installments ranging from $5,188 to
  $11,923, including interest at New
  York prime plus 1% (9.50% at
  September 30, 1997), secured by
  essentially all assets of the
  Company and is personally
  guaranteed by officers of the
  Company with final payments due
  between March 2002 and March
  2005...............................      1,303      1,218
Revolving credit agreement payable to
  a financial institution with
  monthly interest payments at the
  New York prime plus 1% (9.50% at
  September 30, 1997), secured by
  essentially all assets of the
  Company and is personally
  guaranteed by officers of the
  Company with final payment due in
  April 1998. Due to the subsequent
  refinancing of this agreement (as
  discussed below), the outstanding
  balance at September 30, 1997, has
  been included in long-term debt on
  the accompanying balance sheet.....        863        982
Capital lease agreements payable to
  financial institutions in monthly
  installments ranging from $851 to
  $4,341, including interest at
  effective rates ranging from 9.85%
  to 16.95%, with final payments due
  between March 1999 and April
  2000...............................        177        131
                                       ---------  ---------
                                           2,343      2,803
Less -- Current maturities...........       (131)      (669)
                                       ---------  ---------
                                       $   2,212  $   2,134
                                       =========  =========

     On January 20, 1998, the Company refinanced the notes payable and revolving credit agreement. The new notes have monthly principal and interest payments of approximately $23,000 beginning February 1, 1998, with the outstanding principal and all accrued and unpaid interest due on January 31, 1999. These notes are secured by essentially all assets of the Company and are personally guaranteed by the president and two vice-presidents of the Company.

     In March 1998, the Company's line of credit was amended to allow borrowings up to $3,000,000. In addition, the interest rates on the Company's line of credit and promissory notes with a bank were adjusted to New York Prime.

     The aggregate maturities of long-term debt as of September 30, 1997, considering the refinancing discussed above, are as follows (in thousands):

1998.................................  $     669
1999.................................      2,105
2000.................................         29
                                       ---------
     Total...........................  $   2,803
                                       =========

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the Company's provision for income taxes are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Federal --
     Current.........................  $      82  $     113
     Deferred........................        (16)       (48)
                                       ---------  ---------
                                              66         65
                                       ---------  ---------
State --
     Current.........................  $      15  $      21
     Deferred........................         (3)        (9)
                                       ---------  ---------
                                              12         12
                                       ---------  ---------
          Total provision............  $      78  $      77
                                       =========  =========

     The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                          ---        ---
Federal income tax at statutory
  rates..............................  $      69  $      65
State income taxes...................         12         12
Nondeductible expenses...............          2          5
Other................................         (5)        (5)
                                             ---        ---
                                       $      78  $      77
                                             ===        ===

     The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                          SEPTEMBER 30,
                                       --------------------
                                         1996       1997
                                          ---     ---------
Deferred tax assets --
     Allowance for doubtful
      accounts.......................  $      14  $      12
     Inventories.....................          8         76
     Bases differences in property
      and equipment..................         57         48
     Accrued expenses................         12         12
     Other...........................          4          4
                                       ---------  ---------
     Total deferred tax assets.......         95        152
Deferred tax liabilities.............         --         --
                                       ---------  ---------
          Net deferred tax asset.....  $      95  $     152
                                       =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     In April 1990, PECO loaned $397,800 to the ESOP for the purpose of purchasing shares of PECO's stock and repurchasing shares held by participants. Payments were due quarterly at varying amounts which included principal and interest. The payments were to be funded through PECO's contributions to the ESOP. During fiscal 1996, the entire remaining balance of $108,693 was paid off.

     During fiscal years 1996 and 1997, approximately $176,000 and $750,000 or approximately 1.6% and 6.3%, respectively, of the Company's sales were made to an entity which is owned by several members of the Company's management. At September 30, 1996 and 1997, approximately $42,000 and $196,000, respectively, included in trade accounts receivable was due from this related entity. Additionally, the Company had approximately $7,000 in marketing fees from the related party during fiscal year 1997, no such fees were incurred during fiscal year 1996.

                                PERFECTION GROUP
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     During fiscal year 1996 the Company also had a note payable to a stockholder of the Company due in monthly installments of $8,500 including interest at the applicable mid-term federal rate, personally guaranteed by officers of the Company. There was approximately $451,000 oustanding on the note at September 30, 1996. The note was paid in full in March 1997.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various equipment and a facility under noncancelable operating lease agreements. These leases expire on various dates through 1999. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending September 30 --
     1998............................  $     154
     1999............................         12
                                       ---------
          Total......................  $     166
                                       =========

     Total rent expense under all operating leases was approximately $0 and $9,625 for the years ended September 30, 1996 and 1997, respectively.

  LITIGATION

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

  ADVISORY SERVICES AGREEMENT

     On February 6, 1998, the Company entered into an agreement with two former stockholders of the Company (the "stockholders") to terminate the stockholders Advisory Services Agreement. Under the agreement, the Company agreed to pay the stockholders $170,000, payable in three monthly installments of approximately $57,000 commencing on March 15, 1998. During fiscal years 1996 and 1997, the Company expensed approximately $8,000 and $16,000, respectively, relating to the Advisory Services Agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Drive Line, Inc.:

     We have audited the accompanying balance sheets of Drive Line, Inc. (a Florida corporation), as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of Drive Line, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drive Line, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 15, 1998

                                DRIVE LINE, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,
                                       --------------------    MARCH 31,
                                         1996       1997         1998
                                       ---------  ---------   -----------
                                                              (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     111  $      61     $    28
     Accounts receivable, net........        452        586       1,011
     Receivables from related
       parties.......................        286        593         604
     Inventories.....................      1,267      1,855       2,016
     Prepaid expenses and other......         62     --               4
                                       ---------  ---------   -----------
          Total current assets.......      2,178      3,095       3,663
PROPERTY AND EQUIPMENT, net..........        392      1,564       1,768
INVESTMENT IN REAL ESTATE............        397     --          --
RECEIVABLES FROM RELATED PARTIES,
  net................................        214     --          --
                                       ---------  ---------   -----------
          Total assets...............  $   3,181  $   4,659     $ 5,431
                                       =========  =========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $     378  $     360         819
     Payables to related parties.....        129      1,414       1,705
     Line of credit..................      1,000      1,000         984
     Current maturities of long-term
       debt..........................         31         65          62
                                       ---------  ---------   -----------
          Total current
             liabilities.............      1,538      2,839       3,570
LONG-TERM DEBT, net..................         42      1,173       1,351
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 100
       shares authorized, issued and
       outstanding...................     --         --          --
     Additional paid-in capital......         37         37          37
     Retained earnings...............      1,564        610         473
                                       ---------  ---------   -----------
          Total shareholders'
             equity..................      1,601        647         510
                                       ---------  ---------   -----------
          Total liabilities and
             shareholders' equity....  $   3,181  $   4,659     $ 5,431
                                       =========  =========   ===========

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                           YEAR ENDED          THREE MONTHS ENDED
                                           DECEMBER 31,              MARCH 31,
                                       --------------------  -------------------------
                                         1996       1997       1997           1998
                                       ---------  ---------  ---------    ------------
                                                                    (UNAUDITED)
REVENUES.............................  $   4,227  $   5,997  $   1,745       $1,719
COST OF SALES........................      2,290      3,385        958        1,205
                                       ---------  ---------  ---------    ------------
          Gross profit...............      1,937      2,612        787          514
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,008      1,530        376          486
                                       ---------  ---------  ---------    ------------
          Income from operations.....        929      1,082        411           28
OTHER INCOME (EXPENSE):
     Interest expense................        (54)      (191)       (10)        (110)
     Other income, net...............         67         47          4           29
                                       ---------  ---------  ---------    ------------
NET INCOME (LOSS)....................  $     942  $     938  $     405       $  (53)
                                       =========  =========  =========    ============

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                      TOTAL
                                        COMMON       PAID-IN      RETAINED     SHAREHOLDERS'
                                         STOCK       CAPITAL      EARNINGS        EQUITY
                                        -------    -----------    ---------    -------------
BALANCE, December 31, 1995...........    $  --        $  37        $ 1,152        $ 1,189
     Net income......................       --           --            942            942
     Distributions...................       --           --           (530)          (530)
                                        -------         ---       ---------    -------------
BALANCE, December 31, 1996...........       --           37          1,564          1,601
     Net income......................       --           --            938            938
     Distributions...................       --           --         (1,892)        (1,892)
                                        -------         ---       ---------    -------------
BALANCE, December 31, 1997...........       --           37            610            647
     Net loss (unaudited)............       --           --            (53)           (53)
     Distributions (unaudited).......       --           --            (84)           (84)
                                        -------         ---       ---------    -------------
BALANCE, March 31, 1998
  (unaudited)........................    $  --        $  37        $   473        $   510
                                        =======         ===       =========    =============

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED        THREE MONTHS ENDED
                                           DECEMBER 31,           MARCH 31,
                                       --------------------  --------------------
                                         1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $     942  $     938  $     405  $     (53)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities --
     Depreciation and amortization...         14         31          7          8
     Changes in assets and
      liabilities --
       Accounts receivable, net......        (64)      (134)      (355)      (425)
       Receivables from related
         parties.....................        492       (561)      (228)       (11)
       Inventories...................       (464)      (588)      (140)      (161)
       Prepaid expenses and other....       (205)        (7)    --             (4)
       Accounts payable and accrued
         expenses....................        (55)       (18)      (237)       459
       Payables to related parties...        101      1,285     --         --
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) operating
                  activities.........        761        946       (548)      (187)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate..........       (397)    --         --         --
  Purchases of property and
   equipment.........................       (148)    (1,188)       (61)      (212)
                                       ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities.........       (545)    (1,188)       (61)      (212)
                                       ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line
   of credit.........................        405     --         --            (16)
  Proceeds from long-term debt.......         30      1,667        999        485
  Payments on long-term debt.........        (23)      (502)      (345)       (19)
  Distributions to shareholders......       (530)      (973)       (43)       (84)
                                       ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities.........       (118)       192        611        366
                                       ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................         98        (50)         2        (33)
CASH AND CASH EQUIVALENTS, beginning
 of period...........................         13        111        111         61
                                       ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
 period..............................  $     111  $      61  $     113  $      28
                                       =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid during the period for --
     Interest........................  $      54  $     191  $       4  $      43
  Non cash distribution to
   shareholders......................     --            919     --         --

   The accompanying notes are an integral part of these financial statements.

                                DRIVE LINE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Drive Line, Inc. (the Company), a Florida corporation, headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. The Company primarily distributes commercial vehicle parts to Original Equipment Manufacturers (OEMs) and other end-users and military vehicle parts to the United States military.

     On June 24, 1998, Transportation Components, Inc., dba TransCom USA, consummated its initial public offering and acquired all outstanding shares of the Company's common stock in exchange for cash and shares of TransCom USA's common stock. Approximately $1.5 million of property and equipment, which is included in the balance sheet at March 31, 1998, was distributed to the shareholders. In addition, shareholders of the Company assumed liabilities of approximately $1.2 million, which are included in the balance sheet at March 31, 1998. Had these distributions been made at March 31, 1998, the effect on the Company's balance sheet would have been to decrease shareholders' equity by approximately $283,000. Drive Line made a cash distribution of approximately $438,000 which represented Drive Line's estimated S Corporation accumulated adjustment account. Drive Line funded this distribution through cash on hand and borrowings from existing sources. Had these distributions been made at March 31, 1998, the effect on Drive Line's balance sheet would have been to increase liabilities by $278,000 and decrease stockholders' equity by $438,000. Concurrently with the Merger, the Company entered into an agreement with the shareholders to lease certain facilities used in the Company's operations for negotiated amounts and terms.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out method (FIFO).

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped.

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby Drive Line, Inc., is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes in the accompanying historical financial statements. Drive Line, Inc., will terminate its S Corporation status concurrently with the effective date of this offering.

  FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  SIGNIFICANT SUPPLIERS

     For the years ended December 31, 1996 and 1997, three suppliers accounted for 37 percent and 48 percent of total inventory purchases, respectively.

  SIGNIFICANT CUSTOMERS

     For the years ended December 31, 1996 and 1997, two customers accounted for 22 percent and 16 percent of total revenues, respectively.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENT

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires that a public business enterprise report financial and descriptive information about its reporting operating segments. The Company will adopt SFAS No. 131 in 1998.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES    --------------------
                                          IN YEARS        1996       1997
                                        -------------   ---------  ---------
Land.................................      --           $     162  $     162
Buildings............................          30             169      1,313
Vehicles.............................           5             100         86
Machinery and equipment..............         5-7              29         39
Office furniture and equipment.......           5              58         62

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
Leasehold improvements...............           7               8          8
                                                        ---------  ---------
     Total...........................                         526      1,670
Less -- Accumulated depreciation and
  amortization.......................                        (134)      (106)
                                                        ---------  ---------
     Property and equipment, net.....                   $     392  $   1,564
                                                        =========  =========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts receivable, trade...........  $     518  $     652
Less -- Allowance for doubtful
  accounts...........................        (66)       (66)
                                       ---------  ---------
                                       $     452  $     586
                                       =========  =========

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Accounts payable, trade..............  $     299  $     280
Accrued compensation and benefits....         79         80
                                       ---------  ---------
                                       $     378  $     360
                                       =========  =========

5.  LINE OF CREDIT AND LONG-TERM DEBT:

  LINE OF CREDIT

     The Company has a line of credit agreement which provides for borrowings up to $1 million with a financial institution that is secured by accounts receivable and inventory. The agreement is guaranteed jointly and severally by the shareholders of the Company. Interest accrues at the financial institution's prime rate plus 0.5 percent, which was nine percent at December 31, 1997. The line of credit expires on September 18, 1998. The total $1 million available under the agreement was outstanding at December 31, 1996 and 1997, respectively.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                           DECEMBER 31,
                                       --------------------
                                         1996       1997
                                       ---------  ---------
Notes payable to financial
  institutions in total monthly
  installments of $15,630, including
  interest ranging from 8.25% to 9%,
  partially secured by certain
  vehicles and a building, guaranteed
  jointly and severally by the
  shareholders of the Company, with
  final payments due between January
  2002 to April 2006.................  $      73  $   1,238
Less -- Current maturities...........        (31)       (65)
                                       ---------  ---------
                                       $      42  $   1,173
                                       =========  =========

     Certain of the Company's loan agreements contain requirements regarding working capital and financial ratios. The Company was in compliance with all provisions of its loan agreements at December 31, 1997.

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

1998.................................  $      65
1999.................................         61
2000.................................         37
2001.................................         28
2002.................................         23
Thereafter...........................      1,024
                                       ---------
                                       $   1,238
                                       =========

6.  RELATED-PARTY TRANSACTIONS:

     The Company has entered into several transactions with related entities, resulting in loans receivable, notes receivable and notes payable with related parties.

     The receivable bears interest of ten percent, with maturing in June 1998 and is partially secured by residential property. The receivable totaled approximately $500,000 and $593,000, including accrued interest of approximately $25,000 and $50,000, respectively, at December 31, 1996 and 1997, respectively.

     In addition, the Company has notes payable to shareholders of approximately $129,000 and $1,414,000 at December 31, 1996 and 1997, respectively. The notes payable to shareholders bear interest of ten percent annually and are due in June 1998.

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases its warehouse and office space under noncancelable lease agreements, including leases with related parties. These leases expire on various dates through February 1998. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases. Minimum operating lease payments for 1998 are $8,000.

     Total rent expense under all operating leases, including leases with related parties was approximately $46,000 and $48,000 for the years ended December 31, 1996 and 1997, respectively.

  LITIGATION

     In March 1995, the Company and two of its officers and controlling persons, pled guilty to one felony count of submission of a false document to the Defense Logistics Agency of the United States government. The Company paid a fine of $200,000 and the officers each paid a fine of $2,500 in satisfaction of the judgments against them. The violation occurred during 1989 in the course of a transaction between the Company and the Defense Logistics Agency involving heavy duty parts valued at approximately $6,200. The Company remains a vendor for the United States government and derives approximately 15 percent of its revenues from parts sales to the United States government.

     At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

                                DRIVE LINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  EMPLOYEE RETIREMENT PLAN

     The Company participates in a profit-sharing and a money purchase pension plan (the Plans) which cover eligible employees at least 20 years of age who have completed at least one year of service. The money purchase pension plan requires an annual employer contribution on behalf of qualified employees in the amount of five percent of total compensation. Employer contributions to the profit-sharing plan are discretionary with no minimum contributions required. Employer matching contributions for both plans totaled approximately $78,000 and $79,000 for the years ended December 31, 1996 and 1997, respectively.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director or officer who is successful on the merits in defense of a suit against such person.

     The Company intends to enter into Indemnity Agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

        EXHIBIT
         NUMBER                                            DESCRIPTION OF EXHIBITS
------------------------  ------------------------------------------------------------------------------------------
          *3.1       --   Amended and Restated Certificate of Incorporation of Transportation Components, Inc., as
                          amended
          *3.2       --   Bylaws of Transportation Components, Inc., as amended
          *4.1       --   Form of certificate evidencing ownership of Common Stock of Transportation Components,
                          Inc.
           5.1       --   Opinion of Bracewell & Patterson, L.L.P.
         *10.1       --   Transportation Components, Inc., 1998 Long-Term Incentive Plan
         *10.2       --   Transportation Components, Inc., 1998 Non-Employee Directors' Stock Plan
         *10.3       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., Charles W. Carter Co. -- Los Angeles and the Stockholders named herein.

         *10.4       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., Proveedor Mayorista al Refaccionario, S.A. de C.V. (Promare) and the
                          Stockholders named herein.
         *10.5       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., PIA Acquisition Corporation, Plaza Automotive, Inc. and the Stockholders
                          named herein
         *10.6       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., CBC Acquisition Corporation, The Cook Brothers Companies, Inc. and the
                          Stockholders named herein
         *10.7       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., TPE Acquisition Corporation, TPE, Inc. and the Stockholders named herein
         *10.8       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., UFS Acquisition Corporation, Universal Fleet Supply and the Stockholders
                          named herein
         *10.9       --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., DLI Acquisition Corporation, Drive Line, Inc. and the Stockholders named herein
         *10.10      --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., GWI Acquisition Corporation, TOI Acquisition Corporation, OTP
                          Acquisition Corporation, Gear and Wheel, Inc., Try One, Inc., Ocala Truck Parts, Inc. and
                          the Stockholders named herein
         *10.11      --   Agreement and Plan of Organization dated as of April 14, 1998, by and among Transportation
                          Components, Inc., CTC Acquisition Corporation, LLL Acquisition Corporation, MLS
                          Acquisition Corporation, Transportation Components Company, L.L.L., Inc. and MSL, Inc.and
                          the Stockholders named herein
         *10.12      --   Agreement and Plan of Organization dated as of April 14, 1998 by and among Transportation
                          Components, Inc., APM Acquisition Corporation, AIII Acquisition Corporation, Amparts,
                          Inc., Amparts International, Inc. and the Stockholders named herein
         *10.13      --   Agreement and Plan of Organization dated as of April 14, 1998 by and among Transportation
                          Components, Inc., Perfection Equipment Company and the Stockholders named herein
         *10.14      --   Form of Employment Agreement between Transportation Components, Inc. and each of Messrs.
                          Young, Gooch, McConnell, Pryzant and Bucaro
          10.15      --   Reserved
          10.16      --   Reserved
          10.17      --   Reserved
          10.18      --   Reserved
          10.19      --   Reserved
         *10.20      --   Form of Founders' Employment Agreement
         *10.21      --   Form of Agreement Among Certain Stockholders
         *10.22      --   Form of Indemnity Agreement with Notre Capital Ventures II, L.L.C.
         *21.1       --   List of subsidiaries of Transportation Components, Inc.
          23.1       --   Consent of Arthur Andersen LLP
          23.2       --   Consent of Arthur Andersen LLP
          23.3       --   Consent of Ernst & Young LLP, Independent Auditors
          23.4       --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5.1)
          24.1       --   Power of Attorney (included on signature page to this Registration Statement)
         *27         --   Financial Data Schedule

------------

* Filed as an exhibit to the Company's Form S-1 (Registration No. 333-50447) under an exhibit number identical to that described herein and incorporated herein by this reference.

     (b)  Financial Statement Schedules

     All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and therefore have been omitted.

     (c)  Reports, Opinions and Appraisals

     The following reports, opinions and appraisals are included herein.

        None.

ITEM 22.  UNDERTAKINGS

     (a)  Regulation S-K, Item 512 Undertakings

          (1)  The undersigned registrant hereby undertakes:

             (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2)  Registration on Form S-4 of Securities Offered for Resale.

             (i) The undersigned hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

             (ii) The registrant undertakes that every prospectus (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of new securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the mattter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned hereby undertakes to supply by means of a supplement or a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TRANSPORTATION COMPONENTS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, AUGUST 3, 1998.

                                          TRANSPORTATION COMPONENTS, INC.
                                          By:  /s/ T. MICHAEL YOUNG
                                                     T. MICHAEL YOUNG
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints T. Michael Young and Paul E. Pryzant, each with full power to act without the other, his or her true and lawful Attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the name, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorney-in-fact and agent full power and authority to do and perform each and every act and thing he or she might do or could do in person, hereby ratifying and confirming all that said Attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON AUGUST 3, 1998.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------   ---------------
                 /s/T. MICHAEL YOUNG                    Chairman of the Board; Chief Executive   August 3, 1998
              T. MICHAEL YOUNG                          Officer and President
                                                        (Principal Executive Officer)
             /s/HUGH H. N. McCONNELL, JR.               Senior Vice President; Chief Financial   August 3, 1998
              HUGH H. N. MCCONNELL, JR.                 Officer and Director
                                                        (Principal Financial and Accounting
                                                        Officer)
                   /s/JOHN R. OREN                      Director                                 August 3, 1998
                     JOHN R. OREN
                    /s/J. DAVID GOOCH                   Executive Vice President, Chief          August 3, 1998
                    J. DAVID GOOCH                      Development Officer and Director
              /s/LOUIS J. BOGGEMAN, JR.                 Senior Vice President; Chief Operating   August 3, 1998
                LOUIS J. BOGGEMAN, JR.                  Officer and Director

                                      II-5

                /s/HENRY B. COOK, JR.                   Vice President -- Purchasing             August 3, 1998
                  HENRY B. COOK, JR.                    and Director
                  /s/THOMAS A. WORK                     Director                                 August 3, 1998
                    THOMAS A. WORK
                   /s/PETER D. LUND                     Director                                 August 3, 1998
                    PETER D. LUND
                 /s/EVERETT W. PETRY                    Director                                 August 3, 1998
                   EVERETT W. PETRY
               /s/RODOLFO A. DEUMICHEN                  Director                                 August 3, 1998
                 RODOLFO A. DEUMICHEN
                  /s/RONALD G. SHORT                    Director                                 August 3, 1998
                   RONALD G. SHORT
                  /s/MAURA L. BERNEY                    Director                                 August 3, 1998
                   MAURA L. BERNEY
                 /s/LAWRENCE K. KING                    Director                                 August 3, 1998
                   LAWRENCE K. KING
                   /s/I. T. CORLEY                      Director                                 August 3, 1998
                     I. T. CORLEY
               *By: /s/T. MICHAEL YOUNG
                   T. MICHAEL YOUNG
                   ATTORNEY-IN-FACT

                                      II-6